                          SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                            EXCHANGE ACT OF 1934

                             (AMENDMENT NO. 1)





Filed by the Registrant (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

(X)   Preliminary Proxy Statement

( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

( ) Definitive Proxy Statement


( ) Definitive Additional Materials

( ) Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      MARQUEST MEDICAL PRODUCTS, INC.

              (Name of Registrant as Specified in Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

( ) No fee required.

(X) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: COMMON STOCK, NO PAR VALUE, OF MARQUEST MEDICAL PRODUCTS, INC.

(2) Aggregate number of securities to which transaction applies: 15,788,008

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $0.797 PER SHARE

(4) Proposed maximum aggregate value of transaction: $12,583,031

(5) Total fee paid: $2,516.61

(X) Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:_________________________________________.

(2) Form, Schedule or Registration Statement No.:________________________.

(3) Filing Party:__________.

(4) Date Filed:___________.

              [Letterhead of Marquest Medical Products, Inc.]


Dear Shareholder:

    You are cordially invited to attend a Special Meeting of shareholders of Marquest Medical Products, Inc. (the "Company") which will be held on July 28, 1997, at the offices of LeBoeuf, Lamb, Greene & MacRae, LLP, Suite 2000, 633 17th Street, Denver, Colorado 80202. The meeting will start at 10:00 a.m., local time.

    At this important meeting, the holders of the Company's common stock (the "Company Common Stock") will be asked to approve an agreement and plan of merger (the "Merger Agreement") pursuant to which the holders of Company Common Stock will receive $0.797 in cash per share of Company Common Stock and the Company will become a wholly-owned subsidiary of Vital Signs, Inc. (the "Merger"). Following the Merger, holders of Company Common Stock will have no further interest in the Company.

    The accompanying Proxy Statement and the Annexes thereto contain a summary description of the Merger (beginning on page [__]) followed by a more detailed discussion of the Merger, including the reasons for, and the benefits of, the Merger. Because a summary is not, by its nature, complete, shareholders are urged to read the Proxy Statement and Annexes in their entirety.

    The Board of Directors believes that this merger is advisable, is in the best interests of the Company and its shareholders and offers the Company's shareholders a greater return than would be available if the Company were to remain a stand-alone entity.

    The Board of Directors has received the opinion of its financial advisor, Hanifen, Imhoff, Inc., that as of the date hereof and based on the factors and assumptions described in such opinion, the Merger is fair, from a financial point of view, to the holders of Company Common Stock. A copy of this opinion is set forth in Annex II of the Proxy Statement and shareholders should read it in its entirety.

    Approval of the Merger Agreement by two thirds of the Company's shareholders entitled to vote thereon is a condition to the consummation of the Merger. It is presently anticipated that the Merger will be consummated in mid-1997.

    Scherer Healthcare, Inc. owns beneficially 50.44% of the outstanding common stock of the Company. Robert P. Scherer, Jr., who is the majority shareholder of Scherer Healthcare, Inc. and the Chief Executive Officer of Scherer Healthcare, Inc. and the Company, owns beneficially 10.82% and has voting control over another 3.60% of the common stock of the Company. Together, Scherer Healthcare and Mr. Scherer have voting control over approximately 97% of the shares of common stock of the Company necessary to approve the Merger. Scherer Healthcare, Inc., subject to obtaining the approval of a majority of its stockholders at a special meeting called for that purpose and Mr. Scherer have informed the Company that they intend to vote their shares of Company Common Stock in favor of the Merger. In addition to the consideration to be received by Scherer Healthcare, Inc. and Mr. Scherer in the merger through their ownership of Company Common Stock,

Scherer Healthcare, Inc. will receive $5,860,000 from Vital Signs from the sale of certain assets to Vital Signs, Inc. and for a covenant not to compete with Vital Signs and Mr. Scherer will receive $140,000 from Vital Signs, Inc. for a covenant not to compete with Vital Signs, Inc.

    YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT, BELIEVES THAT THEY ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

    Even if you plan to attend the meeting, we urge you to mark, sign and date the enclosed proxy and return it promptly. You have the option to revoke it at any time or to vote your shares personally on request if you attend the meeting.

    IF YOU DO NOT RETURN THE PROXY CARD AND DO NOT VOTE AT THE MEETING, IT WILL HAVE THE SAME EFFECT AS IF YOU VOTED AGAINST THE MERGER AGREEMENT.

    Holders of record of Company Common Stock at the close of business on June 27, 1997 will be entitled to one vote for each share of Company Common Stock they hold. For the transaction to be approved, the proposal must be approved by the holders of at least two-thirds of the outstanding shares of Company Common Stock entitled to vote. Your vote is important no matter how many shares you hold.

    Holders of Company Common Stock have the right to dissent from consummation of the Merger and, upon compliance with the procedural requirements of the Colorado Business Corporation Act, to receive the "fair value" of their shares if the Company's Merger is effected. Reference is made to the detailed information regarding dissenters' rights contained in the accompanying Proxy Statement.

    Promptly after the Merger, a letter of transmittal will be mailed to each holder of record of shares of Company Common Stock. PLEASE DO NOT SEND YOUR COMPANY COMMON STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD AT THIS TIME. LATER, YOU WILL RECEIVE THE LETTER OF TRANSMITTAL WHICH WILL INCLUDE INSTRUCTIONS AS TO THE PROCEDURE TO BE USED IN EXCHANGING YOUR COMPANY COMMON STOCK CERTIFICATES FOR $0.797 IN CASH PER SHARE OF COMPANY COMMON STOCK.


                                            Sincerely,


                                            Robert P. Scherer, Jr.
                                            CHAIRMAN OF THE BOARD AND CHIEF
                                            EXECUTIVE OFFICER


June __, 1997

                       MARQUEST MEDICAL PRODUCTS, INC.

                          11039 EAST LANSING CIRCLE
                          ENGLEWOOD, COLORADO 80112
                                (303) 790-4835

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD JULY 28, 1997


TO THE SHAREHOLDERS OF MARQUEST MEDICAL PRODUCTS, INC.:

    A Special Meeting of shareholders (the "Special Meeting") of Marquest Medical Products, Inc., a Colorado corporation (the "Company"), will be held on July 28, 1997, at the offices of LeBoeuf, Lamb, Greene & MacRae, LLP, Suite 2000, 633 17th Street, Denver, Colorado 80202., for the following purposes:

    1. To consider and vote upon the approval of an Agreement and Plan of Merger, dated as of March 14, 1997, as amended (the "Merger Agreement"), by and among Vital Signs, Inc., a New Jersey corporation ("VSI"), VSI Acquisition Corporation ("Newco"), a Colorado corporation and a wholly-owned subsidiary of VSI, and the Company, providing for the merger of Newco with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly-owned subsidiary of VSI, and, whereby, with certain limitations, upon effectiveness of the Merger, all then-outstanding Company common stock, no par value (the "Company Common Stock") (other than any Company Common Stock held by VSI, Newco or any of their subsidiaries, or in the treasury of the Company, all of which will be cancelled, and Company Common Stock held by shareholders who perfect their appraisal rights under Article 113 of the Colorado Business Corporation Act), will be converted into the right to receive $0.797 per share of Company Common Stock in cash, without interest; and

    2. To transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

    Shareholders of record at the close of business on June 27, 1997 will be entitled to notice of and to vote at the Special Meeting or at any adjournment(s) thereof. EVEN IF YOU NOW EXPECT TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED, POSTAGE-PAID ENVELOPE. If you do attend the Special Meeting, you may vote in person, whether or not you have sent in your proxy. If you do not vote at the meeting and do not send in your proxy, it will have the same effect as if you voted against the proposed Merger.

    When the proxies are executed and returned, Company Common Stock represented thereby will be voted in accordance with the indicated instructions either "for" or "against." IF NO INSTRUCTIONS HAVE BEEN SPECIFIED ON A RETURNED SIGNED PROXY, COMPANY COMMON STOCK REPRESENTED THEREBY WILL BE COUNTED FOR DETERMINING WHETHER A QUORUM IS PRESENT AND WILL BE VOTED "FOR" THE APPROVAL OF THE MERGER AGREEMENT. Broker non-votes and abstentions will have the effect of a vote against the adoption of the Merger Agreement.

    Holders of Company Common Stock have the right to dissent from consummation of the Merger and, upon compliance with the procedural requirements of the Colorado Business Corporation Act, to receive "fair value" of their shares if the Merger is effected. See "The Merger-Dissenters' Rights" in the Proxy Statement.

By Order of the Board of
Directors,



Margaret Von der Schmidt
Secretary

Englewood, Colorado

June __, 1997

                       MARQUEST MEDICAL PRODUCTS, INC.
                               PROXY STATEMENT

                                June __, 1997


    This Proxy Statement is being furnished by the Board of Directors of Marquest Medical Products, Inc., a Colorado corporation (the "Company"), in connection with a special meeting of holders of the Company's Common Stock (the "Shareholders") to be held on July 28, 1997 at 10:00 a.m., local time, at the offices of LeBoeuf, Lamb, Greene & MacRae, LLP, Suite 2000, 633 17th Street, Denver Colorado, 80202, and any and all adjournments or postponements thereof (the "Special Meeting").

    At the Special Meeting, Shareholders will be asked to consider and vote upon the approval of the Agreement and Plan of Merger, dated as of March 14, 1997, as amended (the "Merger Agreement"), by and among Vital Signs, Inc., a New Jersey corporation ("VSI"), Vital Signs Acquisition Corporation, a Colorado corporation and a wholly-owned subsidiary of VSI ("Newco"), and the Company, and any other matters as may properly come before the Special Meeting and any postponements or adjournments thereof. The Merger Agreement provides for the merger (the "Merger") of Newco with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of VSI. Pursuant to the Merger Agreement, all shares of the Company's Common Stock, no par value (the "Company Common Stock"), outstanding at the effective time of the Merger (other than Company Common Stock held by VSI, Newco or any of their subsidiaries, or in the treasury of the Company, all of which will be cancelled, and Company Common Stock held by Shareholders who perfect their dissenters' rights under Article 113 of the Colorado Business Corporation Act ("BCA")) will be converted into the right to receive $0.797 per share of Company Common Stock in cash, without interest.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE BY SHAREHOLDERS FOR APPROVAL OF THE MERGER AGREEMENT.

    This Proxy Statement and the accompanying form of proxy are being mailed to all holders of Company Common Stock of record as of June 27, 1997 (the "Record Date") and are first being sent to such shareholders on or about the date hereof. ONLY SHAREHOLDERS OF RECORD ON THE RECORD DATE ARE ENTITLED TO VOTE AT THE SPECIAL MEETING.

    The affirmative vote of two-thirds of outstanding shares of Company Common Stock is required to approve the Merger. Scherer Healthcare, Inc. ("Scherer Healthcare"), which beneficially owned 7,211,192 shares of Company Common Stock as of the Record Date, representing approximately 50.44% of the outstanding Company Common Stock, has advised the Company that it has agreed with VSI to vote its Company Common Stock for approval of the Merger if authorized to do so by the shareholders of Scherer Healthcare at a special meeting (the "Scherer Special Meeting"), scheduled to be held prior to the Company's Special Meeting, on

July 28, 1997. In addition, Robert P. Scherer, Jr., Chairman of the Board and Chief Executive Officer of the Company and of Scherer Healthcare and the majority shareholder of Scherer Healthcare, who, in addition to Company Common Stock held by Scherer Healthcare that he may be deemed to beneficially own, beneficially owned 1,546,392 shares of Company Common Stock on the Record Date and had voting authority over an additional 515,464 shares of Company Common Stock, representing approximately 14.42% of the outstanding shares of Company Common Stock in the aggregate, has advised the Company that he intends to vote such Company Common Stock for approval of the Merger Agreement. Accordingly, Mr. Scherer will have the ability to vote or direct the voting of approximately 64.86% of the outstanding shares of Company Common Stock, or approximately 97% of the shares necessary to approve the Merger.

    The Company's principal executive offices are located at 11039 East Lansing Circle, Englewood, Colorado 80112, and its telephone number is (303) 790-4835. The cost of solicitation of proxies will be borne by the Company.

    The date of this Proxy Statement is June __, 1997.

                                  TABLE OF CONTENTS

SUMMARY................................................................................1
   The Special Meeting.................................................................3
      Date, Time and Place.............................................................3
      Purpose of the Special Meeting...................................................3
      Quorum...........................................................................3
      Record Date; Shareholders Entitled to Vote.......................................3
      Voting Requirements..............................................................4
   The Merger..........................................................................5
      Principal Effects of the Merger..................................................5
      Effective Time...................................................................5
      Related Transactions.............................................................5
   Background of the Merger............................................................6
   Reasons for the Merger..............................................................6
      Recommendations of the Company's Board of Directors; Reasons for the Merger......7
      Opinion of the Financial Advisor.................................................7
      Certain Federal Income Tax Consequences..........................................7
      Dissenters' Rights...............................................................7
      Sources and Amount of Funds......................................................8
   Business of the Company.............................................................8
   Business of VSI and Newco...........................................................9
   Price Range of Company Common Stock and Dividends................................. 10

SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY.................................. 11

THE MERGER........................................................................... 13
   Related Transactions.............................................................. 13
      Dealer Agreement............................................................... 13
   Payment of the Merger Consideration............................................... 15
   Background of the Merger.......................................................... 17
   Reasons for the Merger............................................................ 20
   Recommendations of the Company's Board of Directors............................... 21
   Opinion of the Financial Advisor.................................................. 22
      Analysis of Selected Publicly Traded Comparable Companies...................... 24
      Analysis of Selected Comparable Transactions................................... 25
      Discounted Cash Flow Analysis.................................................. 26
   Source and Amount of Funds........................................................ 27
   Certain Federal Income Tax Consequences........................................... 27
   Interests of Certain Persons in the Merger........................................ 29
      Severance Benefits............................................................. 29
      Early Vesting of Stock Options................................................. 30

                                     1

      Director Compensation.......................................................... 31
      Scherer Healthcare............................................................. 31
      Robert P. Scherer.............................................................. 32
   Regulatory Matters................................................................ 32
      Antitrust Matters.............................................................. 32
      Other Governmental Approvals................................................... 33
   Certain Terms of the Merger Agreement............................................. 33
      General........................................................................ 33
      Representations and Warranties of the Company.................................. 33
      Representations and Warranties of VSI.......................................... 34
      Certain Covenants of the Company............................................... 34
      Certain Covenants of VSI....................................................... 35
      Certain Other Agreements....................................................... 36
      Conditions to Obligations of VSI and Newco..................................... 36
      Conditions to Obligations of the Company....................................... 37
      Termination.................................................................... 38
   Dissenters' Rights................................................................ 40

BENEFICIAL OWNERSHIP OF SECURITIES................................................... 43
   Business of the Company........................................................... 45
   Information Concerning VSI and Newco.............................................. 45

INDEPENDENT ACCOUNTANTS.............................................................. 45

AVAILABLE INFORMATION................................................................ 45


ANNEXES
Annex I: Agreement and Plan of Merger, dated as of March 14, 1997, by and among Marquest Medical Products, Inc., Vital Signs, Inc., and Vital
            Signs Acquisition Corporation.

Annex II:   Fairness Opinion of Hanifen, Imhoff, Inc.

Annex III:  Sections 7-113-101 through 7-113-302 of the Colorado Business
            Corporation Act.

Annex IV:   The Company's Annual Report on Form 10-K for the fiscal year ended
            March 29, 1997.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND DOES NOT PURPORT TO BE COMPLETE. ALL STATEMENTS IN THE FOLLOWING SUMMARY ARE QUALIFIED BY AND ARE MADE SUBJECT TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND THE ANNEXES HERETO. THE ANNEXES ATTACHED TO THIS PROXY STATEMENT CONSTITUTE A PART OF THIS PROXY STATEMENT AND SHOULD BE CONSIDERED AS SUCH. SHAREHOLDERS ARE URGED TO READ THIS PROXY STATEMENT, INCLUDING THE ANNEXES, IN ITS ENTIRETY. THE FULL TEXT OF THE MERGER AGREEMENT IS ATTACHED HERETO AS ANNEX I AND SHOULD BE READ IN ITS ENTIRETY.

THE SPECIAL MEETING

    DATE, TIME AND PLACE

    The Special Meeting of the Shareholders of the Company, will be held on July 28, 1997, at 10:00 a.m., local time, at the offices of LeBoeuf, Lamb, Greene & MacRae, LLP, Suite 2000, 633 17th Street, Denver, Colorado 80202.

    PURPOSE OF THE SPECIAL MEETING

    At the Special Meeting, Shareholders will be asked to consider and vote upon the approval of the Merger and the other transactions contemplated by the Merger Agreement and any other matters as may properly come before the Special Meeting and any postponement or adjournment thereof. The Merger Agreement provides for the merger of Newco with and into the Company, with the Company being the surviving corporation following the Merger. Effective as of the consummation of the Merger, all then-outstanding shares of Company Common Stock (other than Company Common Stock held by VSI, Newco or any of their subsidiaries, or in the treasury of the Company, all of which will be cancelled, and Company Common Stock held by Shareholders who perfect their dissenters' rights under Article 113 of the BCA) will be converted into the right to receive $0.797 per share of Company Common Stock in cash, without interest (the "Merger Consideration"). As a result of the Merger, the Company will become a wholly-owned subsidiary of VSI.

    QUORUM

    A majority of shares of Company Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum at the Special Meeting. Abstentions, broker non-votes and proxies returned without instructions will be counted for purposes of determining whether a quorum is present at the Special Meeting.

    RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE

    The Company Common Stock is the only class of voting securities of the Company. Holders of record of Company Common Stock on the books of the Company on June 27, 1997 are entitled to notice of and to vote at the Special Meeting. On the Record Date, there were [__________] shares of Company Common Stock outstanding, which were held of record by approximately [____] persons.

    VOTING REQUIREMENTS

    Approval of the Merger and the other transactions contemplated by the Merger Agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock. Each holder of record of Company Common Stock will be entitled to one vote per share of Company Common Stock at the Special Meeting or any and all adjournments or postponements thereof. A SIGNED PROXY RETURNED WITHOUT INSTRUCTIONS WILL BE VOTED FOR APPROVAL OF THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. Abstentions and broker non-votes will have the effect of a vote against approval of the Merger and the other transactions contemplated by the Merger Agreement. Any proxy given may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the exercise of the proxy, by execution of a subsequent proxy or by voting in person at the Special Meeting.

    Scherer Healthcare, which beneficially owned 7,211,192 shares of Company Common Stock on the Record Date, representing approximately 50.44% of outstanding shares of Company Common Stock, has advised the Company that it has agreed with VSI to vote its Company Common Stock for approval of the Merger and the other transactions contemplated by the Merger Agreement if authorized to do so by the shareholders of Scherer Healthcare at the Scherer Special Meeting scheduled to be held prior to the Company's Special Meeting on July 28, 1997.
In addition, Robert P. Scherer, Jr., Chairman of the Board and Chief Executive Officer of the Company and of Scherer Healthcare and the majority shareholder of Scherer Healthcare, who, in addition to the Company Common Stock held by Scherer Healthcare, which he may be deemed to beneficially own, beneficially owned 1,546.392 shares of Company Common Stock on the Record Date and had voting control over an additional 515,464 shares of Company Common Stock, representing approximately 14.42% of outstanding Company Common Stock, has advised the Company that he intends to vote such Company Common Stock for approval of the Merger and the other transactions contemplated by the Merger Agreement. Accordingly, Mr. Scherer will have the ability to vote or direct the voting of approximately 64.86% of Company Common Stock, or approximately 97% of the shares necessary to approve the Merger.

THE MERGER

    PRINCIPAL EFFECTS OF THE MERGER

    As a result of the Merger, each outstanding share of Company Common Stock (other than shares of Company Common Stock held by VSI, Newco or any of their subsidiaries, or in the treasury of the Company, all of which will be cancelled, and shares of Company Common Stock held by Shareholders who perfect their dissenters' rights under Article 113 of the BCA) will be converted into the right to receive $0.797 per share, and the Company will become a wholly-owned subsidiary of VSI. See "The Merger--Principal Effects of the Merger."

    EFFECTIVE TIME

    The Merger will become effective (the "Effective Time of the Merger") upon the filing of the certificate of merger with the Secretary of State of the State of Colorado. It is anticipated that, subject to the satisfaction or waiver, if permissible, of the conditions set forth in the Merger Agreement, such filing will be made promptly after the Merger has been approved by the Shareholders. See "The Merger."

    RELATED TRANSACTIONS

    As part of the transactions contemplated by the Merger Agreement, (i) VSI and the Company have entered into a Dealer Agreement dated March 14, 1997, which was amended on April [__], 1997, pursuant to which VSI is entitled to distribute Company products in the United States, Canada and Puerto Rico, as well as certain international territories (the "Dealer Agreement"), (ii) VSI and Scherer Healthcare have entered into an Inducement Agreement (the "SH Inducement Agreement") pursuant to which VSI has agreed to purchase from Scherer Healthcare at the Effective Time of the Merger certain assets owned by Scherer Healthcare (the "ABG Assets") and used by the Company in the manufacture and sale of its arterial blood gas line of products (the "ABG Products") and a covenant not to compete for aggregate consideration of $5,860,000, and (iii) VSI and Robert P. Scherer, Jr. have entered into an Inducement Agreement (the "RPS Inducement Agreement") pursuant to which, among other things, VSI has agreed to purchase a covenant not to compete from Mr. Scherer for $140,000.

    The Company's agreements with most of its dealers may be terminated by either party on 30 to 90 days' notice. The Company has given 28 of its 29 domestic hospital specialty dealers notice terminating its agreements with such dealers at the end of the required notice period, which in each case expired by June 12, 1997. Subsequent to terminating those dealers, the Company entered into new arrangements with five of the dealers which provided the Company with improved margins.

    Following the termination of the dealers, one dealer has commenced a lawsuit against the Company and VSI alleging, among other things, that the termination was unlawful and the

Company has commenced a lawsuit against another dealer seeking to enjoin that dealer from violating its agreement during the period prior to termination of the agreement by soliciting customers to purchase products of other manufacturers. The Company's motion for a temporary restraining order restraining this dealer from violating the terms of its dealer agreement with the Company has been denied, and the dealer commenced a separate action against the Company and VSI, alleging among other claims, that VSI is using confidential information of that dealer in the sale of Company products. The Company believes that its position in both of these matters is meritorious, but is unable to predict the outcome of either lawsuit or whether other lawsuits will be filed by other dealers as a result of their termination.

BACKGROUND OF THE MERGER

    For a description of the Background of the Merger, see "The Merger-Background of the Merger."

REASONS FOR THE MERGER

    The method by which medical devices are distributed in the United States is in the process of a significant structural change. This structural change has had a significant negative impact on smaller medical device manufacturers such as the Company that have limited or non-proprietary product lines and cost structures which make it difficult to compete on a basis where price is the primary purchasing factor. In recognition of the structural changes in the medical device market and the Company's own limited ability to meet the challenges posed by those changes because of its limited financial resources, the Company's Board of Directors (with Mr. Scherer abstaining) concluded that the Merger would provide a greater return to the Shareholders than any of the other alternatives available to the Company. In reaching this conclusion, the Company's Board considered the fact that the per share price offered by VSI was approximately 29% less than the market price of Company Common Stock at the time the Merger was announced, but concluded that the price on the date the merger was announced was not necessarily indicative of the fair value of the Company Common Stock because of the volatility of the stock's market price. The Board compared the price offered by VSI to the average market price of Company Common Stock during the three calendar months and the calendar month preceding the announcement and to the Company's book value per share of Common Stock and found that the price offered by VSI was approximately 11% higher than the average price of Company Common Stock during the three calendar months preceding the month in which the Merger was announced, was approximately 14.3% higher than the average price of Company Common Stock during the calendar month preceding the month in which the Merger was announced, and was more than twice the per share book value of the Common Stock of the Company as at December 28, 1996, the date of the Company's most recent quarterly financial statements preceding the date on which the Merger was announced. See "The Merger-Reasons for the Merger" and "Price Range of Company Common Stock and Dividends."

    RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS; REASONS FOR THE MERGER

    The Board of Directors has adopted the Merger Agreement (with Mr. Scherer abstaining) and recommends that the Shareholders vote for the approval of the Merger and the other transactions contemplated by the Merger Agreement.

    The Company's Board provided its approval and recommendation after consideration of a number of factors, which are described under the heading "The Merger-Recommendations of the Board." In considering the recommendations of the Company's Board, the Shareholders should be aware that certain members of the Company's management and Board have certain interests in the Merger that are in addition to the interests of the Shareholders. The Company's Board was aware of these interests and considered them, among other matters, in adopting the Merger Agreement and approving the Merger and the other transactions contemplated by the Merger Agreement. See "-Related Transactions," "The Merger--Related Transactions" and "Interests of Certain Persons in the Merger."

    OPINION OF THE FINANCIAL ADVISOR

    The Company engaged Hanifen, Imhoff, Inc. ("Hanifen") to act as its financial advisor in connection with the Merger and related matters. On March 14, 1997, Hanifen delivered to the Company's Board its written opinion (the "Hanifen Opinion") that the Merger Consideration to be received by Shareholders pursuant to the Merger is fair to such holders from a financial point of view.

    The full text of the Hanifen Opinion, which sets forth the procedures followed, matters considered and assumptions made in connection with rendering such opinion, as well as certain interests and relationships of Hanifen with the Company, is attached as Annex II to this Proxy Statement. The Hanifen Opinion will not be updated and is limited to the facts and circumstances in existence on March 14, 1997, the date on which the opinion was delivered to the Company's Board. See "The Merger--Opinion of the Financial Advisor." SHAREHOLDERS ARE URGED TO READ THE HANIFEN OPINION IN ITS ENTIRETY.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The Shareholders' receipt of cash for Company Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and other tax laws. See "The Merger--Certain Federal Income Tax Consequences."

    DISSENTERS' RIGHTS

    Shareholders may demand an appraisal by the appropriate Colorado state court of the "fair value" of their Company Common Stock under Article 113 of the BCA, in lieu of accepting the Merger Consideration. A Shareholder electing to demand an appraisal must deliver to the Company, before the taking of the vote on the Merger, a written demand for appraisal of such Shareholder's Company Common Stock. A proxy or vote against the Merger or an abstention or broker non-vote will not constitute such a demand. A vote in favor of the Merger by a Shareholder will have the effect of waiving such Shareholder's dissenters' rights. See "The Merger--Dissenters' Rights."

    SOURCES AND AMOUNT OF FUNDS

    The total amount of funds required by VSI for the payment of the Merger Consideration, to repay certain indebtedness owed by the Company, to purchase the ABG Assets and the covenants not to compete from Scherer Healthcare and Robert P. Scherer, Jr. and to pay related fees and expenses, is expected to be approximately $23 million. VSI has advised the Company that it will pay for such obligations primarily from cash on hand.

    TERMINATION; PAYMENTS UPON TERMINATION

    The Merger Agreement may be terminated by the mutual consent of the parties or upon the happening of certain events, including the failure of the representations or warranties of either party to be true, the failure of either party to comply with its obligations under the Merger Agreement or the failure of the Shareholders to approve the Merger.

    If, at the time of the termination of the Merger Agreement, there is outstanding an offer by a third party to acquire (i) more than 25% of Company Common Stock or (ii) the Company or more than 25% of its assets, and, within two years following the termination of the Merger, such a transaction involving the Company is closed with a party other than, in certain circumstances, Scherer Healthcare, the Company is obligated to pay VSI a termination fee of $1,500,000.

    If the Merger Agreement is terminated because of a material default by VSI of its obligations under the Merger Agreement, VSI is obligated to pay the Company liquidated damages of $800,000. See "The Merger--Certain Terms of the Merger Agreement--Termination."

BUSINESS OF THE COMPANY

    The business of the Company principally consists of manufacturing and marketing disposable medical devices, supplies and equipment for use in the respiratory care, cardiopulmonary support and anesthesia markets. The Company manufactures and distributes four major groups of products for these markets: blood collection systems for diagnostic testing, including ABG Products; aerosolized medication delivery systems, consisting primarily of disposable nebulizers; heated humidification systems; and anesthesia and respiratory breathing systems. See "Business of the Company."

BUSINESS OF VSI AND NEWCO

    VSI and its subsidiaries design, manufacture and market single-use medical products for anesthesia, respiratory and critical care. Newco is a newly-formed Colorado corporation that has not conducted any business except in connection with the transactions related to the Merger. See "Information Concerning VSI and Newco."

PRICE RANGE OF COMPANY COMMON STOCK AND DIVIDENDS

    The Company Common Stock is traded on the Nasdaq SmallCap Market under the ticker symbol MMPI. As of the Record Date, the number of record holders of Company Common Stock was approximately [____] persons. The table below shows the quarterly high and low closing sales prices for the Company's fiscal periods indicated. All quotations were reported to the Company by Nasdaq and represent actual transactions and not inter-dealer quotations.

               QUARTERLY HIGH AND LOW SALES PRICES*

                                      HIGH                LOW

FISCAL 1995 (APRIL 3, 1994
THROUGH APRIL 1, 1995)

First Quarter                        $2-1/4              $1-5/8
Second Quarter                        1-7/8              1-1/16
Third Quarter                         1-1/2                 3/8
Fourth Quarter                        1-5/8                 1/4

FISCAL 1996 (APRIL 2, 1995
THROUGH MARCH 30, 1996)

First Quarter                           5/8                 3/8
Second Quarter                       2-5/16                7/16
Third Quarter                        1-5/16                 1/2
Fourth Quarter                       2-1/16                9/16

FISCAL 1997 (MARCH 31, 1996
THROUGH MARCH 29, 1997)

First Quarter                        1-1/16               1-3/8
Second Quarter                        1-3/4                 5/8
Third Quarter                         1-1/4                 5/8
Fourth Quarter                       1-3/16                9/32

FISCAL 1998 (MARCH 30, 1997
THROUGH MARCH 28, 1998)

FIRST QUARTER (THROUGH JUNE
11, 1997)                             25/32               19/32

    * THE INFORMATION IS PROVIDED FOR FISCAL QUARTERS.

    On March 14, 1997, the last full trading day prior to the announcement of the Merger Agreement, the reported last transaction price per share of Company Common Stock reported to the Company by Nasdaq was $1 1/8. On [___________ __], 1997, the last full trading day prior to the date of this Proxy Statement, the last transaction sales price of Company Common Stock reported to the Company by Nasdaq was $[______] per share of Company Common Stock. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT
MARKET QUOTATIONS FOR COMPANY COMMON STOCK.

    The Company has not paid any cash dividends during its last six fiscal years, and does not anticipate that dividends will be paid in the foreseeable future. Under a Colorado Deed of Trust and Security Agreement dated June 30, 1994 by the Company in favor of Colorado National Bank and a Credit and Security Agreement dated as of November 5, 1996 between the Company and Norwest Business Credit, Inc., the Company may not, without the prior written consent of each lender, pay or declare dividends on Company Common Stock. The Company has agreed in the Merger Agreement not to, and does not intend to, pay cash dividends with respect to Company Common Stock prior to the Effective Time of the Merger.

                 SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY

    The following table sets forth selected financial data of the Company as of and for each of the years in the five fiscal year period ended March 29, 1997. Such selected information is qualified by, and should be read in conjunction with, the detailed information and the financial statements and the notes related thereto appearing in the Company's Form 10-K for the fiscal year ended March 29, 1997 attached hereto as Annex IV.

                               SELECTED FINANCIAL DATA
            (Thousands of Dollars, Except Share and Per Share Amounts)

                      Fiscal     Fiscal    Fiscal    Nine     Three     Fiscal
                       Year       Year      Year    Months   Months      Year
                      Ended      Ended     Ended     Ended    Ended     Ended
                     Mar. 29,   Mar. 30,  Apr. 1,   Apr. 2,  July 3,   Apr. 3,
                       1997       1996      1995      1994     1993      1993
                     --------   --------  -------   -------  -------  --------

OPERATING DATA:
Net Revenues         $22,045    $22,443   $20,576   $17,139  $ 5,327  $ 21,935

Net Earnings
(Loss) from
Continuing
Operations before
Extraordinary Item      (473)       (60)   (3,450)   (2,312)  (1,042)  (18,542)

Net Earnings
(Loss)                  (473)       (60)   (3,450)   (2,030)    (336)  (18,338)

Earnings (Loss) per
Common Share:
Continuing
Operations before
Extraordinary Item     (0.03)     (0.01)    (0.46)    (0.51)   (0.23)    (4.17)

Net Earnings
(Loss)                 (0.03)     (0.01)    (0.46)    (0.45)   (0.07)    (4.12)

BALANCE SHEET
DATA:

Total Assets          13,424     15,393    13,992    16,929   18,366    21,007

Long-Term
Obligations            4,600      4,990     5,961     7,659    6,745       -0-

Cash Dividend
Declared Per
Common Share             0.0       0.00      0.00      0.00     0.00      0.00

Book Value per
Common Share            0.31       .034      0.15      0.44     0.71     (0.09)

Effective July 3, 1993, the Company effected a quasi-reorganization.

                                     THE MERGER

     The information contained in this Proxy Statement with respect to the Merger is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this Proxy Statement as and incorporated by reference herein. SHAREHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE MERGER AGREEMENT.

EFFECTIVE TIME

    The Effective Time of the Merger will occur upon the filing of a certificate of merger with the Secretary of the State of Colorado. It is anticipated that, subject to the satisfaction or waiver, if permissible, of the conditions set forth in the Merger Agreement, such filing will be made promptly after the Merger has been approved by the holders of two-thirds of the outstanding Company Common Stock.

PRINCIPAL EFFECTS OF THE MERGER

    Upon consummation of the Merger, Newco will be merged with and into the Company, with the Company being the surviving corporation (as such, the "Surviving Corporation"). If the Merger is consummated, the Company will become a wholly-owned subsidiary of VSI, and current Shareholders will no longer have an equity interest in the Company and will not share in its future earnings or growth, if any. Instead, each such Shareholder (other than those who perfect dissenters' rights under Article 113 of the BCA) will have the right to receive $0.797 in payment for each share of Company Common Stock held by such Shareholder immediately prior to the Merger.

RELATED TRANSACTIONS

    DEALER AGREEMENT

    Simultaneous with the execution of the Merger Agreement, the Company and VSI entered into the Dealer Agreement pursuant to which VSI is authorized to sell Company products for a period of two years and the Company provided 28 of its 29 existing domestic hospital specialty dealers with notices of termination of their dealer agreements which, as a general matter, allow for termination on 30 to 90 days' notice. (The Company has since negotiated new agreements with five of the terminated dealers which provide the Company with better margins). The Company negotiated the Dealer Agreement to protect itself from the product revenue loss that the Company anticipates would otherwise occur as its existing dealers de-emphasized the sale of Company products in anticipation of being terminated by VSI as dealers following the Effective Time of the Merger. If the Merger does not occur for any reason, the Company believes that using VSI as its principal domestic dealer will enhance its sales as a result of VSI's strong sales force, however, the Company has no assurance that VSI will be able to replace the sales of the terminated dealers in their entirety or that VSI's sales of Company products will increase quickly enough to avoid a material adverse impact on the operations of the Company.

    The Dealer Agreement may be terminated by the Company if VSI does not meet certain specified sales quotas after June 30, 1997. The Dealer Agreement otherwise provides for what the Company believes to be market terms.

    One of the Company's dealers has commenced a lawsuit against the Company and VSI alleging, among other things, that the termination of its dealer agreement was unlawful. The Company has commenced a lawsuit against another dealer seeking to enjoin this dealer from violating its dealer agreement by soliciting customers of Company products to purchase competing products manufactured by other manufacturers. The Company's motion for a temporary restraining order restraining this dealer from violating the terms of its dealer agreement with the Company has been denied and the dealer has commenced a separate action against the Company and VSI, alleging, among other claims, that VSI is using confidential information of that dealer in the sale of Company products. The Company believes that its position in both of these matters is meritorious, but is unable to predict the outcome of either lawsuit or whether other lawsuits will be filed by other dealers as a result of their termination.


    PURCHASE OF ABG ASSETS AND COVENANTS NOT TO COMPETE

    As part of the investment made in the Company by Scherer Healthcare in June 1993, Scherer Healthcare acquired title to the ABG Assets which it leases and licenses back to the Company. The Company has an option to repurchase the ABG Assets from Scherer Healthcare at a purchase price equal to $4,500,000 plus $22,000 per month during the period from June 13, 1993 through the date of repurchase. Pursuant to the SH Inducement Agreement, VSI has agreed to purchase the ABG Assets from Scherer Healthcare for a purchase price equal to the purchase price under the Company's repurchase option. If the Effective Time of the Merger occurred on July 31, 1997, the purchase price for the ABG Assets would be $5,625,000.

    Pursuant to the SH Inducement Agreement, Scherer Healthcare is obligated at the Effective Time of the Merger to enter into a covenant not to compete pursuant to which it agrees that for a period of three years following the Effective Time of the Merger, it will not engage in the business of manufacturing or selling ABG Products. In consideration of this covenant not to compete, VSI has agreed to pay Scherer Healthcare an amount equal to the difference between $5,860,000 and the purchase price of the ABG Assets. If the Effective Time of the Merger occurs on July 31, 1997, it is expected that Scherer Healthcare will receive $235,000 for the covenant not to compete.


    Pursuant to the RPS Inducement Agreement, Robert P. Scherer, Jr., is required to enter into a covenant not to compete pursuant to which he agrees that for a period of three years following the Effective Time of the Merger, he will not engage in the business of manufacturing or selling ABG Products. In consideration of this covenant not to compete, VSI has agreed to pay Mr. Scherer $140,000.

PAYMENT OF THE MERGER CONSIDERATION

    At or prior to the Effective Time of the Merger, VSI will designate a third party to act as exchange agent with respect to the Merger (the "Exchange Agent") and will make available to the Exchange Agent sufficient funds to make all payments for shares of Company Common Stock pursuant to the Merger Agreement. Pending payment of such funds to the Shareholders, such funds shall be held and invested by the Exchange Agent as VSI directs. Any net profit resulting from, or interest or income produced by, such investments will be payable to VSI. VSI will promptly replace any monies lost through any investment made pursuant to its direction.

    Each holder (other than VSI, Newco or any of their subsidiaries, the Company and Shareholders who perfect their dissenters' rights under Article 113 of the BCA) of a certificate or certificates which prior to the Effective Time of the Merger represented Company Common Stock (a "Stock Certificate") will be entitled to receive, upon surrender to the Exchange Agent of any Stock Certificates for cancellation and subject to any required withholding of taxes, the aggregate Merger Consideration into which the shares of Company Common Stock previously represented by such Stock Certificates were converted in the Merger, with such aggregate consideration to be rounded up to the nearest whole penny. Until surrendered to the Exchange Agent, each Stock Certificate (other than Company Common Stock owned by VSI, Newco, or any of their subsidiaries, or in the treasury of the Company and Shareholders who perfect their dissenters' rights under Article 113 of the BCA) will be deemed for all purposes to evidence only the right to receive upon such surrender the aggregate Merger Consideration into which the shares of Company Common Stock represented thereby will have been converted, subject to any required withholding taxes. No interest will be paid on the cash payable upon the surrender of any Stock Certificate.

    Instructions with regard to the surrender of Stock Certificates, together with a letter of transmittal (a "Transmittal Letter") to be used for this purpose, will be forwarded to Shareholders as promptly as practicable following the Effective Time of the Merger. Shareholders should surrender their Stock Certificates only after receiving a Transmittal Letter. SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

    Any cash delivered or made available to the Exchange Agent and not exchanged for Company Common Stock within nine months after the Effective Time of the Merger will be returned by the Exchange Agent to VSI which thereafter will act as exchange agent, and any former Shareholders who have not theretofore complied with the instructions for exchanging their Stock Certificates will thereafter look only to VSI for payment of the Merger Consideration set forth in the Merger Agreement, without any interest thereon, but will have no greater rights against VSI than may be accorded to general creditors thereof under applicable law. Notwithstanding the foregoing, none of the Exchange Agent, VSI, Newco or the Surviving

Corporation will be liable to a Shareholder for any cash or interest thereon delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

    Promptly after the Effective Time of the Merger, the Exchange Agent will mail to each record holder of Stock Certificates a form of Transmittal Letter and instructions for use thereof in surrendering such Stock Certificates which will specify that delivery will be effected and risk of loss and title to the Stock Certificates will pass to the Exchange Agent only upon proper delivery of the Stock Certificates to the Exchange Agent in accordance with the terms of delivery specified in the Transmittal Letter and instructions for use thereof in surrendering such Stock Certificates and receiving the Merger Consideration for each share of Company Common Stock previously represented by such Stock Certificates.

    From and after the Effective Time of the Merger, holders of Stock Certificates immediately prior to the Effective Time of the Merger will have no right to vote or to receive any dividends or other distributions with respect to any shares of Company Common Stock which were theretofore represented by such Stock Certificates, other than any dividends or other distributions payable to holders of record of Company Common Stock as of a date prior to the Effective Time of the Merger, and will have no other rights other than as provided in the Merger Agreement or by law or as described herein.

    After the Effective Time of the Merger, there will be no transfers on the books of the Surviving Corporation of Company Common Stock which was outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Stock Certificates are presented (with proper endorsements) to the Surviving Corporation, such Stock Certificates will be cancelled, retired and exchanged for the Merger Consideration as provided for in the Merger Agreement.

    At the Effective Time of the Merger, each share of common stock of Newco issued and outstanding immediately prior to the Effective Time of the Merger will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one share of common stock of the Surviving Corporation.

    OPTIONS, WARRANTS AND OTHER RIGHTS

    At least thirty-five days prior to the Effective Time of the Merger, the Company will give notice to each holder of employee stock options and each other option having similar terms advising each such holder of the terms of the Merger and describing the consequences of the Merger to holders of such options. By virtue of such notice, all such options will become exercisable in full and all such options which are not exercised prior to the Effective Time of the Merger will terminate as of the Effective Time of the Merger.

    The Company will provide certain other required or appropriate notices to holders of other options, warrants and other rights to acquire Company Common Stock regarding the

Merger such that, prior to or upon the Effective Time of the Merger, such options, warrants and other rights will, in accordance with their respective terms and the BCA, be cancelled or become exercisable for, upon payment of the applicable exercise price, the right to receive only the per share Merger Consideration that would have been obtainable upon such exercise immediately prior to the Effective Time of the Merger.

BACKGROUND OF THE MERGER

    On October 1, 1991, the United States Food and Drug Administration issued a cease and desist order which had the immediate effect of stopping the manufacture and sale of the Company's products for approximately three months and had a long term negative impact on the Company's business. As a result of the financial and business distress caused by this shutdown, the Company sought investments from third parties, and in June 1993, approved an initial investment by Scherer Healthcare designed to provide the Company with the capital resources necessary to recover from the cease and desist order and to continue as a stand-alone entity. The Scherer Healthcare offer was accepted by the Company over a competing offer by VSI for the purchase of all of the outstanding
Company Common Stock.

    Although the Scherer Healthcare investment provided the Company with the financial resources to survive, the Company has been unable to return its operations to profitability in an increasingly competitive industry. Because of the Company's ongoing financial problems and the changing and increasingly competitive medical device market, the Company's management undertook a rigorous review of the strategic alternatives available to the Company in the second and third quarters of 1995. The strategic alternatives investigated included seeking protection under the United States Bankruptcy Code, the sale of all or part of the Company's assets, the acquisition or divestiture of product lines, funding a new three year strategic plan through the raising of additional capital and a strategic combination of the Company with another medical device manufacturer or distributor. As part of this review, in August 1995, the Company retained Triad Partners, Inc., a private merchant banking firm, to assist it in devising a long range strategy. The Company's management concluded that the Company should try to implement a three year plan to reduce expenses, mechanize production and diversify product lines, all of which would require the Company to reduce its leverage and attract additional capital. In addition, the Company's management also concluded that the Company should consider proposals from third parties desiring to acquire the Company as an alternative to the three year plan.

    While the Company's management was evaluating its strategic alternatives, the Company and Scherer Healthcare received a number of inquiries from strategic or financial parties expressing varying degrees of interest in effecting a transaction with the Company or with Scherer Healthcare for its equity position in the Company. The Company's management evaluated each proposal and determined that none of the proposals provided adequate consideration for the Shareholders and proceeded to implement the Company's "stand-alone" plan.

    Toward the end of fiscal year 1996, the Company received an inquiry by a company outside the health care industry, which after several meetings and discussions led to a formal expression of interest to acquire the Company for consideration which was less than the Merger Consideration. The expression of interest was reviewed by the Company's Board which indicated that it was not willing to entertain a sale of the Company for the consideration under discussion. In the meantime, as the result of the continuing difficulties in returning the Company to profitability and the acceleration in the ongoing changes in the medical device market, the Company's Board directed the Company's management to review the companies which had previously expressed interest in acquiring the Company and any other additional companies to determine whether a transactions that would be in the best interest of the Shareholders could be consummated with any one of them. VSI was one of these companies.

    During a meeting on August 20, 1996 with Terry Wall, President and Chief Executive Officer of VSI, Anthony Dimun, Executive Vice President and Chief Financial Officer of VSI, Robert P. Scherer, Jr., Chairman of the Board and Chief Executive Officer of the Company, Amy Murphy, Vice President of Scherer Healthcare, and Richard Trenkmann, President of Triad Partners, VSI expressed interest in acquiring the Company. On September 16, 1996, VSI sent a letter to the Company outlining the general terms of VSI's interest in acquiring the Company. The parties continued these discussions on September 26, 1996.

    At a meeting on October 2, 1996, Mr. Dimun, Jay Sturm, General Counsel of VSI, Ms. Murphy, Mr. Trenkmann and representatives of Lowenstein Sandler Kohl Fisher & Boylan, counsel to VSI, and LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company, met to discuss the details of a potential acquisition of the Company by VSI. A preliminary consensus was reached at this meeting that any potential acquisition of the Company by VSI would be structured as a tax-free transaction with the holders of Company Common Stock receiving shares of VSI common stock in exchange for their shares of Company Common
Stock. This "preliminary consensus" was subject to agreement as to price and to a number of material contingencies, including due diligence, agreement as to the definitive terms of the transaction and approval by the VSI and Marquest Boards.

    From October 8 through October 10, 1996, representatives of VSI met with the Company's senior management personnel and representatives of LeBoeuf, Lamb, Greene & MacRae, L.L.P. in Denver, Colorado to commence due diligence by VSI of the Company. Due diligence efforts continued through October and November 1996, as did the negotiation of definitive merger documents.

    On October 21, 1996, the Company engaged Hanifen to render an opinion as to the fairness of the proposed transaction.

    In October 1996, William Thompson, the President and Chief Operating Officer of the Company, and Robert Fenwick, Senior Vice President of Sales and Marketing of the Company, met with Terry Wall, Barry Wicker, Executive Vice President of Sales and Marketing of VSI and other senior members of VSI's sales and marketing staff to discuss how to market the Company's products during this interim period.

    On November 19, 1996, Mr. Dimun met with Mr. Scherer, Ms. Murphy and
Mr. Trenkmann in Chicago, Illinois. At this meeting, VSI informed the Company that it was not prepared to go forward with the transaction on the same economic
basis as previously discussed.   At that point, discussions between the Company
and VSI were suspended to allow both parties to re-evaluate their positions.

    In early January 1997, Triad Partners re-established contact with VSI and suggested a meeting to consider whether any basis existed on which the parties would be willing to go forward. On January 15, 1997, Mr. Trenkmann and Ms. Murphy met with Messrs. Wall, Dimun and Sturm at VSI's offices to discuss whether a transaction could be structured which would be acceptable to both VSI and the Company. At that meeting, representatives of VSI stated that VSI might be willing to go forward with a transaction which provided that each share of Company Common Stock would be converted into $0.75, payable in cash in a taxable transaction, subject to certain adjustments.

    At a telephonic meeting of the Company's Board of Directors held on February 11, 1997, the revised terms of the VSI proposal were discussed and the Company's management was authorized to continue negotiating with VSI. While the Company's Board believed there appeared to be a basis for further negotiations, the Board expressed concern over the damage to the Company that would result if discussions continued for an extended period of time. Triad Partners was instructed to conclude the discussions as expeditiously as possible. The Board also considered the risk of the loss of product revenues that the Company would face during the period between the date on which a transaction with VSI was announced and the closing and whether those risks could be minimized by appointing VSI as a Company dealer.

    From February 12, 1997 through early March 1997, representatives of the Company, VSI, Scherer Healthcare, Triad Partners and their respective counsel negotiated the terms of the Merger Agreement, the Dealer Agreement, the SH Inducement Agreement and the RPS Inducement Agreement. Those negotiations resulted in the cash purchase price being increased to $0.797 per share, VSI agreeing to pay the Company liquidated damages of $800,000 if it refused to close the transaction without cause, and the parties agreeing to the terms of an agreement whereby VSI would distribute Company products pending closing.

    On March 12, 1997, VSI's Board approved the Merger Agreement.

    On March 13, 1997, a meeting of the Boards of Directors of the Company was held in Denver, Colorado (with several directors participating by telephone) to consider, on a preliminary basis, the offer made by VSI. During the meeting of the Company's Board, the Board heard oral presentations from the Company's management which discussed certain operational aspects of the transaction, from Triad Partners which outlined the principal terms of the transaction, and from LeBoeuf, Lamb, Greene & MacRae, L.L.P. which discussed certain legal implications of the terms and conditions of the transaction. In addition, the Company's Board heard a preliminary presentation from Hanifen on the fairness of the transaction from a financial point of view to the Shareholders in which Hanifen summarized the analyses described under "Opinion of the Financial Advisor."

    The Company's Board re-convened by telephone on March 14, 1997, and unanimously approved the Merger subject to receipt of a fairness opinion from Hanifen. Hanifen delivered its written opinion to the Company on March 14, 1997. The Merger was publicly announced at 4:30 p.m. Mountain Standard Time on March 14, 1997.

REASONS FOR THE MERGER

    The method by which medical devices are distributed in the United States is in the process of a significant structural change. Historically, the decision as to which medical device to purchase has been made by individual hospitals or other health care providers which purchased from vendors with specialized product lines. However, the purchasing decision is rapidly moving away from individual hospitals or other health care providers to large buying groups which purchase only from a limited number of vendors that are able to provide complete product lines on a "just in time" basis where price is the primary purchasing criterion.

    This structural change has had a significant negative impact on smaller medical device manufacturers such as the Company that have limited or non-proprietary product lines and cost structures which make it difficult to compete on a basis where price is the primary purchasing factor. In recognition of the structural changes in the medical device market and the Company's own limited ability to meet the challenges posed by those changes because of its limited financial resources, the Company's Board of Directors concluded that the Merger would provide a greater return to the Shareholders than any of the other alternatives considered by the Board. These alternatives included continuing as a stand-alone entity and restructuring the Company's business through the sale or other disposition of product lines so that the Company would become primarily involved in the manufacture and sale of ABG Products. In both cases, the Company's Board determined that because of efficiencies which could be achieved through the integration of the Company's business with that of VSI, VSI was prepared to pay a higher price per share of Company Common Stock than the Shareholders could reasonably expect to receive in the market if the Company continued as a stand-alone entity. In addition, although the Company had no other outstanding offers for the acquisition of the Company by, or proposals for a strategic merger with, another medical device manufacturer or distributor, the Company's Board considered the possibility of whether such offers could be obtained or such proposals could be developed and the likely ranges of value that such offers or proposals would provide to the Shareholders.

    Finally, the Company's Board considered the fact that the per share price offered by VSI was approximately 29% less than the market price of Company Common Stock at the time the Merger was announced but concluded that the market price of the Company Common

Stock on the date was not necessarily indicative of the fair value of the stock because of the volatility of the stock's market price. The Board compared the price per share offered by VSI to the average market price of Company Common Stock during the three calendar months and the calender month preceding the date on which the Merger was announced and to the per share book value of Company Common Stock and found that the price offered by VSI was approximately 11% higher than the average price of Company Common Stock during the three calendar months preceding the month in which the Merger was announced, was approximately 14.3% higher than the average price of Company Common Stock during the calendar month preceding the month in which the Merger was announced, and was more than twice the per share book value of the Common Stock of the Company on December 29, 1996, the date of the Company's most recent quarterly financial statements preceding the date on which the Merger was announced. See "Price Range of Company Common Stock and Dividends."

RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS

    The Company's Board of Directors believes that the Merger advisable, is in the best interest of the Company and its Shareholders and offers the Shareholders a greater return than would be available if the Company were to remain a stand-alone entity.

    In its deliberations with respect to the Merger, the Company's Board considered the following factors: (i) the Company's current businesses, operations and prospects and the possibility that the Company's sales and operating results could decline in the future; (ii) the significant structural change in the manner in which medical devices are marketed and the negative effect that the change has had, and will continue to have, on the Company's business and business prospects given the Company's limited capital resources;
(iii) the opinion of the Company's financial advisor that the Merger Consideration to be received by the Shareholders in the Merger is fair to Shareholders from a financial point of view; (iv) the ability successfully to consummate the Merger in light of the terms of the Merger Agreement and the high likelihood that the Company would be able to satisfy the conditions precedent to consummating the Merger; (v) the negative effect that the announcement of the Merger would likely have on the Company's existing distribution channels and the willingness of VSI to enter into the Dealer Agreement to minimize the impact that the announcement would have on the Company; (vi) the fact that the Merger would be taxable to Shareholders thereby reducing the value of the merger consideration to Shareholders who would be required to pay tax as a result of the Merger; (vii) a comparison of the benefits of the Merger to Shareholders with the likely return from remaining a stand-alone medical device manufacturer, entering into marketing alliances with third parties, or entering into a business transaction with other possible purchasers or strategic merger partners; and (viii) a comparison of the consideration to be received by Shareholders with the market price of Company Common Stock at the time the Merger was approved and the average market price during the preceding three calendar months. See "Background of the Merger" and "Reasons for the Merger."

    In reaching its determination that the Merger is in the best interests of the Company and its Shareholders, the Company's Board of Directors determined that it would be unlikely that the Company would be able to develop sufficient capital resources to compete effectively as a stand alone entity in light of the structural changes in the manner in which medical products are being marketed. Without the necessary capital resources, the Board concluded that if the Company was not acquired by a third party, the Company would not be able to maintain its current sales levels and operating results which would have an increasingly negative impact on its stock price and the returns to its shareholders. Based on its analysis of the market for the Company, the Board determined that it was unlikely that another bidder for the Company would offer to acquire the Company on terms more favorable than the terms of the Merger.

    In its deliberations concerning the Merger, the Board of Directors of the Company considered the fact that the Merger Consideration of $0.797 per share was approximately 29% less than the $1.125 closing price for the Company's Common Stock on March 14, 1997, the last trading day prior to the announcement of the Merger. However, the Board concluded that it would be unlikely that the Company's Common Stock price could be maintained at that level, which was considerably higher than the stock's recent average price.

    The foregoing discussion of the information and factors considered by the Company's Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Company's Board. In voting to approve the Merger and to recommend the approval of the Merger by the Shareholders, the members of the Company's Board did not indicate the relative or specific weights they assigned to the foregoing factors, and individual directors may have given different weights to different factors. Throughout its deliberations, the Company's Board received the advice of counsel.

    THE COMPANY'S BOARD HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT (WITH MR. SCHERER ABSTAINING), BELIEVES THAT THE MERGER AND THE TERMS OF THE MERGER ARE IN THE BEST INTERESTS OF THE SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE MERGER.

    In considering the recommendations of the Company's Board with respect to the Merger Agreement, Shareholders should be aware that the Company's management and certain members of the Company's Board had certain interests in the Merger which are in addition to the interest of Shareholders generally. The Company's Board was aware of these interests and considered them, among other matters, in approving the Merger and the transactions contemplated by the Merger Agreement. See "Related Transactions" and "Interests of Certain Persons in the Merger."

OPINION OF THE FINANCIAL ADVISOR

    The Company retained Hanifen to render an opinion to the Company's Board of Directors in connection with the Merger. On March 14, 1997, Hanifen delivered its written opinion (the "Hanifen Opinion") to the Company's Board of Directors that, as of the date of such opinion and subject to certain considerations and assumptions set forth therein, the Merger Consideration to be received by Shareholders from VSI pursuant to the Merger was fair to current Shareholders from a financial point of view.

    In arriving at its opinion, Hanifen: (i) reviewed the Agreement and the specific terms of the Merger, (ii) held discussions with certain senior officers and Directors of Marquest concerning the businesses, operations, assets, financial condition and prospects of Marquest; (iii) examined certain publicly available business and financial information relating to Marquest; (iv) reviewed the financial terms of the Merger as set forth in the Agreement and considered them in relation to, among other things, certain estimates of the value of a share of Marquest Common Stock; (v) examined the financial terms of certain other recent merger transactions that Hanifen deemed relevant; (vi) analyzed the trading history of Company Common Stock over the past two years and a comparison of that trading history with the trading history of other companies that it deemed relevant; (vii) analyzed certain financial, market and other publicly available information relating to the businesses of other companies, whose operations Hanifen deemed comparable to those of the Company; and (viii) reviewed and relied upon certain financial forecasts and other information reflecting the current estimates and judgements of management as to the future performance of the Company. In addition to the foregoing, Hanifen conducted such other analyses and examinations and considered such other financial, economic and market criteria as it deemed necessary to arrive at its opinion.

    The full text of the Hanifen Opinion, dated March 14, 1997, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex II to this Proxy Statement. The Shareholders are urged to read this opinion carefully in its entirety. The Hanifen Opinion was directed only to the fairness, from a financial point of view, to the current Shareholders of the Merger Consideration to be paid by VSI and was provided for the use of the Company's Board of Directors in its evaluation of the proposed offer by VSI to acquire the Company, does not address any other aspect of the Merger and does not constitute a recommendation to any of the Shareholders as to how such Shareholder should vote at the Special Meeting. In addition, the Hanifen Opinion was rendered as of March 14, 1997 and does not consider subsequent events that may change the Hanifen Opinion.

    In Hanifen's review and analysis and in rendering its opinion, Hanifen relied upon, and did not independently verify, the accuracy, completeness and fair presentation of all financial and other information (including financial projections and estimates) that were provided to or otherwise discussed with it, or which were publicly available, and the Hanifen Opinion is conditioned upon such information (whether written or oral) being complete, accurate and fair in all material respects. With respect to the projected financial information and estimates provided to or discussed with it, Hanifen assumed without independent verification that such information was reasonably prepared on bases reasonably reflecting management's best, currently available estimates and good faith judgement as to the future performance of the Company and that the Company will perform in accordance with such projections for all periods specified therein. Hanifen also assumed that all consents, authorizations and agreements of other parties necessary to consummate the Merger had been, or will be, obtained without material expense. Hanifen did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or conduct a physical inspection of any of the assets of the Company, nor was Hanifen furnished with any such appraisals. The Hanifen Opinion is necessarily based on economic, monetary, political, market, and other conditions that existed and could be evaluated as of the date of the opinion and on information available to Hanifen as of that date. Such conditions are subject to rapid and unpredictable change.

    In arriving at its opinion, Hanifen employed several analytical methodologies, no one of which was regarded as critical to its overall conclusion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Hanifen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgements as to the significance and relevance of each analysis and factor. The conclusions it reached were based on all the analyses and factors considered as a whole and also on application of its own experience and judgement. Such conclusions involved significant elements of subjective judgment and qualitative analysis. Among the analytical methodologies employed was comparison of certain financial information, ratios and public market multiples of the Company with similar data of selected publicly traded companies considered by Hanifen to be comparable to those of the Company and a review of implied multiples paid in certain other recent business combinations deemed by Hanifen to be relevant. Also among the methodologies employed was an estimation of the present value of future cash flows that the Company may generate based on management's projections.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPARABLE COMPANIES

    Using publicly available information, Hanifen reviewed and compared certain financial information, ratios, and public market multiples of the Company with similar data of selected publicly traded companies considered by Hanifen to be comparable to those of the Company, including Respironics, Inc., Healthdyne, Inc., ICU Medical, Inc., Allied Healthcare Products, Inc., Criticare Systems, Inc., Medical Action Industries, Inc., and Gish Biomedical, Inc.

    The range and mean for market capitalization as a multiple of each of the indicated statistics for the comparable companies were as follows: (i) latest twelve months' net income---16.7x to 53.1x, with a mean of 28.1x; (ii) estimated calendar 1997 earnings based upon estimates from industry sources--- 13.6x to 32.8x, with a mean of 20.2x; (iii) book value---1.0x to 4.1x, with a mean of 2.3x. The net market capitalization (defined as the market equity value plus total debt and preferred stock less cash and cash equivalents) as a multiple of each of the indicated statistics for the comparable companies were as follows: (i) latest twelve months' revenues---0.7x to 2.8x. with a mean 1.5x; and (ii) latest twelve months' earnings before interest and taxes---7.0x to 60.2x, with a mean of 25.9x.

    The Company's multiples based upon the consideration to be offered in connection with the Merger, which at the time date of Hanifen's rendering of its opinion had a value of $0.797 per share were as follows: (i) book value---2.6x; and (ii) latest twelve months' revenues---0.9x. The following multiples were deemed not to be meaningful due to lack of positive historical and projected earnings by the Company: latest twelve months' net income; estimated calendar year 1997 net income and latest twelve months' earnings before interest and taxes. Hanifen believes that the calculated multiples supported Hanifen's view that the consideration to be received by the Company's stockholders is fair, from a financial point of view, to such stockholders, because taken as a whole, the ratios described above were within the range of selected public comparable multiples.

    Because of the inherent differences between the capital structure, financial information and public market multiples of the Company and those comparable companies, Hanifen believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of this analysis, and accordingly made qualitative judgements concerning the differences between the financial and operating characteristics of the Company and those selected comparable companies that would affect the public trading values of the Company and such comparable companies. The qualitative considerations included the Company's relatively weak competitive position with limited or non-proprietary product lines in an increasingly competitive medical device industry and the Company's limited ability to meet its competitive challenges due to its limited financial resources and the lack of viable alternatives to obtain additional financing.

    ANALYSIS OF SELECTED COMPARABLE TRANSACTIONS

    Using publicly available information, Hanifen compared selected financial data for the Company with similar data for selected recent business combinations deemed by Hanifen to be relevant. The merger and acquisition transactions reviewed by Hanifen included: (i) the acquisition of Infrasonics, Inc. by Nellcor Puritan-Bennet; (ii) the acquisition of MDT Corporation by Getinge Industrier; (iii) the acquisition of Customedix Corporation by CUS Acquisitions Inc.; (iv) the acquisition of Aequitron Medical, Inc. by Nellcor Puritan-Bennet;
(v) the acquisition of MediVators, Inc. by Cantel Industries Inc.; and (vi) the acquisition of EP Technologies, Inc. by Boston Scientific Corporation.

    The range and mean for the purchase price of equity as a multiple of each of the indicated statistics for the above transactions were as follows: (i) latest twelve months' net income---18.9x to 43.1x, with a mean of 27.7x; and (ii) book value---0.7x to 6.9x, with a mean of 2.5x. The range and mean for the transaction value (defined as purchase price of equity plus the book value of debt less cash and cash equivalents) as a multiple of each of the indicated statistics for the group of comparable acquisitions were as follows: (i) latest twelve months' revenues---0.3x to 6.8x, with a mean of 2.5x; (ii) latest twelve months' earnings before interest and taxes---10.6x to 31.9x, with a mean of 18.7x.

    The Company's multiples based upon the consideration to be received by the Company's stockholders in connection with the Merger, which at the date of Hanifen's rendering of its opinion had a value of $0.797 per share, were as follows: (i) book value---2.6x: and (ii) latest twelve months' revenues---0.9x. The following multiples were deemed not to be meaningful due to the lack of positive historical and projected earnings: net income for the last twelve months; and latest twelve months' earnings before interest and taxes. Hanifen believes that the calculated multiples supported Hanifen's view that the consideration to be received by the Company's stockholders is fair, from a financial point of view, to such stockholders, because taken as a whole, the ratios described above were within the range of selected multiples.

    Because the reasons for and the circumstances surrounding each of the comparable recent business combinations analyzed were specific to each transaction and because of the inherent differences between the capital structure, financial condition and prospects of the Company and those of the selected acquired companies, Hanifen believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of this analysis, and accordingly made qualitative judgements concerning the differences between the financial and operating characteristics of the Company and those selected comparable companies that would affect the public trading values of the Company and such comparable companies. The qualitative considerations included the Company's relatively weak competitive position with limited or non-proprietary product lines in an increasingly competitive medical devise industry and the Company's limited ability to meet its competitive challenges due to its limited financial resources and the lack of viable alternatives to obtain additional financing.

    DISCOUNTED CASH FLOW ANALYSIS

    Under this analysis, Hanifen calculated an estimation of the present value of future cash flows that the Company may generate based on management's projections. The Company's projected after-tax cash flows were calculated as the after-tax operating earnings plus depreciation and amortization less capital expenditures and net changes in working capital. Hanifen calculated terminal values for the Company by applying to after-tax cash flow a range of multiples based on the analysis of the trading multiples of the comparable companies and the acquisition multiples of the comparable merger transactions, as well as Hanifen's general experience in mergers and acquisitions. The cash flow streams and the terminal values were then discounted to present values using a range of discount rates from 15% to 35%, which were chosen based on several assumptions regarding the cost of capital of the Company's business. The resulting estimates of the value of the Company's equity ranged from $2.4 million to $3.1 million; the corresponding per share range was $0.16 to $0.21. Hanifen believes that the discounted cash flow analysis supported Hanifen's opinion that the consideration to be received by the Company's stockholders is fair, from a financial point of view, because the consideration valued at the time of Hanifen's opinion was greater than the range of present values of the Company's projected future cash flows.

    By letter dated October 21, 1996, the Company formally retained Hanifen to render the

Hanifen Opinion. The Company has paid Hanifen a fee of $50,000 in connection with the rendering of the Hanifen Opinion and has agreed to pay Hanifen an additional fee of $25,000 upon closing of the Merger. The Company also agreed to reimburse Hanifen for its out-of-pocket expenses incurred in performing its services, including reasonable attorneys' fees and expenses, and to indemnify Hanifen and related persons against certain liabilities, including liabilities under federal securities laws, arising out of Hanifen's engagement.

    Hanifen has advised the Company that, in the ordinary course of business, it may actively trade the securities of the Company for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

    Hanifen, as part of its investment banking services, regularly performs valuations of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. In addition, Hanifen is regularly engaged in the evaluation of capital structures and the rendering of advice in financial restructurings and recapitalizations.

SOURCE AND AMOUNT OF FUNDS

    The total amount of funds required by VSI for the payment of the Merger Consideration, to repay certain indebtedness owed by the Company, to purchase the ABG Assets and to pay related fees and expenses, is expected to be approximately $23 million. VSI has advised the Company that it will pay for such obligations primarily from cash on hand. VSI has informed the Company that on the date of this Proxy Statement, the Company had cash resources in excess of $40,000,000.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of certain United States federal income tax consequences of the Merger to holders whose shares of Company Common Stock are converted to cash in the Merger. This discussion is for general information only and does not purport to consider all aspects of federal income taxation that may be relevant to holders of Company Common Stock. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, proposed and temporary regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change. No assurance can be given that future legislation, regulations, administrative interpretations and court decisions will not significantly change these authorities, possibly with a retroactive effect.
This discussion applies only to holders of Company Common Stock in whose hands shares of Company Common Stock are capital assets within the meaning of Section 1221 of the Code, and may not apply to Company Common Stock received pursuant to the exercise of employee stock options or otherwise as compensation, or to holders of Company Common Stock subject to special tax provisions (including, but not limited to, insurance companies, banks, regulated investment companies, tax-exempt organizations and broker-dealers) who may be subject to special rules under the Code. This discussion does not discuss the federal income tax consequences to a holder of Company Common Stock who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any foreign, state or local tax laws.

    BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH SHAREHOLDER SHOULD
CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO SUCH SHAREHOLDER AND THE PARTICULAR TAX EFFECTS TO SUCH SHAREHOLDER OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER INCOME TAX LAWS.

    The receipt of cash for Company Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. The tax consequences of such receipt pursuant to the Merger may vary depending upon, among other things, the particular circumstances of the Shareholder. In general, for federal income tax purposes, a Shareholder will recognize gain or loss equal to the difference between the Shareholder's adjusted tax basis in Company Common Stock and the amount of cash received in exchange for such Company Common Stock. Gain or loss must be determined separately for each block of Company Common Stock (i.e., Company Common Stock acquired at the same cost in a single transaction) converted into cash in the Merger. For non-corporate Shareholders who hold Company Common Stock as a capital asset, gain or loss recognized as a result of the Merger will be treated as a capital gain or loss, provided that the Company is not treated for federal income purposes as a "collapsible corporation." In the opinion of the Company's management, the Company is not a collapsible corporation for federal income tax purposes. Such gain or loss will be a long-term capital gain or loss if the Shareholder held Company Common Stock for more than one year on the date of the Effective Time of the Merger. Long-term capital gain of individuals currently is taxed at a maximum rate of 28%, in contrast to items taxable as ordinary income which are subject to rates up to 39.6%.

    In the case of a corporate Shareholder, capital losses are allowed only to the extent of capital gains. In the case of a non-corporate Shareholder, capital losses are allowed only to the extent of capital gains plus the lesser of (i) $3,000 ($1,500 in the case of a married individual filing a separate return) or (ii) the excess of losses over such gains. Generally, a corporation may carry its excess capital loss back three years or forward five years, subject to certain provisions of the Code. Generally, in the case of a non-corporate taxpayer, excess capital losses may be carried forward indefinitely and used each year, subject to the $3,000 limitation ($1,500 in the case of a married individual filing a separate return), until the loss is exhausted.

    Holders of employee stock options or options or warrants otherwise received as compensation who surrender their options or warrants in exchange for a cash payment equal to the difference between the per share Merger Consideration and the exercise price per share for the underlying Company Common Stock will recognize gain for federal income tax purposes equal to the amount of such cash payment. Such gain will be taxable as ordinary income and subject to any required withholding taxes.

    Holders of options or warrants which are not employee stock options or options or warrants otherwise received as compensation who surrender their options or warrants in exchange for a cash payment equal to the difference between the per share Merger Consideration and the exercise price per share for the underlying Company Common Stock will recognize gain for federal income tax purposes equal to the amount of such cash payment. Such gain or loss will be a long-term capital gain or loss if the Shareholder held such options or warrants for more than one year on the date of the Effective Time of the Merger. As discussed above, long-term capital gain of individuals currently is taxed at a maximum rate of 28%, in contrast to items taxable as ordinary income which are subject to rates up to 39.6%.

    Payments to a Shareholder in connection with the Merger may be subject to "backup withholding" at a rate of 31%, unless the Shareholder (a) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact or (b) provides a correct tax identification number ("TIN") to the payor, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A Shareholder who does not provide a correct TIN may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the holder's federal income tax liability. Each Shareholder should consult with his or her own tax advisor as to his or her qualification for exemption from backup withholding and the procedure for obtaining such exemption. Shareholders whose Company Common Stock is converted into cash in the Merger may prevent backup withholding by completing a Substitute Form W-9 or, in the case of foreign Shareholders, a Form W-8 and submitting it to the Exchange Agent.

ACCOUNTING TREATMENT

    The Merger will be accounted for under the "purchase" method of accounting. As a result, VSI's consolidated financial statements will include the Company's operations only for periods after the Effective Time of the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain officers and directors of the Company have interests in the Merger that are in addition to their interests as Shareholders and have participated in the negotiations of the terms of the Merger Agreement and the transactions contemplated thereby. The Company's Board was aware of theses interests and considered them along with the other matters described above. See "Recommendation of the Board of Directors."

    SEVERANCE BENEFITS

    Mr. Thompson currently serves as President and Chief Operating Officer of the Company. He also serves as a director of the Company and as a director of Scherer Healthcare. Pursuant to an employment agreement, dated November 1, 1996 between Mr. Thompson and the Company, Mr. Thompson is entitled to a lump sum severance benefit equal to his base salary under the employment agreement from the date of his termination through February 28, 1999, if his employment is involuntarily terminated for reasons other than cause following a change of control of the Company. The Merger will constitute a change of control within the meaning of Mr. Thompson's employment agreement. As required by the Merger Agreement, Mr. Thompson has agreed that his employment with the Company will terminate at the Effective Time of the Merger and Scherer Healthcare has agreed that it will pay the full amount of the severance benefits to which Mr. Thompson will become entitled. These severance benefits are estimated to be $190,000, if the Effective Time of the Merger occurs in July 1997.

    Margaret Von der Schmidt, currently Chief Financial Officer and Secretary of the Company, and five non-executive officers of the Company have entered into employment agreements which provide that upon involuntary termination of employment for reasons other than cause within three months from the occurrence of a change of control of the Company, the employee is entitled to a continuation of salary and certain benefits for six months following termination of employment and to a pro-rata bonus under any existing bonus plan of the Company for the portion of the fiscal year of the Company prior to the date of the change of control. In addition, four other non-executive officers of the Company have entered into similar employment agreements which provide for three months continuation of benefits and salary if the employment of any such employee is terminated involuntarily for reason other than cause within three months of the change of control. The Merger will constitute a change of control under each of these agreements.

    EARLY VESTING OF STOCK OPTIONS

    Mr. Thompson and Ms. Von der Schmidt hold options covering shares of Company Common Stock under the Company's Incentive and Non-Qualified Stock Option Plan (the "Option Plan") which, pursuant to the terms of the Option Plan, vest upon the occurrence of a change of control. Mr. Thompson holds options for 150,000 shares of Company Common Stock, of which 75,000 are exercisable at $0.6875 per share and the remaining 75,000 are exercisable at a price in excess of the per share Merger Consideration. Ms. Von der Schmidt holds options for 50,000 shares of Company Common Stock, of which 30,000 are exercisable at $0.6875 and the remaining 20,000 shares are exercisable at a price in excess of the per share Merger Consideration. In addition, forty-one non-executive officers and employees of the Company hold options to purchase 408,166 shares of Company Common Stock which will vest at the Effective Time of the Merger, of which 192,166 shares are exercisable at exercise prices less than the per share Merger Consideration and 216,000 are exercisable at exercise prices in excess of the per share Merger Consideration.

    Pursuant to the Option Plan, the Company intends to provide the holders of the above options with notice that the options must either be exercised prior to the Effective Time of the Merger or the options will expire at the Effective Time of the Merger. As an accommodation to its employees, the Company intends to offer holders of options with an exercise price below the Merger Consideration the opportunity to exercise their options on a "cashless" basis with the result that the Company will pay the employee, at the Effective Time of the Merger, the difference between the per share Merger Consideration and the exercise price of the option.

    DIRECTOR COMPENSATION

    On August 22, 1996, the Company's Board authorized the grant of options for 150,000 shares of Company Common Stock to its directors at an exercise price in excess of the Merger Consideration. These options were never evidenced by option agreements. On March 14, 1997, each of the directors of the Company agreed that these options would be cancelled. As a result, neither the Company nor VSI has any obligation with respect to these options.

    The Company has agreed to pay each outside director $10,000 as partial compensation for their services to the Company and Director Mack D. Tindal will receive an additional $10,000 in recognition of his exceptional service to the Company in assisting in the negotiation of the Merger Agreement.

    SCHERER HEALTHCARE

    The Board of Directors of Scherer Healthcare consists of four directors, all of whom are also directors of the Company. Mr. Scherer is Chairman and Chief Executive Officer of both Scherer Healthcare and the Company and
Mr. Thompson is President of both Scherer Healthcare and the Company.

    Scherer Healthcare owned directly 7,211,192 shares of Company Common Stock and warrants for the purchase of an additional 6,580,000 shares of Company Common Stock at an exercise price of $0.75 per share. Scherer Healthcare's stock ownership in the Company represented approximately 50.44% of the issued and outstanding shares of Company Common Stock on June 27, 1997. Upon consummation of the Merger, Scherer Healthcare will receive $6,056,580.02 for its Company Common Stock and warrants. See "Security Ownership of Certain Beneficial Owners and Management."

    In connection with the execution of the Merger Agreement, Scherer
Healthcare entered into the SH Inducement Agreement which provides that if the Merger is consummated, VSI will purchase all of Scherer Healthcare's right, title and interest in the ABG Assets from Scherer Healthcare for a purchase price equal to the exercise price under the option. Assuming that the Merger closes in July 1997, the purchase price will be $5,625,000. In addition, the SH Inducement Agreement provides that Scherer Healthcare will execute a covenant not to compete at the Effective Time of the Merger for additional consideration equal to the difference between $5,860,000 and the amount paid for the ABG Assets. See "Related Transactions."

    Pursuant to the SH Inducement Agreement, Scherer Healthcare also agreed, subject to exercise of its fiduciary obligations as a controlling shareholder of the Company and the approval of the transactions contemplated by the Merger Agreement and the SH Inducement Agreement by the vote of a majority of the shares of common stock of Scherer Healthcare, to vote its shares of Company Common Stock to approve the Merger. Mr. Scherer has beneficial ownership of and voting control over a majority of the issued and outstanding shares of Scherer Healthcare and has agreed, subject to his fiduciary obligations as a controlling shareholder of Scherer Healthcare, to vote his Scherer Healthcare shares in favor of approving the transactions contemplated by the Merger Agreement and the SH Inducement Agreement.



    ROBERT P. SCHERER

    Robert P. Scherer, Jr., is beneficial owner of 1,546,392 shares of Company Common Stock for which he will receive $1,232,474.42 upon the consummation of the Merger. Mr. Scherer also has voting authority over an additional 515,464 shares of Company Common Stock as trustee of a voting trust for shares of Company Common Stock which are beneficially owned by Mr. Scherer's adult children. In addition, Mr. Scherer holds a convertible promissory note of the Company in the principal amount of $700,000 which he has agreed to convert immediately prior to the Effective Time of the Merger into a total of 1,000,000 shares of Company Common Stock for which he will receive $797,000 at the Effective Time of the Merger.

    In addition to his ownership of Company Common Stock, Mr. Scherer has voting authority over 2,591,180 shares or 61.1% of the issued and outstanding shares of common stock of Scherer Healthcare.

    As part of the transactions contemplated by the Merger Agreement, Mr. Scherer entered into the RPS Inducement Agreement pursuant to which Mr. Scherer has agreed that, subject to his fiduciary obligations as a director and controlling shareholder of Scherer Healthcare, he will vote his shares of Scherer Healthcare common stock in favor of approval of the Merger at the Scherer Special Meeting. Mr. Scherer has agreed to vote all of his shares of Company Common Stock, including the shares over which he has voting authority pursuant to the voting trust for the benefit of his adult children, in favor of the Merger. Pursuant to the RPS Inducement Agreement, Mr. Scherer will execute a covenant not to compete at the Effective Time of the Merger in exchange for a payment by VSI of $140,000. See "Related Transactions."

REGULATORY MATTERS

    ANTITRUST MATTERS

    Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), provides that certain acquisition transactions may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the
"FTC") and the waiting period under the HSR Act has terminated. The Company and VSI filed information and material with the Antitrust Division and the FTC with respect to the Merger on March 18, 1997. On March 31, 1997, the FTC provided VSI with telephonic notification that it had granted early termination of the waiting period under the HSR Act with respect to the Merger.

    Transactions such as the Merger may be investigated by the Antitrust Division or the FTC notwithstanding the termination of the waiting period applicable to the Merger under the HSR Act. Before or after the consummation of such transaction, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the transaction or seeking divestiture of all Company Common Stock or the ABG Assets so acquired or divestiture of substantial assets of VSI and/or the Company. Private parties may also bring legal action under antitrust laws under certain circumstances.

    OTHER GOVERNMENTAL APPROVALS

    Other than the issuance of a certificate of merger by the Secretary of State of Colorado, the Company is aware of no other federal or state regulatory requirements that must be complied with or approvals that must be obtained prior to the consummation of the Merger.

CERTAIN TERMS OF THE MERGER AGREEMENT

    The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Annex I and is incorporated herein by reference. See also "Payment of the Merger Consideration," and "-Options, Warrants and Other Rights" for summaries of certain other provisions of the Merger Agreement. All such summaries are qualified in their entirety by reference to the Merger Agreement.

    GENERAL

    At the Effective Time of the Merger, pursuant to the Merger Agreement, Newco will merge with and into the Company. The Company will be the surviving corporation and will become a wholly-owned subsidiary of VSI. At the Effective Time of the Merger, the separate existence and corporate organization of Newco will cease. The Company, as the surviving corporation, will succeed, insofar as permitted by law, to all of the rights, assets, liabilities and obligations of Newco in accordance with the BCA.

    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Merger Agreement contains representations and warranties by the Company relating to, among other things: (a) its organization and qualification, its subsidiaries' organization and qualification and similar corporate matters; (b) its capital structure; (c) its ABG Products and related business; (d) its filings with the Securities and Exchange Commission ("SEC") and the accuracy of the information contained therein; (e) its owned and leased real and personal property, including intangible personal property; (f) its accounts receivable and inventory; (g) its material contracts; (h) its customers and suppliers; (i) transactions with directors, officers, employees and affiliates; (j) litigation; (k) insurance; (l) licenses and permits; (m) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters, including regulatory and statutory approvals; (n) compliance with applicable laws and environmental matters; (o) ERISA and employment matters; (p) reports and financial statements; (q) certain tax matters; (r) business changes; (s) brokers and finders fees; (t) industrial revenue bonds; (u) the SH Inducement Agreement and the RPS Inducement Agreement; (v) accuracy of information; (w) certain agreements with Scherer Healthcare relating to the ABG Products and the Company's related business; and (x) FDA matters.

    REPRESENTATIONS AND WARRANTIES OF VSI

    The Merger Agreement contains representations and warranties by VSI relating to, among other things: (a) its organization and qualification; (b) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; and (c) brokers and finders fees.

    CERTAIN COVENANTS OF THE COMPANY

    Pursuant to the Merger Agreement, the Company has agreed that, during the period from the date of the Merger Agreement until the Effective Time of the Merger, except as permitted under the Merger Agreement or any other agreement executed by VSI or as otherwise consented to in writing by VSI, the Company will, among other things, carry on its business diligently and in the ordinary course and use reasonable efforts to preserve its present business organization intact and preserve its present relationship with persons having business dealings with it. In addition, the Company has agreed that, prior to the Effective Time of the Merger, it will not do any of the following, among other things, without VSI's written consent: (a) amend its Articles of Incorporation or Bylaws; (b) issue, sell, deliver, grant or declare any stock dividend or stock split or other distributions in respect of, any of the Company Common Stock or any securities convertible or exchangeable into or exercisable for any such stock or any options or warrants to purchase Company Common Stock, except the issuance of shares of Company Common Stock pursuant to certain options, warrants or a convertible note exercisable or convertible by their terms and outstanding on the date the Merger Agreement was executed; (c) except in the ordinary course of business or as required upon exercise of directors' fiduciary duties, mortgage or pledge any of its assets; (d) except in the ordinary course of business, borrow or agree to borrow any funds (other than pursuant to the Company's existing credit facilities up to certain amounts); (e) except in the ordinary course of business, voluntarily incur any obligation or liability, cancel any material debts of third parties or claims against third parties, lease, sell, transfer or grant any preferential rights to lease or acquire any of its material assets, property or rights or substantively amend or terminate any material contract, agreement, license or other right of which the Company is a party; (f) adopt, materially amend or terminate any employee benefit plan or materially increase compensation or other benefits payable to any of the Company's employees; (g) acquire control of, or an ownership interest in, any other business entity or a substantial portion of the assets thereof; (h) solicit, encourage or authorize any inquiry, proposal, offer or possible offer from a third party relating to a change in control or ownership or other transaction that would constitute a "Takeover Proposal" as defined in the Merger Agreement or, subject to the fiduciary obligations of the Company's Board of Directors, provide to any person information or assistance or negotiate with any person in furtherance of a Takeover Proposal; (i) except in the ordinary course of business and consistent with practices customary for the Company and except for the buy-out of certain equipment leases, incur or discharge any material obligation or liability; (j) enter into any material licensing or marketing arrangement or other material contract with any party other than VSI; (k) settle any pending litigation in a manner that is materially adverse to the Company or commence any material litigation; and (l) take certain other actions, all as more fully described in the Merger Agreement.

    In addition, the Merger Agreement contains certain covenants of the Company prior to the Effective Time of the Merger regarding, among other things, (a) no breaches, violations or defaults with respect to material contracts or applicable laws; (b) maintaining its insurance policies; (c) filing tax returns and other reports and returns required to be filed with applicable governmental authorities and paying tax liabilities; (d) advising VSI of certain material adverse changes; (e) advising VSI of any Takeover Proposal or related inquiry;
(f) obtaining necessary approvals, authorizations, and consents of governmental and regulatory authorities and completing required filings; (g) allowing VSI to review and investigate the business and financial condition of the Company; (h) fulfilling and satisfying certain conditions to the Closing; (i) performing certain matters required to be performed by the Company at or prior to the Closing; (j) the accuracy of the Company's warranties and representations in the Merger Agreement; (k) maintenance of its property and assets; (l) furnishing VSI with information required to prepare a Current Report on Form 8-K; (m) calling the Special Meeting; (n) not triggering anti-dilution provisions of securities exercisable for or convertible into shares of Company Common Stock or changing the applicable exercise price; (o) amending the Company's Rights Agreement; (p) filing with the SEC all required reports and statements under the 1934 Act; (q) advising VSI of any notice of intent to demand dissenters' rights and giving VSI the opportunity to direct any negotiations and proceedings with respect thereto;
(r) establishing a separate account for funds received upon the exercise of any option or warrant prior to the Effective Time of the Merger; and (s) not exercising the repurchase option relating to the ABG Assets.

    CERTAIN COVENANTS OF VSI

    The Merger Agreement contains certain covenants of VSI prior to the Effective Time of the Merger regarding, among other things: (a) fulfilling and satisfying certain conditions to the Closing; (b) performing certain matters required to be performed by VSI at or prior to the Closing; (c) the accuracy of VSI's warranties and representations in the Merger Agreement; and

(d) obtaining necessary approvals, authorizations, and consents of governmental and regulatory authorities and completing required filings.

    CERTAIN OTHER AGREEMENTS

    Pursuant to the Merger Agreement, VSI and the Company have agreed to make required filings promptly pursuant to the Hart Scott Rodino Act and to use their best efforts and cooperate to effect compliance with the Hart Scott Rodino Act. The Company has further agreed to provide to VSI a consolidated balance sheet prior to Closing and a sales statement with respect to certain "Special Treatment Sales" (generally defined as foreign sales and domestic OEM, government and home health care sales) each together with a certificate from the Company's Chief Financial Officer as to compliance with certain preparation parameters. In addition, the Company has represented and covenanted with VSI as to (a) the compliance of this Proxy Statement with the 1934 Act and the rules and regulations promulgated thereunder; (b) the accuracy and completeness of the information contained in this Proxy Statement (other than with respect to information regarding VSI); and (c) compliance in this Proxy Statement with notifications regarding dissenters' rights as are required by the BCA.

    CONDITIONS TO OBLIGATIONS OF VSI AND NEWCO

    The Merger Agreement provides that the respective obligations of VSI and Newco to consummate the Merger are subject to satisfaction of the following conditions, among others: (a) the accuracy in all material respects of the representations and warranties of the Company contained in the Merger Agreement;
(b) the Company's performance and compliance in all material respects with all covenants, agreements and conditions required by the Merger Agreement to be performed or complied with by the Company prior to or on the Closing Date;
(c)(i) no order of any court or administrative agency being in effect which restrains or prohibits any transaction contemplated by the Merger Agreement or the Inducement Agreements or which would limit or affect VSI's ownership of the Company or of the ABG Assets; (ii) no suit, action (other than the exercise of dissenters' rights), investigation, inquiry or proceeding pending or threatened against VSI, Newco, any subsidiary of VSI or the Company, challenging the validity or legality, or seeking to restrain or limit the consummation, of the transactions contemplated by the Merger Agreement or the Inducement Agreements; and (iii) no written advice having been received by VSI, Newco or the Company from any governmental body and remaining in effect threatening to commence an action or proceeding seeking to invalidate, restrain or limit the Merger or the Inducement Agreements or the transactions contemplated thereby or otherwise affect VSI's ownership of the Company or the ABG Assets; (d)(i) obtaining approval of the Merger by the Shareholders, and by the holders of Scherer Healthcare common stock at the Scherer Special Meeting and all other necessary or specified governmental and non-governmental consents and approvals, including the expiration or termination of all applicable waiting periods under the Hart Scott Rodino Act; (ii) no such consent or approval having imposed a condition to such consent or approval, and no condition having been imposed in connection with any filings made under the Hart Scott Rodino Act or under any other law, which condition in the opinion of

VSI is unduly burdensome to the consolidated financial condition or operations of VSI or to the business of the Company and its subsidiaries taken as a whole; and (iii) all conditions required to be satisfied prior to the Effective Time of the Merger pursuant to such consents and approvals having been satisfied;
(e) VSI and Newco having received an acceptable opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company as to the corporate existence and good standing of the Company, the authority of the Company to enter into the Merger Agreement, the valid issuance of the Company Common Stock, the absence of material litigation, and the absence of conflicts with other agreements and similar matters; (f) as of the Closing Date, the Company not being indebted for borrowed money in an aggregate amount in excess of $6.4 million (subject to certain exceptions); (g)(i) the Company having furnished VSI with satisfactory closing certificates of the Company, signed by its President or an Executive Vice President, regarding the accuracy in all material respects of the representations and warranties of the Company in the Merger Agreement and the Company's compliance in all material respects with all terms, covenants and provisions of the Merger Agreement with which it is required to comply prior to or on the Closing Date and (ii) Scherer Healthcare having furnished VSI with satisfactory certificates of Scherer Healthcare, signed by its President or Executive Vice President, to the same effect with respect to the SH Inducement Agreement; (h) the Company, William J. Thompson and Scherer Healthcare having entered into an agreement pursuant to which Mr. Thompson's existing employment agreement with the Company will terminate as of the Effective Time of the Merger; (i) the Company having amended the Rights Agreement in such a manner that the execution of the Merger Agreement and the consummation of the Merger will not cause any of the Rights to become exercisable and, prior to the consummation of the Closing, no Rights thereunder having been exercised;
(j)(i) the accuracy in all material respects of Scherer Healthcare's and Robert P. Scherer, Jr.'s respective representations and warranties contained in the Inducement Agreements; (ii) their performance and compliance in all material respects with the applicable covenants, agreements and conditions as required by the Inducement Agreements; and (iii) Scherer Healthcare, Mr.
Scherer and VSI having agreed upon the form and substance of all documents to be executed and delivered at the closings contemplated by the Inducement Agreements; (k) VSI having received such additional documentation at the Closing as VSI and its counsel may reasonably require to evidence compliance by the Company with all of its obligations under the Merger Agreement and to evidence compliance by Scherer Healthcare and Mr. Scherer with all of their obligations under the Inducement Agreements.

    CONDITIONS TO OBLIGATIONS OF THE COMPANY

    The Merger Agreement provides that obligations of the Company to consummate the Merger are subject to satisfaction of the following conditions, among others: (a) the accuracy in all material respect of the representations and warranties of VSI contained in the Merger Agreement; (b) VSI's and Newco's respective performance and compliance in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date; (c)(i) no order of any court or administrative agency being in effect which restrains or prohibits any transaction contemplated by the Merger Agreement; (ii) no suit, action (other than the exercise of dissenters' rights), investigation, inquiry or proceeding pending or threatened against VSI, Newco or the Company challenging the validity or legality of, or seeking to restrain, the consummation of the transactions contemplated by, the Merger Agreement; and
(iii) no written advice having been received by VSI, Newco or the Company or their respective counsel from any governmental body, and remaining in effect, threatening to commence an action or proceeding seeking to invalidate or restrain the Merger; (d) obtaining the approval of the Shareholders of the Merger, the Scherer Shareholder Approval and all necessary or specified governmental and non-governmental consents and approvals, including the expiration or termination of all applicable waiting periods under the Hart Scott Rodino Act; (e) the Company having received a satisfactory opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C., counsel to VSI, dated the Closing Date and addressed to the Company as to the corporate existence and good standing of VSI, the authority of VSI to enter into the Merger Agreement, the absence of material litigation, and the absence of conflicts with other agreements and similar matters; (f) VSI and Newco both having furnished the Company with satisfactory closing certificates, signed by their respective Presidents or Executive Vice Presidents, regarding the accuracy in all material respects of the representations and warranties of such corporations contained in the Merger Agreement and such corporations' compliance in all material respects with all terms, covenants and provisions of the Merger Agreement with which they are required to comply prior to or on the Closing Date; and (g) the Company having received such additional documentation at the Closing as the Company and its counsel may reasonably require to evidence compliance by VSI and Newco with all of their respective obligations under the Merger Agreement.

    TERMINATION

    The Merger Agreement may be terminated and the Merger may be abandoned before the Effective Time of the Merger, notwithstanding approval of the Merger by the shareholders of the Company or Newco (a) by mutual written consent of VSI, Newco and the Company; (b) by VSI or the Company if (i) the Shareholders fail to approve the Merger at the Special Meeting, (ii) the shareholders of Scherer Healthcare fail to give the Scherer Shareholder Approval, (iii) the Board of Directors of the Company fails to recommend, withdraws or conditions its recommendation that the Shareholders approve the Merger Agreement and the Merger or resolves to do so, or (iv) the Board of Directors of Scherer Healthcare fails to recommend, withdraws or conditions its recommendation that the shareholders of Scherer Healthcare give the Scherer Shareholder Approval or resolves to do so. In addition, VSI may terminate the Merger Agreement if (a) there has been a material misrepresentation or breach by the Company of any of its representations or warranties in the Merger Agreement or any material failure by the Company to comply with its obligations under the Merger Agreement; (b) the Company's Special Treatment Sales for the period from December 29, 1996 through the date seven days prior to the Closing (the "Pre-Closing Date") are less than eighty percent (80%) of the Company's Special Treatment Sales during the period from the first day of the Company's fiscal quarter commencing in December 1995 through the date one year prior to the Pre-Closing Date; (c) there has been a material misrepresentation or breach by Scherer Healthcare or Mr. Scherer (together, the "Scherer Parties") in any of the representations or warranties of any of the Scherer Parties set forth in the

Inducement Agreements; (d) there has been any material failure by either of the Scherer Parties to comply with its or his respective obligations under the Inducement Agreements; (e) there has been a failure to satisfy any of the conditions to VSI's obligation to consummate the Merger or to VSI's obligation to consummate the transactions contemplated by the Inducement Agreements as of the Closing Date. The Company may terminate the Merger Agreement if there has been (a) a material misrepresentation or breach by VSI or Newco of any of the respective representations or warranties of VSI and Newco set forth in the Merger Agreement, (b) any material failure by VSI or Newco to comply with their respective obligations under the Merger Agreement, or (c) a failure to satisfy any of the conditions to the Company's obligation to consummate the Merger as of the Closing Date. Either the Company or VSI, at their discretion, may terminate the Merger Agreement if the Effective Time of the Merger has not occurred by August 29, 1997, except that a party whose breach of the Merger Agreement has caused such a delay in the consummation of the Merger will not be entitled to terminate the Merger Agreement. If the Merger Agreement is terminated, the Merger will be abandoned without further action by the Company.

    If the Merger Agreement is terminated and the Merger is abandoned, no party to the Merger Agreement will have any liability or further obligation to any other party to the Merger Agreement except as follows: (a) a party will be liable for damages incurred by the other parties to the Merger Agreement if (and only if) (i) such breach is a material breach of a material covenant and (ii) the party asserting such breach gives the breaching party notice of such breach and such breach is not cured within twenty days (or a longer reasonable period not to extend beyond August 29, 1997). If VSI terminates the Merger Agreement as a result of any such material breach of a covenant and is entitled to damages under the Merger Agreement, the Company will be liable to VSI only to the extent that such damages are proximately caused by such breach. If the Company terminates the Merger Agreement as a result of a breach of any material covenants by VSI or Newco and is entitled to damages under the Merger Agreement, the Company will be entitled to $800,000 as liquidated damages.

    In addition, if the Merger Agreement is terminated by VSI or the Company pursuant to specified provisions of the Merger Agreement, and prior to the date on which the Merger Agreement is terminated (a) an offer is made contemplating certain events, including a Purchase Event (as defined below) or Takeover Proposal, (b) a claim is made that such offer could result in greater value to the Shareholders than the value to be received by them upon consummation of the Merger, and (c) after such offer is known to the Company or any of its officers or directors, the Shareholders do not approve the Merger, the shareholders of Scherer Healthcare fail to grant the Scherer Shareholder Approval, the Company breaches any of its obligations under the Merger Agreement or the conditions precedent to the Merger Agreement are not satisfied, and within twenty-four months after the termination of the Merger Agreement, a Purchase Event occurs, the Company will pay to VSI, no later than the date on which such Purchase Event occurs, a cash fee equal to $1,500,000. The term "Purchase Event" means any of the following events: (a) without VSI's prior written consent, the Company or any of its officers or directors have recommended, proposed or announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than VSI or any subsidiary of VSI) to effect (i) a merger, consolidation or similar transaction involving the Company or any "Significant Subsidiary" as defined in Rule 405 of the Securities Act of 1933, as amended;
(ii) the disposition of the Company or of 25% or more of the consolidated assets of the Company; or (iii) the issuance, sale or other disposition by the Company of securities representing 25% or more of the voting power of the Company or any of its Significant Subsidiaries, other than, in the case of (i), (ii) or (iii), any merger, consolidation or similar transaction in which the voting securities of the Company outstanding immediately prior thereto continue to represent at least 75% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after the consummation of such transaction; or (b) any person or group (other than Scherer Healthcare, affiliates of Scherer Healthcare, VSI or any subsidiary of VSI or a group consisting solely thereof) acquires beneficial ownership of, or the right to acquire beneficial ownership of, 25% or more of the voting power of the Company or any of its Significant Subsidiaries. Notwithstanding the foregoing, the Company is not obligated to pay the $1,500,000 fee in the event that each of the following circumstances occurs in the following order: (a) the Merger Agreement is terminated after a public announcement is made that a specific third-party other than Scherer Healthcare (the "Potential Acquirer") has proposed a transaction which, if consummated, would constitute a Purchase Event; (b) after termination of the Merger Agreement, a public announcement is made that the Potential Acquirer no longer intends to pursue such a transaction and, in fact, does not; (c) the Company offers VSI the opportunity to enter into an agreement and plan of merger substantially identical to the Merger Agreement and Scherer Healthcare and Mr. Scherer offer to VSI the opportunity to enter into agreements which are substantially identical to the Inducement Agreements; and (d) VSI either declines in writing to pursue such offers or fails to respond to the Company, Scherer Healthcare and Mr. Scherer within twenty days after receipt of such offers. In addition, the Company will not be obligated to pay the $1,500,000 fee if, after the events described in clauses (a), (b) and (c) of the preceding sentence occur in that order, each of the following occurs in the following order: (a) the Company and VSI enter into an agreement and plan of merger substantially identical to the Merger Agreement (the "New Agreement") and VSI enters into inducement agreements substantially identical to the Inducement Agreements; (b) after the execution of the New Agreement, the New Agreement is terminated for reasons that would not give rise to the payment of any sum by the Company and at a time when Scherer Healthcare has made no public announcement of any intention to acquire the Company; and (c) after such termination, Scherer Healthcare determines to pursue the merger of the Company with Scherer Healthcare or a wholly-owned subsidiary of Scherer Healthcare and such transaction is consummated.

DISSENTERS' RIGHTS

    Shareholders may demand an appraisal by the appropriate Colorado state court of the "fair value" of their Company Common Stock under Article 113 of the BCA, in lieu of accepting the Merger Consideration. Sections 7-113-101 through 7-113-302 of the Business Corporation Act (the "BCA") provide that Shareholders have the right to dissent from consummation of the Merger and obtain the "fair value" of their Company Common Stock if the Merger is effectuated. The following is a brief summary of these sections, copies of which are set out in Annex III. The following summary is qualified in its entirety by reference to such sections of the BCA.

    To preserve the right to exercise dissenters' rights, a Shareholder must:
(i) deliver to Margaret E. Von der Schmidt, Secretary of the Company, 11039 East Lansing Circle, Englewood, Colorado 80112, prior to the vote of the Shareholders to approve the Merger Agreement, written notice that the Shareholder intends to demand payment for his or her Company Common Stock if the Merger is consummated, and (ii) not vote his or her Company Common Stock in favor of approval of the Merger Agreement. The failure by a Shareholder to vote his or her Company Common Stock at the Special Meeting or to return a proxy in respect of the Special Meeting will not be deemed to be a vote in favor of the Merger Agreement. However, return of a blank proxy or proxy directing a vote in favor of the Merger will be deemed to be a vote in favor of the Merger Agreement and will constitute a waiver of the Shareholder's right to dissent from the Merger, unless such proxy is revoked either prior to or at the Special Meeting

    After the Merger Agreement is approved by the Shareholders but in no event later than ten days after the Effective Time of the Merger, the Company will deliver a written notice (a "Dissenters' Notice") to all of its Shareholders who both notified the Company of their intention to dissent and did not vote in favor of the Merger, (i) stating that the Merger was authorized and the Effective Time of the Merger (or if the Merger is not yet effective, the proposed Effective Time); (ii) providing the address to which payment demands must be sent and the address at which the certificates representing Company Common Stock with respect to which dissenters' rights are being exercised must be deposited; (iii) stating that if a record Shareholder is exercising dissenter's rights for a beneficial owner, that any demand for payment in respect of such Company Common Stock must be accompanied by a certificate from the beneficial owner certifying that dissenters' rights have been or will be timely asserted with respect to all Company Common Stock owned beneficially by such beneficial Shareholder and as to which there is no limitation on such Shareholder's ability to exercise dissenters' rights, and (iv) stating the date by which the Company must receive the payment demand and the certificates representing Company Common Stock for which dissenters' rights are being exercised, which date shall not be less than thirty days after the Dissenters' Notice is given. The Dissenters' Notice shall be accompanied by a form which may be used to demand payment and by a copy of the provisions of the BCA governing dissenters' rights.

    A Shareholder who wishes to assert dissenters' rights after receiving a Dissenter's Notice (the "Dissenting Shareholder") must, by the date stated in the Dissenters' Notice, (i) make a written demand for payment for such Dissenting Shareholder's Company Common Stock as directed in the Dissenters' Notice and (ii) deposit such Dissenting Shareholder's certificate for certificated shares of Company Common Stock with [the Company] in accordance with the instructions contained in the Dissenters' Notice. A Dissenting Shareholder retains all rights of a Shareholder, except the right to transfer his or her Company Common Stock, until the Effective Time of the Merger. After the Effective Time of the Merger, the Dissenting Shareholder has only the right to receive payment for such Company Common Stock. A Shareholder who does not demand payment and deposit his or her Company Common Stock by the date stated in the

Dissenters' Notice is no longer entitled to dissenters' rights.

    Under the BCA, the Company may require that Dissenting Shareholder's certify in writing the date(s) on which they purchased their shares of Company Common Stock. If a Dissenting Shareholder fails to certify such date(s) or certifies that such date(s) was after March 14, 1997, the date of the first announcement to news media of the Merger, in lieu of making the "fair value" payment discussed above, the Company may offer to make such payment in full satisfaction of the demand, if such Dissenting Shareholder agrees to accept the payment as such.

    Upon the later of the Effective Time of the Merger or the date of receipt of demand for payment from a Dissenting Shareholder, the Company shall pay to each Dissenting Shareholder who has complied with the dissenters' rights provisions of the BCA the amount that the Company estimates to be the "fair value" of such Dissenting Shareholder's Company Common Stock, plus accrued interest from the Effective Time of the Merger at the rate currently paid by the Company on its principal bank loans, if any, or if none, at an annual rate equal to eight percent. Payment will be made to the address stated in the Dissenting Shareholder's payment demand or, if none, at the address shown in the Company's current record of shareholders. The payment will be accompanied by (i) the Company's financial statements for its most recent fiscal year for which financial statements have been prepared; (ii) a statement of the Company's estimate of the "fair value" of the Dissenting Shareholder's Company Common Stock; (iii) an explanation of how the amount of interest included in the payment was calculated; (iv) a statement of the Dissenting Shareholder's rights if the Dissenting Shareholder is dissatisfied with the payment, and (v) a copy of the provisions of the BCA governing dissenter's rights.

    If a Dissenting Shareholder believes that the amount paid by the Company as the "fair value" of his or her Company Common Stock is inadequate or that the interest due to the Dissenting Shareholder has been incorrectly calculated, the Dissenting Shareholder may notify the Company in writing within thirty days of receipt of payment by the Company of the Dissenting Shareholder's own estimate of the "fair value" of his or her Company Common Stock and/or the amount of interest that the Dissenting Shareholder believes to be due and may demand payment of such amount less any payments already received by the Dissenting Shareholder. If a Dissenting Shareholder makes such a payment demand within the thirty-day period, the Company is obligated to pay the amount demanded unless, within sixty days of receipt of such demand, the Company and the Dissenting Shareholder agree on the amount payable by the Company to the Dissenting Shareholder or the Company commences a proceeding in Colorado District Court for the County of Douglas petitioning the court to determine the "fair value" of such Dissenting Shareholder's Company Common Stock and/or the amount of interest due to the Dissenting Shareholder.

    The costs of any court proceeding to determine the amount due to a Dissenting Shareholder, including reasonable compensation and expenses of appraisers appointed by the court, will generally be assessed against the Company. The court may, however, assess such costs against the Dissenting Shareholder if the court finds that the Dissenting Shareholder acted arbitrarily, vexatiously or not in good faith. The court may also assess fees and expenses of counsel and experts against the Company if the Company did not substantially comply with the dissenters' rights provisions of the BCA or against any party who the court finds acted arbitrarily, vexatiously or not in good faith.

    Once a Dissenting Shareholder demands payment for his or her Company Common Stock, the demand is irrevocable unless the Merger is not consummated within sixty days after the date stated in the Dissenters' Notice by which a Dissenting Shareholder must provide the Company with a demand for payment and must deposit his or her Company Common Stock with the Company. If the Merger is not consummated by the end of the sixty-day period, the Company must return any deposited Company Common Stock to the Dissenting Shareholder and deliver a new Dissenters' Notice to the Dissenting Shareholder, if the Merger is still contemplated at that time.

    If Shareholders elect to exercise these dissenters' rights, the receipt of cash for Company Common Stock will be a taxable transaction to the Shareholders receiving such cash, as described above under "The Merger--Certain Federal Income Tax Consequences."

    SHAREHOLDERS CONSIDERING EXERCISING STATUTORY DISSENTERS' RIGHTS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH REGARD TO THE TAX CONSEQUENCES OF SUCH ACTIONS.

    To the extent there are any inconsistencies between the foregoing summary and the BCA, the BCA shall control.

                          BENEFICIAL OWNERSHIP OF SECURITIES

    The following table sets forth information as of March 31, 1997, regarding the ownership of Company Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Company Common Stock, each executive officer and each director of the Company, and all directors and officers of the Company as a group. The Company believes that each person named has sole investment and voting power with regard to the shares of Company Common Stock shown except as otherwise noted.

     BENEFICIAL OWNER                      SHARES BENEFICIALLY       PERCENT OF CLASS
                                                 OWNED(1)
 Scherer Healthcare, Inc.
 2859 Paces Ferry Road                        13,791,192(2)                 66.06%
 Suite 300
 Atlanta, Georgia  30339

 Robert P. Scherer, Jr.* **
 2859 Paces Ferry Road                        16,853,048(3)                 77.04%
 Suite 300
 Atlanta, Georgia  30339

 William J. Thompson* **                         225,000(4)                  1.55%

 Charles R. Atkins, III*                               0                          (6)

 Stephen A. Lukas, Sr.*                                0                          (6)

 Jack W. Payne*                                        0                          (6)

 Kenneth H. Robertson*                             1,000                          (6)

 Mack D. Tindal*                                   2,000                          (6)

 Jack L. York*                                   378,728                     2.65%

 All current directors and
 officers as a group (8 persons)              17,389,776(5)                 78.93%


* Director
** Executive Officer


(1) Beneficial ownership as reported in the table has been determined in accordance with applicable federal regulations and includes shares of Company Common Stock as to which a person possesses sole or shared voting and/or investment power and shares of Company Common Stock which may be acquired within sixty days upon the exercise of outstanding stock options, warrants and convertible securities. Certain outstanding shares may be deemed to be beneficially owned by more than one person.

(2) The shares of Company Common Stock shown include 6,580,000 shares issuable upon exercise of outstanding Company Common Stock purchase warrants.

(3) The shares of Company Common Stock shown include shares beneficially owned by Scherer Healthcare (See Note (2) above). The shares shown also include 1,000,000 shares issuable pursuant to the terms of an outstanding convertible note, and 515,464 shares held in a voting trust, with respect to which shares Mr. Scherer has sole voting power but which shares are owned by Mr. Scherer's adult children.

(4) The shares of Company Common Stock shown include 150,000 shares of Company Common Stock issuable upon exercise of outstanding stock options and 75,000 shares issuable upon exercise of outstanding Company Common Stock warrants owned by Scherer Healthcare, Inc. which Mr. Thompson has an option to purchase.

(5) The shares of Company Common Stock shown include 6,580,000 shares issuable upon exercise of outstanding Company Common Stock warrants, 1,000,000 shares issuable upon conversion of an outstanding convertible note and 150,000 shares issuable upon exercise of outstanding stock options. See Notes (2), (3), (4) and (5) above.

(6)   Represents less than one percent (1%).

BUSINESS OF THE COMPANY

    The business of the Company principally consists of manufacturing and marketing disposable medical devices, supplies and equipment for use in the respiratory care, cardiopulmonary support and anesthesia markets. The Company manufactures and distributes four major groups of products for these markets:
ABG Products; aerosolized medication delivery systems, consisting primarily of disposable nebulizers; heated humidification systems; and anesthesia and respiratory breathing systems.

    Additional information regarding the business and properties of the Company is contained in the Company's Form 10-K for the fiscal year ended March 29, 1997 which is attached as Annex IV to this Proxy Statement. See "Annexes."

INFORMATION CONCERNING VSI AND NEWCO

    The following information has been provided by VSI.

    The principal executive office for each of VSI and Newco is 20 Campus Road, Totowa, New Jersey 07512, and the telephone number is (201) 790-1330. VSI, together with its respiratory subsidiaries, design, manufacture and market single-use medical products for anesthesia, and critical care applications. Newco is a newly-formed Colorado corporation that has not conducted any business except in connection with the transactions related to the Merger. See "Information Concerning VSI and Newco." VSI's common stock is quoted on the Nasdaq National Market under the symbol "VITL."

    VSI is subject to the informational filing requirements of the Exchange Act and is required to file reports and other information with the Securities Exchange Commission (the "Commission") under the Exchange Act relating to its business, financial condition and other matters. Reports and other information relating to VSI may be inspected and copies may be obtained from the office of the Commission. See "Available Information."

                            INDEPENDENT ACCOUNTANTS

    Arthur Andersen LLP, the Company's independent accountants for the year ended March 30, 1996, will have a representative at the Special Meeting.

                             AVAILABLE INFORMATION

    Each of the Company and VSI is subject to the informational filing or submission requirements of the Exchange Act, and in accordance therewith are required to file or submit periodic reports and other information with the Commission under the Exchange Act relating to their business, financial condition and other matters. Such reports, proxy statements and other information may be inspected, without charge, and copies may be obtained at prescribed rates, at the Commission's public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located in Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048 and can also be reviewed through the Commission's Electronic Data Gathering, Analysis and Retrieval System which is publicly available through the Commission's Web site (http://www.sec.gov).

ANNEX INDEX

NUMBER   DESCRIPTION

I Agreement and Plan of Merger, dated as of March 14, 1997, by and among Marquest Medical Products, Inc., Vital Signs, Inc., and Vital Signs Acquisition Corporation

II       Fairness Opinion of Hanifen, Imhoff, Inc.

III      Sections 7-113-101 through 7-113-302 of the Colorado Business
         Corporation Act

IV The Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1997

                                    ANNEX I

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 14, 1997, by and among VITAL SIGNS, INC., a New Jersey corporation having its principal place of business at 20 Campus Road, Totowa, New Jersey ("VSI"), VSI ACQUISITION CORPORATION, a Colorado corporation and a wholly-owned subsidiary of VSI, having its principal place of business at 20 Campus Road, Totowa, New Jersey ("Newco"), and MARQUEST MEDICAL PRODUCTS, INC., a Colorado corporation having its principal place of business at 11039 East Lansing Circle, Englewood, Colorado (the "Company"),

                                WITNESSETH THAT:

    WHEREAS, the Boards of Directors of VSI, Newco and the Company, deeming it advisable for the mutual benefit of VSI, Newco and the Company and their respective shareholders, that VSI acquire the Company by the merger of the Company and Newco under the terms and conditions hereinafter set forth (the "Merger"), have approved this Agreement;

    NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto hereby agree that the Company and Newco shall be merged in accordance with the terms of this Agreement and that the terms and conditions of the Merger and the mode of carrying the same into effect shall be as follows:

                                   ARTICLE I

                                 PLAN OF MERGER

    SECTION 1.1 STRUCTURE. Upon performance of all of the covenants and obligations of the parties contained herein and upon fulfillment (or waiver) of all of the conditions to the obligations of the parties contained herein, at the Effective Time of the Merger (as hereinafter defined) and pursuant to the Business Corporation Act of the State of Colorado (the "BCA"), the following shall occur:

         1.1.1   Newco shall be merged with and into the Company.  The
Company shall be the surviving corporation (the "Surviving Corporation") and upon consummation of the Merger shall become a wholly-owned subsidiary of VSI. The separate existence and corporate organization of Newco shall cease at the Effective Time of the Merger, and thereupon the Company and Newco shall be a single corporation, the name of which shall be Marquest Medical Products, Inc. The Company, as the Surviving Corporation, shall succeed, insofar as permitted by law, to all of the rights, assets, liabilities and obligations of Newco in accordance with the BCA.

         1.1.2 The Articles of Incorporation of the Company shall be amended to contain such provisions as VSI shall determine prior to the Effective Time of the Merger and as such shall be the Articles of Incorporation of the Surviving Corporation until amended as provided by law.

         1.1.3 The By-Laws of the Company shall be amended to contain such provisions as VSI shall determine prior to the Effective Time of the Merger and as such shall be the by-laws of the Surviving Corporation until amended as provided by law.

         1.1.4 Until changed in accordance with the articles of incorporation and by-laws of the Surviving Corporation, the directors of Newco immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation.

         1.1.5 Until changed in accordance with the articles of incorporation and by-laws of the Surviving Corporation, the officers of Newco immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation.

         1.1.6 As soon as practicable after the terms and conditions of this Agreement have been satisfied, and upon consummation of the closing referred to in Article IX hereof (the "Closing"), articles of merger consistent with this Agreement, in the form prescribed by, and properly executed in accordance with, the BCA and in form and substance satisfactory to the parties hereto (the "Articles of Merger"), shall be filed with the Secretary of State of the State of Colorado. The Merger shall become effective when the Articles of Merger are so filed. The date and time when the Merger shall become effective is referred to in this Agreement as the "Effective Time of the Merger".

    SECTION 1.2 COMMON STOCK OF SURVIVING CORPORATION. Upon consummation of the Merger, each of the issued and outstanding shares of common stock of Newco shall be automatically converted into such number of shares of the common stock of the Surviving Corporation as shall equal the "Outstanding Number". Each such share shall be held by VSI and shall be fully paid and non-assessable. For purposes of this Agreement, the term "Outstanding Number" shall mean the aggregate number of shares of Company Common Stock (as hereinafter defined) outstanding immediately prior to the Effective Time of the Merger divided by the number of shares of common stock of Newco outstanding immediately prior to the Effective Time of the Merger.

    SECTION 1.3 CANCELLATION OR CONVERSION OF COMPANY COMMON STOCK. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any shareholder:

         1.3.1 Any shares of the Company's common stock, no par value ("Company Common Stock"), held in the treasury of the Company, and any shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger which are owned by VSI or Newco, shall be canceled and retired. No cash, securities or other consideration shall be paid or delivered in exchange for such Company Common Stock under this Agreement.

         1.3.2 Except as provided herein with respect to Dissenting Shares (as hereinafter defined), the following provisions shall apply with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time of the Merger other than the shares canceled pursuant to Section
1.3.1 hereof:

         1.3.2.1 Subject to Section 1.3.2.4 hereof, at the Effective Time of the Merger, each such share of Company Common Stock outstanding shall be converted, without any action by the holder thereof, into the right to receive from VSI $0.797 in cash, without interest (the "Purchase Price").

         1.3.2.2 At the Effective Time of the Merger, (i) VSI shall deliver to American Stock Transfer and Trust Company or such other institution as shall be designated by VSI as exchange agent (the "Exchange Agent") $12,497,360 in immediately available funds and (ii) the Company shall deliver to the Exchange Agent immediately available funds equal to the amount of consideration received by the Company after the date hereof and prior to the Effective Time of the Merger from the exercise of options and warrants, such amounts to be held by the Exchange Agent, to effect conversions of outstanding Company Common Stock into cash pursuant to Section 1.3.2.1 hereof and to effect exercises of options and warrants that remain exercisable for cash after the Effective Time of the Merger (as described in Section 1.4 hereof), in accordance with the terms of an exchange agency agreement between VSI and the Exchange Agent.

         1.3.2.3   At the Effective Time of the Merger and subject to Section
1.3.2.4 hereof, each holder of an outstanding certificate or certificates representing Company Common Stock ("Company Stock Certificates") shall, upon surrender thereof to the Exchange Agent together with a letter of transmittal in the form of the letter of transmittal furnished by VSI pursuant to Section 1.3.3 hereof, be entitled to receive a cash amount equal to the Purchase Price, without interest, in exchange for each share of Company Common Stock surrendered. Until so surrendered, each outstanding Company Stock Certificate shall be deemed for all purposes to represent the right to receive the Purchase Price in cash without interest. Whether or not a Company Stock Certificate is surrendered, from and after the Effective Time of the Merger such certificate shall under no circumstances evidence, represent or otherwise constitute any stock or other interest whatsoever in the Company, the Surviving Corporation, VSI or any other person, firm or corporation.

         1.3.2.4 VSI and the Exchange Agent shall not be required to pay a fraction of a penny to any former shareholder of the Company. In lieu of paying any such fraction, VSI and the Exchange Agent shall determine the aggregate consideration payable to each shareholder with respect to all of such shareholder's shares of Company Common Stock and upon tender of all such shares in accordance with the provisions of this Agreement, shall round such consideration up to the nearest whole penny.

         1.3.3 Promptly after the Effective Time of the Merger, VSI shall deliver to holders of Company Stock Certificates letters of transmittal pursuant to which such certificates may be submitted to the Exchange Agent.

    SECTION 1.4 OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES. The Company covenants, warrants and represents as follows:

         1.4.1 OPTION PLAN. As of the date hereof, options covering 633,166 shares of Company Common Stock are outstanding under the Company's Incentive and Non-Qualified Stock Option Plan (the "Stock Option Plan"). Of these "Employee Options" (as defined in Section 2.2 hereof), options covering 297,168 shares of Company Common Stock have per share exercise prices that are less than the Purchase Price. At least 35 days prior to the Effective Time of the Merger, the Company shall provide to each holder of an Employee Option a notice, in accordance with Section 4.2 of the Stock Option Plan, advising each such holder of the terms of the Merger and describing the consequences of the Merger to holders of Employee Options. By virtue of such notice, all outstanding Employee Options shall become exercisable in full and all Employee Options which are not exercised prior to the Effective Time of the Merger shall terminate as of the Effective Time of the Merger. As a result of such termination, neither the Company nor VSI shall have any obligation under the Employee Options at or after the Effective Time of the Merger.

         1.4.2 DIRECTOR OPTIONS. Options covering 150,000 shares of Company Common Stock granted to directors of the Company pursuant to Non-Qualified Director Stock Option Agreements were canceled on March 14, 1997. As a result of such cancellations, neither the Company nor VSI shall have any obligation under any such agreements at or after the Effective Time of the Merger.

         1.4.3 CONVERTIBLE SECURITIES. Pursuant to the terms of the "Robert Scherer Inducement Agreement" (as defined in Section 2.27 hereof), Robert P. Scherer, Jr. has agreed to convert all principal payable under the "Convertible Note" (as defined in Section 2.2 hereof) into a total of 1,000,000 shares of Company Common Stock prior to the Effective Time of the Merger. By virtue of such conversion, there will be no obligation to pay any interest under the Convertible Note to Robert P. Scherer, Jr. after the effective date of such conversion. There are no other debt or equity instruments outstanding which are convertible into the Company's Common Stock.

         1.4.4 SCHERER HEALTHCARE WARRANTS. Pursuant to the terms of the "Scherer Healthcare Inducement Agreement" (as defined in Section 2.27 hereof), Scherer Healthcare, Inc. ("Scherer") has agreed that as of the Effective Time of the Merger, it will exchange the "First ABG Warrants" and "Second ABG Warrants" (as defined in Section 2.2 hereof) and the "Current Warrants" (as defined in Section 2.2 hereof) for a payment equal to $309,260 (representing the number of shares of Company Common Stock covered by the First ABG Warrants, the Second ABG Warrants and the Current Warrants (6,580,000) multiplied by the amount by which the Purchase Price exceeds $0.75, the per share exercise price of the First ABG Warrants, the Second

ABG Warrants and the Current Warrants).

         1.4.5 SWISS WARRANTS. As of the date hereof, "Swiss Warrants" (as defined in Section 2.2 hereof) covering 1,083,317 shares of Company Common Stock are outstanding. Pursuant to the Swiss Warrant Agreement (as defined in Section
2.2 hereof), the Company and VSI are not required to provide the holders of the Swiss Warrants or any other person or entity any notice describing the consequences of the Merger to holders of Swiss Warrants. By virtue of the provisions of the Swiss Warrant Agreement, upon consummation of the Merger, each outstanding Swiss Warrant shall be converted, without any action by the holder thereof, into the right to receive, upon exercise thereof pursuant to the terms of the Swiss Warrant and the Swiss Warrant Agreement, an amount of cash equal to the Purchase Price in lieu of each share of Company Common Stock deliverable upon such exercise.

         1.4.6 SETTLEMENT OPTIONS. Pursuant to promissory notes (the "Settlement Notes") issued in accordance with the "Settlement Agreement" (as defined in Section 2.2 hereof), two individuals each have an option to acquire 100,000 shares of Company Common Stock by reducing the principal amount of the Settlement Notes. The Company shall pay the holders of the Settlements Notes all amounts outstanding under the Settlement Notes prior to the Effective Time of the Merger. As a result, no obligation to issue capital stock or otherwise will exist after the Effective Time of the Merger pursuant to the Settlement Notes.

         1.4.7 CONSULTANT'S OPTIONS. As of the date hereof, the Company is obligated to issue 50,000 shares of Company Common Stock pursuant to the Consultant's Options (as defined in Section 2.2 hereof) at an exercise price of $0.75 per share. At least 35 days prior to the Effective Time of the Merger, the Company shall provide to the holder of the Consultant's Option a notice, in accordance with Section 5(b) of the agreement setting forth the terms of the Consultant's Options, advising such holder of the terms of the Merger and describing the consequences of the Merger to holders of Employee Options. By virtue of such notice, all of the Consultant's Options which are not exercised prior to the Effective Time of the Merger shall terminate as of the Effective Time of the Merger. As a result of such termination, neither the Company nor VSI shall have any obligation under the Consultant's Options at or after the Effective Time of the Merger.

         1.4.8 RUSSELL WARRANTS. As of the date hereof, the Company is obligated to issue 75,326 shares of Company Common Stock pursuant to the Russell Warrants (as defined in Section 2.2 hereof) at an exercise price of $1.50 per share. At least 15 days prior to the Effective Time of the Merger, the Company shall provide to the holder of the Russell Warrants the notice required pursuant to Section "e" of the Russell Warrant Agreement (as defined in Section 2.2 hereof). By virtue of the provisions of the Russell Warrant Agreement, upon consummation of the Merger, each outstanding Russell Warrant shall be converted, without any action by the holder thereof, into the right to receive, upon exercise thereof pursuant to the terms of the Russell Warrant and the Russell Warrant Agreement, an amount of cash equal to the Purchase Price in lieu of each share of Company Common Stock deliverable upon such exercise.

         1.4.9 ITT WARRANTS. As of the date hereof, the Company is obligated to issue 10,000 shares of Company Common Stock pursuant to the ITT Warrants (as defined in Section 2.2 hereof) at an exercise price of $4.00 per share. At least 25 days prior to the Effective Time of the Merger, the Company shall provide to the holder of the ITT Warrants the notice required pursuant to Section 4(f) of the ITT Warrant Agreement (as defined in Section 2.2 hereof). By virtue of the provisions of the ITT Warrant Agreement, upon consummation of the Merger, each outstanding ITT Warrant shall be converted, without any action by the holder thereof, into the right to receive, upon exercise thereof pursuant to the terms of the ITT Warrant and the ITT Warrant Agreement, an amount of cash equal to the Purchase Price in lieu of each share of Company Common Stock deliverable upon such exercise.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

    References herein to the "Disclosure Letter" shall mean the letter from the Company to VSI, dated the date hereof, pursuant to which the Company has made certain representations and described certain exceptions to the representations set forth in this Article II by means of express cross-references to the Sections hereof requiring that exceptions be made. Except as set forth in the Disclosure Letter, the Company hereby represents, warrants, and agrees as follows:

    SECTION 2.1 ORGANIZATION. The Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to own its property and conduct the business in which it is engaged. The Disclosure Letter contains an accurate and complete list of the dates of filing of the Company's articles of incorporation and all amendments thereto with the Colorado Secretary of State and the date of the Company's current by-laws.

    SECTION 2.2 CAPITALIZATION. The Company is solely authorized to issue 50,000,000 shares of Company Common Stock. As of the date hereof, there were 14,296,773 shares of Company Common Stock issued and outstanding (the "Outstanding Common Shares"). The Outstanding Common Shares include 25,000 shares of Company Common Stock which were initially issued to Jack L. York as restricted shares, all of which restrictions have lapsed. The Outstanding Common Shares do not include any restricted shares issued to any other director of the Company. If the Effective Time of the Merger occurs prior to August 31, 1997, any restricted shares outstanding on the date hereof, other than the restricted shares owned by Jack L. York, will, by their terms, be forfeited and deemed not to be outstanding as of the Effective Time of the Merger. All of the Outstanding Common Shares have been fully paid, have been validly issued, and are nonassessable. No shares of Company Common Stock have been issued in violation of the preemptive rights of any person or entity and the holders of Outstanding Common Shares do not possess preemptive rights. Except with respect to (i) options covering not more than 633,166 shares of Company Common Stock granted pursuant to the Company's Incentive and Non-Qualified Stock Option Plan (the "Stock Option Plan"), (ii) warrants covering up to 1,083,317 shares of Company Common Stock which were granted to former holders of Swiss bonds at an exercise price of $.75 per share pursuant to a warrant agreement (the "Swiss Warrant Agreement"), dated June 15, 1993, between the Company and Chemical Trust Company of California, as warrant agent (the "Swiss Warrants"), (iii) warrants to purchase through March 31, 1999 up to 1,530,000 shares of Company Common Stock at an exercise price of $.75 per share (the "First ABG Warrants"), which First ABG Warrants were granted to Scherer pursuant to an omnibus agreement, dated April 12, 1993, between the Company and Scherer (the "Omnibus Agreement"), (iv) warrants to purchase through March 31, 2003 up to 4,250,000 shares of Company Common Stock at an exercise price of $.75 per share (the "Second ABG Warrants"), which Second ABG Warrants were granted to Scherer pursuant to the Omnibus Agreement, (v) warrants to purchase through March 31, 1999 up to 800,000 shares of Company Common Stock at an exercise price of $.75 per share (the "Current Warrants"), which Current Warrants were granted to Scherer pursuant to a warrant agreement dated April 12, 1993, (vi) a convertible secured promissory note in the principal amount of $700,000 entitling the holder thereof to acquire up to 1,000,000 shares of Company Common Stock upon conversion thereof (the "Convertible Note"), which Convertible Note was issued to Scherer Capital, LLC on March 28, 1996 and which currently is owned by Robert P. Scherer, Jr., (vii) stock options covering up to 50,000 shares of Company Common Stock granted by the Company to David Hagelstein at an exercise price of $.75 per share (the "Consultant Options"), the terms of which Consultant Options are reflected in an option agreement, dated August 26, 1993, (viii) options granted pursuant to a settlement agreement dated April 30, 1995 (the "Settlement Agreement"), which options (the "Settlement Options") entitle the holders thereof to purchase up to 200,000 shares of Company Common Stock at an exercise price of $1.00 per share, which price is payable by reducing amounts otherwise payable by the Company, (ix) Warrants to purchase through September 30, 1997 up to 10,000 shares of Company Common Stock at an exercise price of $4.00 per share (the "ITT Warrants"), which ITT Warrants were granted to ITT Commercial Finance Corporation pursuant to a warrant agreement dated October 1, 1992 (the "ITT Warrant Agreement"), (x) warrants to purchase through December 20, 1997 up to 75,326 shares of Company Common Stock at an exercise price of $1.50 per share (the "Russell Warrants"), which Russell Warrants were granted to Robert A. Russell pursuant to a warrant agreement dated November 18, 1992 (the "Russell Warrant Agreement"), and (xi) certain rights (the "Rights") granted pursuant to the Company's Rights Agreement, dated as of August 8, 1991, between the Company and Bank of America National Trust & Savings Association, as amended (the "Rights Agreement"), the Company does not have outstanding any options or warrants to purchase, or contracts to issue, or contracts or any other rights entitling anyone to acquire, shares of its capital stock of any class or kind, or securities convertible into or exchangeable for such shares. In light of commitments made by Robert P. Scherer, Jr. and Scherer to VSI in the Inducement Agreements with respect to the Convertible Note, the First ABG Warrants, the Second ABG Warrants and the Current Warrants, immediately prior to the Effective Time of the Merger the outstanding shares of Company Common Stock shall not exceed the above-mentioned 14,296,773 Outstanding Common Shares plus (a) up to 633,166 shares of Company Common Stock which may be issued between the date hereof and the Closing Date upon the exercise of options previously granted pursuant to the Option Plan, (b) up to 1,083,317 shares of Company Common Stock which may be issued between the date hereof and the Closing Date upon exercise of the Swiss Warrants, (c) up to 800,000 shares of Company Common Stock which may be issued by the Company upon the exercise of the Current Warrants, (d) the 1,000,000 shares of Company Common Stock to be issued upon conversion of the Convertible Note, (e) up to 50,000 shares of Company Common Stock which may be issued upon the exercise of the Consultant's Options, (f) up to 200,000 shares of Company Common Stock which may be issued upon the exercise of the Settlement Options, (g) up to 10,000 shares of Company Common Stock which may be issued upon exercise of the ITT Warrants and (h) up to 75,326 shares of Company Common Stock which may be issued upon exercise of the Russell Warrants. The Disclosure Letter contains a complete and accurate schedule setting forth the names of each holder of the options currently outstanding under the Option Plan ("Plan Options" or "Employee Options"), the First ABG Warrants, the Second ABG Warrants, the Current Warrants, the Convertible Note, the Consultant's Options, the Settlement Options, the ITT Warrants and the Russell Warrants, the number of shares of Company Common Stock currently issuable to each such holder pursuant to such options, warrants and Convertible Note (after giving effect to the anti-dilution provisions applicable thereto), the current exercise price of each of such options, warrants and Convertible Note (after giving effect to the anti-dilution provisions applicable thereto), the dates on which each such option or warrant granted to such holder becomes exercisable (or if such option becomes exercisable in installments, the dates and percentages applicable to such installments) and the date on which each such option or warrant terminates. The Company has amended its Rights Agreement in such a manner that the execution of this Agreement and the consummation of the Merger will not cause any of the Rights to become exercisable with or without the passage of time.

    SECTION 2.3 SUBSIDIARIES. The Company's subsidiaries (collectively, the "Subsidiaries" and each such entity individually, a "Subsidiary") are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and each Subsidiary has all requisite corporate power and authority to own its respective property and conduct the respective business in which it is engaged. The Disclosure Letter contains an accurate and complete list of (i) all of the Subsidiaries and (ii) the dates of filing of each Subsidiary's articles of incorporation and all amendments thereto with the Secretary of State of the applicable jurisdiction of organization and the dates of the current by-laws of each such Subsidiary. The Company has no equity interest in any corporation, partnership, limited liability Company or other entity other than its interests in the Subsidiaries. All of the Subsidiaries are inactive.

    SECTION 2.3A ABG. As set forth in the Omnibus Agreement, Scherer leases to the Company certain equipment pursuant to the "Equipment Lease" (as such phrase is defined in the Omnibus Agreement) and licenses to the Company certain intellectual property pursuant to the "License of Intellectual Property" (as such phrase is defined in the Omnibus Agreement). The assets leased and licensed by Scherer to the Company pursuant to the Equipment Lease and the License of Intellectual Property, together with any "Improvements" (as such term is defined in the

License of Intellectual Property), are all included within the definition of Scheduled Assets in the Scherer Healthcare Inducement Agreement and comprise the only assets of the blood gas collection product line marketed and sold by the Company (such assets and Improvements being hereinafter referred to as the "ABG Assets", such product line being hereinafter referred to as the "ABG Product Line" and the business presently operated by the Company with respect to the ABG Product Line being hereinafter referred to as the "ABG Business") that are owned by any entity other than the Company. All of the equipment leased by Scherer pursuant to the Equipment Lease is located in the Company's premises in Englewood, Colorado. With the exception of the Terumo litigation referred to herein, the Company is not aware of any basis or claim for material indemnification by Scherer against the Company under the Equipment Lease or the License of Intellectual Property.

    SECTION 2.4 QUALIFICATIONS. The Disclosure Letter contains an accurate and complete list of all States in which the Company and each Subsidiary are qualified to do business. The Company and each Subsidiary are qualified to do business in each State and in each foreign country in which their failure to so qualify would have a material adverse effect on the financial condition, assets, business or operations of the Company and its Subsidiaries, taken as a whole.

    SECTION 2.5 SEC FILINGS. Since March 30, 1994, the Company has filed with the Securities and Exchange Commission (the "SEC") all reports and statements (consisting solely of those reports described in the Disclosure Letter) which it was required to file with the SEC pursuant to the Securities Exchange Act of 1934 (the "1934 Act"). None of the reports and statements filed by the Company with the SEC pursuant to the 1934 Act from March 30, 1994 through the date hereof (collectively, the "Reports") contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    SECTION 2.6 OWNED REAL ESTATE. The only real estate owned by the Company or any of its Subsidiaries is the real estate on which the Company's principal office is located at 11039 East Lansing Circle, Englewood, Colorado. None of the ABG Assets constitute real estate. All buildings located on such owned real estate (the "Owned Buildings") comply in all material respects with all municipal, state and federal statutes, ordinances, rules and regulations applicable to the construction of such buildings and their actual use.

    SECTION 2.7 LEASED REAL ESTATE. The Company and its Subsidiaries do not lease any real estate other than pursuant to two real estate leases (the "Leases"). The Business is conducted solely from either the Owned Buildings or from real estate subject to the Leases. The Disclosure Letter contains an accurate and complete list of the dates of the Leases and any amendments thereto. The Company and the Subsidiaries are not in material default under the Leases and the Company is not aware of any facts which, with notice and/or the passage of time, would constitute such a default. Consent is required under both of the Leases in connection with the Merger.

    SECTION 2.8 LEASED TANGIBLE PERSONAL PROPERTY. The Company and its Subsidiaries do not lease any personal property other than pursuant to (i) leases which expire on not more than 90 days notice by the Company or a Subsidiary, (ii) leases which require annual rentals of not more than $25,000,
(iii) the "Equipment Lease" (as defined in the Omnibus Agreement) and (iv) leases ("Personalty Leases") listed in the Disclosure Letter. Scherer is not a lessee of any of the ABG Assets. The Company and the Subsidiaries are not in material default under any of the Personalty Leases or the Equipment Lease and the Company is not aware of any fact which, with notice and/or passage of time, would constitute such a default. No consent is required under the Personalty Leases or the Equipment Lease in connection with the Merger.

    SECTION 2.9  Intentionally Omitted.

    SECTION 2.10 INTANGIBLE PERSONAL PROPERTY. The Disclosure Letter contains an accurate and complete list of all distributorship, franchise and license agreements (whether the Company or any of its Subsidiaries is the grantor or grantee of such distributorship, franchise or license), and all patents, patent applications, trademarks, trademark applications and trade names (whether the Company or any of its Subsidiaries owns such items or is licensed to use them) currently owned or used by the Company or, with respect to the ABG Assets, Scherer (the "Intellectual Property"). The Company or a wholly-owned Subsidiary of the Company, or, with respect to the ABG Assets, Scherer, is the sole and exclusive owner of, or (in the case of the Company or any of its Subsidiaries) is a valid licensee or lessee of, or has the right to use in the manner currently used, each of said items of Intellectual Property and has the right to use in the manner currently used all other items of intangible personal property (including, without limitation, copyrights) owned or used by the Company or any of its Subsidiaries in any of their businesses or used by Scherer, the Company or any of its Subsidiaries with respect to the ABG Assets or the ABG Business (together with the Intellectual Property, the "Intangible Property"); said items of Intangible Property represent the only intangible personal property required by the Company and its Subsidiaries in order to operate the ABG Business and the businesses presently conducted by the Company and its Subsidiaries; there are no claims or demands against Scherer, the Company or any of its Subsidiaries with respect to any of such items of Intangible Property, and no proceedings have been instituted, are pending, or to the knowledge of the Company have been threatened to terminate or cancel any such agreements or which challenge the right of Scherer, the Company or any of its Subsidiaries with respect to any of said items of Intangible Property; and there are no facts known to the Company which make it likely that any such agreements will not be renewed at their next expiration date or which might reasonably serve as the basis, in whole or in part, of any claim that any part of the business carried on by the Company or any of its Subsidiaries infringes the patent, trademark, trade name, copyright, or other rights of any other person. With respect to the Terumo litigation referenced in the Disclosure Letter, the Company makes no representation as to the likelihood of any ultimate determination, whether positive or negative. Subject to the interests of the Company's distributors in information generated by such distributors, the Company and its Subsidiaries have the unrestricted right to use, free from any rights or claims of others, all trade secrets and customer lists which the Company or any of its Subsidiaries has used or which the Company or any of its Subsidiaries is now using in connection with the sale of any and all products or services which have been or are being sold by the Company or any of its Subsidiaries, including assets included within the ABG Business.

    SECTION 2.11  ACCOUNTS RECEIVABLE AND INVENTORY.

         2.11.1 All accounts receivable of the Company and its Subsidiaries have originated in the ordinary course of business, are valid and are not subject, to any material extent, to any defense, counterclaim or setoff.

         2.11.2 All inventory in the possession of the Company or any of its Subsidiaries is owned by the Company or one or more of its Subsidiaries and recorded on such entities' books and records in accordance with generally accepted accounting principles consistently applied. All such inventory has been valued at the lower of cost, calculated on a FIFO method, or market. No inventory in the possession of the Company or any of its Subsidiaries has been consigned. The Company believes that the reserves for inventory obsolescence contained in the Company's December 31, 1995 and September 29, 1996 consolidated financial statements are adequate. No inventory relating to the ABG Business is owned by Scherer.

    SECTION 2.12  TITLE TO ASSETS.

         2.12.1 The Company and its Subsidiaries have good and marketable title in and to all of their property reflected in the December 28, 1996 consolidated balance sheet referred to in Section 2.22.1 hereof (the "Balance Sheet") plus all assets purchased by the Company and its Subsidiaries since December 28, 1996, less all assets which the Company or its Subsidiaries have disposed of in the ordinary course since such date, which property presently owned by the Company or any of its Subsidiaries is free and clear of all security interests, consignments, liens, judgments, encumbrances, restrictions, or claims of any kind except (a) those items that secure liabilities that are reflected on the Balance Sheet or that are described in the notes thereto, (b) with respect to owned real property, title imperfections accurately and completely noted in the title reports listed in the Disclosure Letter, and minor title imperfections which do not, in the aggregate, adversely affect the Company's ability to use such property as it is currently being used, and (c) liens for current taxes or assessments not yet due or delinquent.

         2.12.2 To the best of the Company's knowledge, Scherer has good and marketable title in and to all of the ABG Assets to the extent described in the Disclosure Letter, which property presently owned by Scherer is free and clear of all security interests, consignments, liens, judgments, encumbrances, restrictions, or claims of any kind except (a) Scherer's obligations under the Equipment Lease and the License of Intellectual Property and (b) liens for current taxes or assessments not yet due or delinquent.

    SECTION 2.13  MATERIAL CONTRACTS.

         2.13.1 The Disclosure Letter accurately identifies all of the following contracts or other obligations (and any amendments thereto) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound: (a) any written contracts with or loans to any of the Company's, or any of the Subsidiaries', shareholders (including, without limitation, Scherer and its affiliates), officers, directors, employees, consultants, salespersons, distributors or sales representatives; (b) any employee benefit plan made available by the Company or any of its Subsidiaries to any of their employees, including without limitation any medical benefits payable to retired employees of the Company or its Subsidiaries; (c) any collective bargaining agreement; (d) any outstanding option plans, options, warrants, warrant agreements and rights agreements; (e) any contracts with customers and suppliers other than purchase orders delivered in the ordinary course of business; (f) any deeds of trust, mortgages, conditional sales contracts, security agreements, pledge agreements, trust receipts, or any other agreements or arrangements whereby any material amount of the assets of the Company or any Subsidiary are subject to a lien, encumbrance, charge or other restriction; (g) any loan agreements, letters of credit or lines of credit, including without limitation any documents pertaining to the Company's Swiss bonds and Swiss notes; (h) any contracts restricting the Company or any Subsidiary from doing business in any areas or in any way limiting competition; (i) any contracts calling for aggregate payments by the Company or any Subsidiary in excess of $25,000 and which are not terminable without cost or liability on notice of 90 days or less; (j) any joint venture, partnership or limited partnership agreement or limited liability Company operating agreement involving the Company or any Subsidiary; (k) any guarantees by the Company or any Subsidiary of the obligations of any other party except those resulting from the endorsement of checks deposited by the Company or any Subsidiary for collection; (l) any engagement letter relating to the Merger; (m) any other contracts which could have a material impact on the Company's consolidated results of operations or consolidated financial condition; and (n) any commitments to enter into any of the types of contracts and obligations referred to in this Section 2.13.1. The Company and its Subsidiaries are not in material default under any of such contracts, obligations or commitments and the Company is not aware of any facts which, with notice and/or the passage of time, would constitute such a default and are not aware of any default by any party thereto which would have a materially adverse effect upon the results of operations or financial condition of the Company and its Subsidiaries taken as a whole. No consent is required under any of the contracts, obligations and commitments referred to in this Section 2.13.1 in connection with the Merger.

         2.13.2 No purchase commitment of the Company or any of its Subsidiaries is substantially in excess of the normal, ordinary, and usual requirements of the business of the Company and its Subsidiaries.

         2.13.3 The Company and its Subsidiaries are not a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment, or undertaking which is materially adverse, materially onerous, or materially harmful to any aspect of the businesses of the Company and its Subsidiaries; provided, however, that no representation is made in this Section 2.13.3 with respect to any agreement that has been identified in any section of the Disclosure Letter.

         2.13.4 To the best of the Company's knowledge, Scherer is not under any material contractual obligation with respect to the ABG Product Line other than as set forth in the Omnibus Agreement, the Equipment Lease and the License of Intangible Property.

    SECTION 2.14 CUSTOMERS AND SUPPLIERS. The Disclosure Letter contains a complete and accurate list setting forth, for the ten months ended January 25, 1997, all customers who purchased more than $100,000 in goods from the Company and its Subsidiaries and all suppliers from whom the Company and its Subsidiaries purchased more than $100,000 in products, the total value of business transacted by the Company and its Subsidiaries with such customers or suppliers during such period, and, if applicable, the reasons that any such contracts were terminated. Except as set forth in the Disclosure Letter and subject to arrangements agreed upon by the Company and VSI with respect to the distribution of the Company's products subsequent to the date hereof, the Company has not been notified that any of such customers or suppliers intends to terminate or change significantly its relationship with the Company and its Subsidiaries on or after the Effective Time of the Merger. None of the Company's presently outstanding proposals to customers which are subject to competitive bidding would, if accepted, materially adversely affect the Company's profit margins. For the twelve months ended December 28, 1996, approximately 40% of the Company's business was subject to competitive bidding. For the twelve months ending December 28, 1997, the Company does not reasonably expect that more than approximately 40% of its business will be subject to competitive bidding.

    SECTION 2.15 TRANSACTIONS WITH DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES. Except as disclosed in reports filed by the Company with the SEC, there have been no transactions since July 1, 1993 between the Company and any director, officer, employee or affiliate (as defined in Rule 405 promulgated by the SEC, it being agreed by the parties that Scherer and its officers, directors and 10% shareholders shall be deemed "affiliates" of the Company for purposes of this Agreement) of the Company, except on an arm's length basis in accordance with normal business practices. Since July 1, 1993, none of the officers, directors or affiliates of the Company, or any member of the immediate family of any such persons, has been a director or officer of, or has had a material interest in, any firm, corporation, association or business enterprise which during such period has been a material supplier, customer or sales agent of the Company or any of its Subsidiaries or has competed to a material extent with the Company or any of its Subsidiaries.

    SECTION 2.16  LITIGATION.

         2.16.1 Except as disclosed in the Reports: (i) there are no legal, administrative, arbitration or other proceedings or claims pending or to the knowledge of the Company threatened against the Company or any of its Subsidiaries (other than proceedings or claims which are reasonably likely not to have a material adverse effect upon the Company's financial condition or results of operations); (ii) the Company and its Subsidiaries are not subject to any existing judgment; (iii) the Company and its Subsidiaries have not received any inquiry from any agency of the federal or of any state or local government about the transactions contemplated hereby, or about any violation or possible violation of any law, regulation or ordinance affecting its business, its assets, the ABG Business, the ABG Assets or the ABG Product Line; and (iv) the Company and its Subsidiaries have not been subject to any products liability claims during the three years ended on the date of this Agreement. During the three year period ending on the date of this Agreement, no claim has been made, and to the best of the knowledge of the Company, no basis exists for any claim, by any current or former director, officer, employee or other agent of the Company or any of its Subsidiaries seeking indemnification, whether pursuant to statute, court rule, contract, by-law, a provision in an article of association or otherwise, based on such person's involvement in the business of the Company or any of its Subsidiaries.

         2.16.2 To the best of the Company's knowledge, (i) there are no legal, administrative, arbitration or other proceedings or claims pending or threatened against Scherer with respect to the ABG Product Line or the ABG Assets (other than proceedings or claims which, if made against the Company, would not be reasonably likely to have a material adverse effect upon the Company's financial condition or results of operations); (ii) Scherer is not subject to any existing judgment which would adversely affect Scherer's obligations to convey the ABG Assets upon exercise of the Repurchase Option (as hereinafter defined); and (iii) Scherer has not received any inquiry from any agency of the federal or of any state or local government about the transactions contemplated hereby, about any exercise of the Repurchase Option or about any violation or possible violation of any law, regulation or ordinance affecting the ABG Assets, the ABG Business or the ABG Product Line.

    SECTION 2.17 INSURANCE. The Disclosure Letter contains an accurate and complete list of all insurance coverage maintained by the Company and its Subsidiaries on the date hereof. Except as otherwise indicated in the Disclosure Letter, such coverage applies to the Company's interests in the ABG Product Line. The Company and its Subsidiaries have not received any notice of cancellation with respect to any insurance policy relating to such coverage.
All premiums due under any such insurance policy have been paid in full.

    SECTION 2.18 LICENSES AND PERMITS. The Company and its Subsidiaries and the employees and agents of the Company and its Subsidiaries have all material licenses, permits, orders, approvals and authorizations required for the conduct of their respective businesses as presently conducted, including without limitation the ABG Business. In all material respects, the Company and its Subsidiaries are acting within the terms of such licenses, permits, orders, approvals and authorizations, and, to the best knowledge of the Company, no suspension or cancellation thereof has been threatened.

    SECTION 2.19 AUTHORITY RELATIVE TO AGREEMENT; ENFORCEABILITY. The execution, delivery and performance of this Agreement by the Company (A) are within the legal capacity and power of the Company; (B) have been duly authorized by all requisite corporate action on the part of the Company, other than shareholder approval; (C) require the approval or consent of, or filing with, no persons, entities or agencies, other than such approvals as shall be required under the 1934 Act and state securities laws and such filings as shall be required pursuant to the Hart Scott Rodino Antitrust Improvements Act (the "Hart Scott Rodino Act"); and neither violate nor constitute a default under, nor create a lien or breach under, the terms of the articles of incorporation and by-laws of the Company or any Subsidiary or of any material agreement, document or instrument binding upon the Company or any Subsidiary. This Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except insofar as the enforcement thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to equitable principles limiting the availability of equitable remedies. At the Special Meeting (as hereinafter defined), approval of the Merger by holders of two-thirds of the shares of Company Common Stock outstanding on the applicable record date will be sufficient to constitute shareholder approval of the Merger under Colorado law and under the Company's articles of incorporation and by-laws.

    SECTION 2.20  COMPLIANCE WITH APPLICABLE LAWS; ENVIRONMENTAL MATTERS.

         2.20.1 The Company and its Subsidiaries and all real property now owned by the Company and its Subsidiaries ("Company Owned Real Property") are in compliance in all material respects with all federal, state, county, and municipal laws, ordinances, regulations, rules, reporting requirements, judgments, orders, decrees and requirements of common law applicable to the conduct of the Company and its Subsidiaries and to the assets owned, used or occupied by the Company and its Subsidiaries (collectively referred to hereinafter as the "General Laws"), including without limitation all applicable federal, state, county and municipal laws, ordinances, regulations, rules, reporting requirements, judgments, orders, decrees and requirements of common law concerning or relating to the protection of health and the environment (collectively referred to hereinafter as the "Environmental Laws"). To the best of the Company's knowledge, all real property owned, operated, used or leased by, to or for the Company and its Subsidiaries, with respect to any aspect of their businesses including, without limitation, the ABG Business, at any time since 1990 other than the Company Owned Real Property (the "Company Leased/Previously Owned Property"), was and is in compliance in all material respects with the General Laws and the Environmental Laws. The Company and its Subsidiaries have not received any notification of violation, citation, complaint, request for information, order, directive, compliance schedule or other similar enforcement order, or any other notice from any administrative or governmental agency or entity, indicating that any business or operation of or any real property owned, operated, used or leased by, to or for the Company or any Subsidiary, was not or currently is not in compliance in all material respects with all Environmental Laws and General Laws. To the best of the Company's knowledge, Scherer has not received any notification of violation, citation, complaint, request for information, order, directive, compliance schedule or other similar enforcement order, or any other notice from any administrative or governmental agency or entity, indicating that any aspect of the ABG Business was not or currently is not in compliance in all material respects with all Environmental Laws and General Laws.

         2.20.2 All businesses and operations of the Company and its Subsidiaries (including without limitation the ABG Business), the Company Owned Real Property and, to the best of the Company's knowledge, the Company Leased/Previously Owned Property, are in compliance in all material respects with all: (i) judgments, orders, directives, decrees or awards of any court, arbitrator or administrative or governmental agency or entity concerning compliance with the Environmental Laws; and (ii) consent decrees, administrative orders, settlement agreements or other settlement documents entered into with any administrative or governmental agency or entity concerning compliance with the Environmental Laws.

         2.20.3 All assets owned, leased, licensed or otherwise used by the Company or any of its Subsidiaries, including, without limitation, the Company Owned Real Property, and, to the best of the Company's knowledge, the Company Leased/Previously Owned Property, are free of all materials designated as hazardous substances, wastes, hazardous materials, pollutants or contaminants under any Environmental Law (collectively, "Hazardous Materials") and physical conditions which violate any Environmental Laws; all storage tanks and associated pipes, pumps and structures (whether above or below ground) located in or on the Company Owned Real Property and, to the best of the Company's knowledge, the Company Leased/Previously Owned Property, have been identified in the Disclosure Letter, are in sound condition, free of corrosion, meet all design and performance standards required by all Environmental Laws, and do not now, and did not at any time in the past, evidence impaired integrity or leakage. No Hazardous Materials used or generated by the Company or any of its Subsidiaries or generated at the Company Owned Real Property or, to the best of the Company's knowledge, generated at the Company Leased/Previously Owned Property, have been treated, stored, transported or disposed of in violation of any Environmental Laws; and all Hazardous Materials which have been utilized in the business or operation of the Company or any of its Subsidiaries (including without limitation the ABG Business) or which have been removed, released, discharged or emitted from the Company Owned Real Property or, to the best of the Company's knowledge, from the Company Leased/Previously Owned Property, were and are documented, transported and disposed of in compliance in all material respects with all Environmental Laws.

         2.20.4 The Disclosure Letter lists all permits, licenses and other authorizations issued by administrative or governmental agencies or entities under the General Laws and the Environmental Laws which are held by the Company or any of its Subsidiaries or which are held by Scherer with respect to the ABG Business (the "General and Environmental Permits"). The General and Environmental Permits include all such permits which are necessary to the business and operations of the Company and its Subsidiaries (including without limitation the ABG Business) and the Company, the Subsidiaries and, to the best of the Company's knowledge, Scherer are and have been in compliance in all material respects with the terms and conditions of the General and Environmental Permits. Under the General Laws, the Environmental Laws and the General and Environmental Permits, the consummation of the transactions contemplated by this Agreement and any exercise of the Repurchase Option do not and will not: (i) affect the validity of the General and Environmental Permits; or (ii) require the consent of any governmental authority or third party.

    SECTION 2.21  ERISA AND EMPLOYMENT MATTERS.

         2.21.1 The Disclosure Letter contains an accurate and complete list of all funded or unfunded, written or oral, employee benefit plans, contracts, agreements, incentives and salary, wage or other compensation plans or arrangements, including but not limited to all pension and profit sharing plans, savings plans, bonus plans, deferred compensation plans, incentive compensation plans, stock purchase plans, supplemental retirement plans, severance or termination pay plans, stock option plans, hospitalization plans, medical plans, life insurance plans, dental plans, disability plans, cafeteria plans, dependent care plans, tuition reimbursement plans, educational assistance plans, salary continuation plans, vacation plans, supplemental unemployment benefit plans, collective bargaining agreements, employment contracts, consulting agreements, retiree benefits and agreements, severance agreements and each other employee benefit program, plan, policy or arrangement (each a "Benefit Plan") maintained, contributed to, or required to be contributed to by the Company or any Subsidiary with respect to any current or former employees, directors, officers, agents or consultants of the Company or any Subsidiary, or for which the Company or any Subsidiary may be responsible or with respect to which it may have any liability, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Disclosure Letter indicates whether each Benefit Plan is funded or unfunded, and insured or uninsured.

         2.21.2 The Disclosure Letter contains an accurate and complete list of all documents embodying or relating to the Benefit Plans and of all employee handbooks and policy manuals utilized by the Company or any of the Subsidiaries within the past five years. Each of the Benefit Plans listed in the Disclosure Letter is and has at all times been in compliance in all material respects with all applicable provisions of ERISA, the Code, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993 and all other laws applicable to the Benefit Plans.

         2.21.3  Each Company "employee pension benefit plan" as defined in
Section 3(2) of ERISA (each a "Pension Plan") which is intended to meet the requirements of Section 401(a) of the Code now meets, and since its inception has met, the requirements for qualification under Section 401(a) of the Code and nothing has occurred which would adversely affect the qualified status of any such Pension Plan. The Internal Revenue Service has issued a favorable determination letter with respect to the qualification under the Code (including without limitation the Tax Reform Act of 1986) of each Pension Plan, the Disclosure Letter contains an accurate and complete list of the dates of such letters and the Internal Revenue Service has not taken any action to revoke any such letter.

         2.21.4 Each fiduciary and every plan official of each Benefit Plan is bonded to the extent required by Section 412 of ERISA. The Company and the Subsidiaries have not maintained, contributed to or been required to contribute to (i) any Pension Plan under which more than one employer makes contributions (as contemplated by Section 4064(a) of ERISA) or (ii) a "multiemployer plan" as defined in Section 3(37)(A) and (D) of ERISA, nor have they withdrawn from any Pension Plan as a "substantial employer" as defined in Section 4001(a)(2) of ERISA so as to become subject to the provisions of Section 4063 of ERISA, or ceased operations at any facility so as to become subject to the provisions of
Section 4062 of ERISA.  The

Disclosure Letter sets forth an accurate and complete list of all annual reports filed during the last three years with the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation by or on behalf of every Benefit Plan.

         2.21.5 The execution and performance of the transactions contemplated by this Agreement will not, alone or together with any other event, constitute an event under any Benefit Plan or individual agreement that will result in any payment (whether of severance pay or otherwise), or acceleration, vesting or increase in benefits, with respect to any current or former employee, officer, consultant, agent or director of the Company or any Subsidiary.

         2.21.6 Long-term disability benefits for any employee of the Company and each Subsidiary who has become disabled (including without limitation any individual who is disabled but has not satisfied any applicable waiting period) and death benefits for any employee of the Company and each Subsidiary who has died are described in the Disclosure Letter and are insured in amounts and with insurance companies described in the Disclosure Letter.

         2.21.7 Each group health plan (within the meaning of Section 5000(b)(1) of the Code) maintained by the Company or any Subsidiary has been administered in substantial compliance with the coverage continuation requirements contained in the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and as provided under Section 4980B of the Code and any regulations promulgated or proposed under the Code. No current or former employee, officer, consultant, agent or director of the Company and the Subsidiaries, and/or their spouses or dependents, is presently entitled or may be entitled in the future to any post-termination employment, health, dental, disability or life insurance benefits, except to the minimum extent required by COBRA.

         2.21.8 The Company and the Subsidiaries have made all contributions required to be made to each Benefit Plan under the terms of the plan and applicable law, and are not in default under any Benefit Plan. No prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Benefit Plan which could subject any Benefit Plan or any related trust, the Company, any Subsidiary, the Surviving Corporation or any director or employee of any of them to any tax or penalty imposed under
Section 4975 of the Code or Section 502(i) or 502(1) of ERISA, either directly or indirectly, and whether by way of indemnity or otherwise. No event or set of circumstances has occurred under which the Company, any of its Subsidiaries, any Benefit Plan, or any fiduciary thereof, could directly or indirectly be subject to any other liability (other than benefits payable in accordance with the terms of such Benefit Plan and related expenses) under ERISA (including, but not limited to, Sections 409, 510, 4062, 4064 or 4069 thereof), the Code (including, but not limited to, Sections 4971, 4972, 4976 or 4980B thereof), the Family Medical Leave Act of 1993 or any other applicable law.

         2.21.9 The Company or the plan "administrator" (as defined in Section 3(16) of ERISA) of each Benefit Plan has timely filed all ERISA and Code required reporting and disclosure forms, including, but not limited to, the Form 5500 series, with the appropriate government agencies, with respect to every Benefit Plan required to file such forms.

         2.21.10 There are and there have been no inquiries, proceedings, claims, audits or suits pending or, to the best knowledge of any Company Party, threatened by any governmental agency or authority or by any participant or beneficiary against the Company, any of its Subsidiaries, any of their respective directors, officers or employees, any Benefit Plan of the Company or any of its Subsidiaries, or any fiduciary of a Benefit Plan, with respect to the operation of any Benefit Plan.

         2.21.11 Neither the Company nor any of its Subsidiaries have any obligation to pay medical benefits to retired employees.

         2.21.12 The Disclosure Letter contains a list, as of the date hereof, showing the names of all employees of the Company and the Subsidiaries, their original dates of employment, their job titles and their hourly rates.

         2.21.13 All employees of the Company and the Subsidiaries are employees at will who may be terminated by the Company at any time with no obligation to make any payment except wages to the date of termination and such other amounts as may be required by law.

         2.21.14 The Company and the Subsidiaries are in compliance in all material respects with all federal and state laws respecting employment, wages and hours. Such entities have not engaged in any discriminatory hiring or employment practices or any unfair labor practices nor have any employment discrimination or unfair labor practice complaints against such entities been filed, or, to the knowledge of the Company, been threatened to be filed, with any federal or state agency having jurisdiction over the labor matters of the Company and the Subsidiaries. There are no outstanding threats by any former employee of the Company or its Subsidiaries of any suit alleging wrongful termination. The Company has no knowledge of facts which might form a basis for any complaint or suit of a type described in this Section 2.21.14. The Company and the Subsidiaries have no actual knowledge that they employ any alien who does not have a valid permit to work in the United States of America.

         2.21.15 To the best of the knowledge of the Company's executive officers, no current employee of the Company or any of the Subsidiaries is bound by any previous non-competition agreement (other than agreements given to the Company) and no employee, in his or her capacity as an agent of the Company, has violated a confidentiality agreement or non-compete agreement with an unrelated entity.

         2.21.16 With respect to each facility in which the Company or any of its Subsidiaries does business, the Company and its Subsidiaries and each such facility are in compliance in all material respects with the Americans With Disabilities Act.

         2.21.17 During the three years ended December 28, 1996, there has not been any labor dispute (including a strike, slowdown or work stoppage) or threat of a labor dispute involving the Company or any of its Subsidiaries or any attempt or threat of an attempt by a labor union to organize any employees of the Company or any of its Subsidiaries. No employee of the Company or any of its Subsidiaries is a member of or represented by any labor union.

         2.21.18  Intentionally omitted.

    SECTION 2.22  FINANCIAL STATEMENTS.

         2.22.1 Prior to the date hereof, the Company has delivered to VSI its consolidated Balance Sheet dated December 28, 1996, its consolidated income statement for the three months then ended and its consolidated statement of cash flows for the three months then ended (such financial statements are referred to herein as the "December Financial Statements"). The December Financial Statements and the consolidated financial statements of the Company included within the Reports filed with the SEC since January 1, 1996 fairly present the consolidated financial position of the Company and the consolidated results of operations of the Company as at the dates and for the periods to which they apply; such statements have been prepared in conformity with generally accepted accounting principles, applied on a consistent basis throughout the periods involved, and such financial statements comply with all applicable provisions of Regulation S-X of the SEC. The December Financial Statements and the interim financial statements presented in such Reports include all adjustments (subject only to normal recurring year-end adjustments) necessary for a fair presentation of the Company's consolidated financial position and consolidated results of operations as of the dates and for the periods presented therein.

         2.22.2 On March 30, 1996 and December 28, 1996, the Company and its Subsidiaries had no material liabilities (whether absolute, accrued, contingent or otherwise) which were required to be reflected in and disclosed on the Company's March 30, 1996 audited consolidated balance sheet or the Balance Sheet (as to December 28, 1996) or in the notes thereto pursuant to Regulation S-X of the SEC or in accordance with generally accepted accounting principles, consistently applied, but were not so reflected and disclosed. Since December 28, 1996, the Company and its Subsidiaries have incurred no liabilities (whether absolute, accrued, contingent or otherwise) in addition to those reflected in or disclosed on the Balance Sheet or the related notes, except liabilities incurred in the ordinary course of business and the execution by the Company of this Agreement.

         2.22.3 The books, records and system of internal accounting controls of the Company and its Subsidiaries comply in all material respects with Section 13(b) of the 1934 Act.

         2.22.4 The Disclosure Letter contains an accurate and complete list of the most recent management letters received by the Company or any of its Subsidiaries.

    SECTION 2.23  TAXES.

         2.23.1 All tax and information returns required to have been filed by the Company and its Subsidiaries have been filed with the appropriate authority; and all federal, state and local taxes (including without limitation income, franchise, property, sales, use, value-added, withholding, excise, capital or other tax liabilities), charges, assessments, penalties and interest of the Company and its Subsidiaries ("Tax Liabilities") required to be paid on or before December 28, 1996 were paid on or before that date or accrued on the books of the Company and its Subsidiaries as of that date. Such returns were correct in all material respects as filed. No assessments or additional Tax Liabilities have been proposed or threatened against the Company or any of its Subsidiaries or any of their assets, and neither the Company nor any of its Subsidiaries have executed any waiver of the statute of limitations on the assessment or collection of any Tax Liabilities. The Balance Sheet includes adequate provision for Tax Liabilities incurred or accrued as of December 28, 1996. The Disclosure Letter contains an accurate and complete list of the dates of filing of the Company's and each Subsidiary's most recent federal, state and local tax returns.

         2.23.2 The federal tax returns of the Company and its Subsidiaries have been audited or examined by the Internal Revenue Service through the dates specified in the Disclosure Letter. Adjustments, if any, to all such returns have been agreed upon and paid by the Company or its Subsidiaries or are being contested as indicated in the Disclosure Letter. There are no pending investigations of the Company or any of its Subsidiaries or their tax returns by any federal, state or local taxing authority and there are no federal, state or local tax liens upon any of the assets of the Company or any of its Subsidiaries. The Disclosure Letter contains an accurate and complete description of the Company's transfer pricing policy and such transfer pricing policy is in accordance with the specific pricing methods described in regulations promulgated by the Internal Revenue Service under Section 482 of the Code. To the best of the Company's knowledge, as of March 30, 1996, the Company had net operating loss carryforwards totaling $23,084,830, of which $7,329,242 were encumbered by the restrictions under Section 382 of the Code (the "restricted NOLs"). The "section 382 annual limitation" (within the meaning of
Section 382 of the Code) with respect to the restricted NOLs is $486,900. The Disclosure Letter contains an accurate and complete list of (i) the years in which the Company's net operating loss carryforwards expire, (ii) the amount of net operating loss carryforwards which will expire in each of those years (separately broken out to indicate the restricted NOLs and the nonrestricted
NOLs) and (iii) the extent of any "owner shift" or "equity structure shift" (within the meaning of Section 382 of the Code) as of the date of this Agreement.

    SECTION 2.24 BUSINESS CHANGES. Except for the transactions contemplated by this Agreement, since March 30, 1996 there has not been:

         2.24.1 any reduction through December 28, 1996 in the Company's "Special Treatment Sales" (as defined herein), as compared with Special Treatment Sales during the comparable period in the immediately preceding fiscal year (it being understood that the term

"Special Treatment Sales" shall mean all of the Company's sales other than sales made through the Company's United States (including Puerto Rico) dealers and sales made through distributors of the Company's medical-surgical products);

         2.24.2 any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the business of the Company and its Subsidiaries taken as a whole (including without limitation the ABG Business) or any material deterioration in (x) the condition of the Owned Buildings or the personal property owned by the Company or any of its Subsidiaries or leased, licensed or otherwise used by the Company or any of its Subsidiaries in their respective businesses (including without limitation the ABG Business) or (y) the condition or operation of the heating, air conditioning, plumbing and electrical systems of the Owned Buildings, excluding ordinary wear and tear;

         2.24.3 any disposition, mortgage, pledge, or subjection to any lien, claim, charge, option, or encumbrance of any property or asset of the Company or any of its Subsidiaries or, to the best of the Company's knowledge, of any of the assets included within the ABG Product Line, or any cancellation or compromise of any debt or claim of the Company or any of its Subsidiaries otherwise than in the ordinary course of business;

         2.24.4 any acquisition by the Company or any of its Subsidiaries of the assets or capital stock of another business entity;

         2.24.5 any distribution or disposition of the assets of the Company or any of its Subsidiaries other than in the ordinary course of business or any distribution by Scherer of any of the ABG Assets;

         2.24.6 any action taken by the United States Food and Drug Administration (the "FDA"), including without limitation the delivery of a report on Form 483, which could have a material adverse effect upon the Company's consolidated financial condition or consolidated results of operations;

         2.24.7 any statute, order, judgment, writ, injunction, decree, permit, rule or regulation of any court or any governmental or regulatory body adopted or entered or proposed to be adopted or entered which may materially and adversely affect the property or business of the Company or any of its Subsidiaries (including without limitation the ABG Business), other than those statutes, orders, judgments, writs, injunctions, decrees, permits, rules or regulations which are applicable to the business of health care generally or the business of manufacturing and selling medical products generally and which do not and will not have a disproportionate effect on the business of the Company or any of its Subsidiaries (including without limitation the ABG Business) relative to the effect on other entities in the business of manufacturing and selling similar medical products; or

         2.24.8 any dividend or distribution declared, set aside or paid in respect of the

Company Common Stock or any repurchase by the Company of shares of Company Common Stock.

    SECTION 2.25 BROKERAGE. Except as described in the Disclosure Letter, neither the Company nor any of its Subsidiaries has engaged any broker or finder to render services in connection with this Agreement or in connection with any fairness opinions to be delivered in connection with this Agreement.

    SECTION 2.26 INDUSTRIAL REVENUE BONDS. The Company and its Subsidiaries are not indebted under any industrial revenue bonds.

    SECTION 2.27 INDUCEMENT AGREEMENTS. Concurrent with the execution of this Agreement, Scherer has delivered to VSI an inducement agreement, a copy of which has been furnished to the Company (the "Scherer Healthcare Inducement Agreement"), and Robert Scherer has delivered to VSI an inducement agreement, a copy of which has been furnished to the Company (the "Robert Scherer Inducement Agreement" and, collectively with the Scherer Healthcare Inducement Agreement, the "Inducement Agreements"). The Company understands that the receipt of the Inducement Agreements by VSI represents a material inducement to VSI to enter into this Agreement and that VSI has relied upon the Inducement Agreements in entering into this Agreement.

    SECTION 2.28 INFORMATION. Any information in written or electronic format provided or to be provided by or on behalf of the Company, Scherer or their representatives to VSI or its representatives in connection with this Agreement or the Merger (the "Information") has been, and will be, accurate in all material respects. The Company has disclosed to VSI all information regarding the Company and its Subsidiaries (including without limitation the ABG Business) which is material to VSI's determination to execute this Agreement.

    SECTION 2.29 REORGANIZATION. The Company has not taken any action other than relating to the consummation of the Merger, and is not aware of any actions which have been taken or may be taken by any person, which would further limit the Company's ability to utilize its net operating loss carryforwards under
Section 382 of the Code from the amounts described in Section 2.23.2 hereof.

    SECTION 2.30 ABG PRODUCT LINE. Scherer has agreed to extend the repurchase option described in Section 2.03 of the Omnibus Agreement (the "Repurchase Option") until June 15, 1999. The aggregate purchase price required for the Company to exercise the Repurchase Option currently is $5,535,000, which amount increases by $22,500 per month as of the first day of each calendar month. The Company has delivered to VSI's counsel copies of each bill of sale, assignment and other instrument of transfer and conveyance pursuant to which Scherer acquired the Purchased Assets from the Company pursuant to the Omnibus Agreement. The Disclosure Letter sets forth the calculation of all amounts paid by the Company to Scherer by calendar year pursuant to the Equipment Lease and the License of Intellectual Property. The Company has paid to Scherer all amounts due to Scherer under the Equipment Lease and the License of Intellectual Property through January 25, 1997 and the Company will have no obligation to pay any amounts to Scherer with respect to the period from such date until the Effective Time of the Merger other than to pay to Scherer an amount equal to 3.25% of the Company's net sales of the ABG Product Line during such period.

    SECTION 2.31 FDA MATTERS. The Company and its Subsidiaries are in compliance in all material respects with the United States Food, Drug and Cosmetics Act, with all rules and regulations of the FDA applicable to the Company or any of its Subsidiaries (including without limitation all Good Manufacturing Practices regulations) and with all comparable state laws, rules and regulations applicable to the Company or any of its Subsidiaries (collectively, the "Device Laws"). The Disclosure Letter contains an accurate and complete list of all dates of inspections of the Company or any of its Subsidiaries made by the FDA or any similar state agencies during the six years ended on the date of this Agreement, the dates of all correspondence between the Company or any Subsidiary and the FDA or any such state agency with respect to any such inspections and the dates of all reports delivered during such six year period by any third-parties to the Company or any of its Subsidiaries with respect to the compliance by the Company or any of its Subsidiaries with the Device Laws. The Disclosure Letter contains an accurate and complete list of the dates of all notices received by the Company or any of its Subsidiaries within such six year period from the FDA or any other agency that enforces any of the Device Laws. The Company has made available to representatives of VSI all complaint files maintained by the Company and its Subsidiaries and all other files maintained by the Company and its Subsidiaries with respect to compliance with any aspect of the Device Laws. During the three years ended February 28, 1997, neither the FDA nor any comparable state agency has taken any action which has had a material adverse effect upon the Company's consolidated financial condition, results of operations, business or prospects.

    SECTION 2.32 FULL DISCLOSURE. No representation or warranty made by the Company in this Agreement or the Disclosure Letter, no certification furnished or to be furnished by the Company to VSI pursuant to this Agreement, and no document or electronic transmission delivered by the Company to VSI or its counsel hereunder, including without limitation the Information, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. All documents delivered or to be delivered by the Company to VSI and/or its counsel in connection with the negotiation, execution and performance of this Agreement and the matters ancillary hereto are and will be accurate and complete, and will contain all amendments through the date of such delivery.


                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF VSI

    VSI hereby represents, warrants and agrees as follows:

    SECTION 3.1 ORGANIZATION. VSI is a corporation, duly organized, validly existing, and in good standing under the laws of the State of New Jersey, and has all requisite corporate power and authority to own its property and conduct the business in which it is engaged.

    SECTION 3.2 AUTHORITY RELATIVE TO AGREEMENT; ENFORCEABILITY. The execution, delivery and performance of this Agreement are (A) within the legal capacity and power of VSI and Newco; (B) have been duly authorized by all requisite corporate action on the part of VSI and Newco; (C) require the approval or consent of, or filing with, no persons, entities or agencies, other than the approval of one or more institutions that have extended credit to VSI and the New Jersey Economic Development Authority and filings to be made pursuant to the Hart Scott Rodino Act; and (D) neither violate, nor constitute a default under, nor create a lien or breach under the terms of, the certificate of incorporation and by-laws of VSI or Newco or any other subsidiary of VSI or of any material agreement, document or instrument binding upon VSI or Newco or any other subsidiary of VSI (other than loan agreements as to which appropriate consents or waivers shall avoid any defaults). This Agreement is a legal, valid and binding obligation of VSI and Newco enforceable against VSI and Newco in accordance with its terms, except insofar as the enforcement thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to equitable principles limiting the availability of equitable remedies.

    SECTION 3.3 BROKERAGE. VSI has not engaged any broker or finder to render services in connection with this Agreement.

    SECTION 3.4 FULL DISCLOSURE. No representation or warranty made by VSI in this Agreement, no certification furnished or to be furnished by VSI to the Company pursuant to this Agreement, and no document or electronic transmission delivered by VSI to the Company or its counsel hereunder, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                  ARTICLE IV

                           COVENANTS OF THE COMPANY

    SECTION 4.1 REGULAR COURSE OF BUSINESS. Except as otherwise consented to in writing by VSI prior to the Effective Time of the Merger or as contemplated by this Agreement or any other agreement executed by VSI, the Company will (and will cause each of its Subsidiaries to) carry on its business (including without limitation the ABG Business) diligently and in the ordinary course and use reasonable efforts to preserve its present business (including without limitation the ABG Business) organization intact, keep available the services of its present executive officers and preserve its present relationships with persons having business dealings with it.

    SECTION 4.2 RESTRICTED ACTIVITIES AND TRANSACTIONS. Except as otherwise consented to in writing by VSI, prior to the Effective Time of the Merger the Company will not and the Company will cause each of its Subsidiaries not to:

         4.2.1     amend its articles of incorporation or by-laws;

         4.2.2 issue, sell or deliver, or agree to issue, sell or deliver, or grant, or declare any stock divided or stock split with respect to, any shares of any class of capital stock of the Company or any securities convertible or exchangeable into any such shares or convertible or exchangeable into securities in turn so convertible or exchangeable, or any options, warrants or other rights calling for the issuance, sale or delivery of any such shares or any such convertible or exchangeable securities, except that the Company may issue shares of Company Common Stock pursuant to the Employee Options, the Director Options, the Swiss Warrants, the Consultant's Options, the Russell Warrants, the ITT Warrants, the Convertible Note or the Settlement Agreement, provided that such options, warrants or Note are exercisable by their terms on the date of such issuance and are outstanding on the date hereof and provided that the applicable provisions of the Convertible Note and the Settlement Agreement remain in full force and effect on the date of such issuance;

         4.2.3 except in the ordinary course of business or as required upon exercise of directors' fiduciary duties, mortgage or pledge any of its assets, tangible or intangible;

         4.2.4 (i) borrow, or agree to borrow, any funds, other than in the ordinary course of business pursuant to the Company's existing credit facilities in amounts that will not preclude the Company from satisfying the condition set forth in Section 7.6 hereof, or (ii) except in the ordinary course of business (and consistent with past practice), voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), (iii) except in the ordinary course of business (and consistent with past practice), cancel or agree to cancel any material debts of third-parties or claims against third-parties, (iv) except in the ordinary course of business (and consistent with past practice), lease, sell or transfer, or grant or agree to grant any preferential rights to lease or acquire, any of its material assets, property or rights, or (v) except in the ordinary course of business (and consistent with past practice), make or permit any substantive amendment or termination of any material contract, agreement, license or other right of which it is a party;

         4.2.5 adopt, materially amend or terminate any employee benefit plan or materially increase the compensation or other benefits payable to any of its employees; provided, however, that the Company may pay fiscal year-end bonuses to its employees in an aggregate amount up to the amount disclosed to VSI's Chief Financial Officer immediately prior to the execution of this Agreement;

         4.2.6 acquire control of, or an ownership interest in, any other corporation, association, joint venture, partnership, business trust, limited liability company or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing, or enter into any agreement providing for any of the foregoing;

         4.2.7 directly or indirectly solicit, encourage or authorize any individual, corporation or entity (including without limitation its directors, officers, employees, attorneys, accountants and investment bankers) to directly or indirectly solicit or encourage any inquiry, proposal, offer or possible offer from a third party relating to (i) the purchase of shares of any class of capital stock of the Company or any securities convertible or exchangeable into any such shares or convertible or exchangeable into securities in turn so convertible or exchangeable, or the acquisition of any option, warrant or other right to purchase or otherwise acquire any such shares or convertible/exchangeable securities, (ii) a tender or exchange offer for any shares of Company Common Stock, (iii) a purchase, lease or other acquisition of the shares of Company Common Stock owned by Scherer or all or a substantial portion of the assets of the Company or any product line or line of business of the Company or any of its Subsidiaries, or any other material asset of the Company or any of its Subsidiaries, or (iv) a merger, consolidation or other combination involving the Company (any such inquiry, proposal, offer or possible offer being hereinafter referred to as a "Takeover Proposal"); or, subject to the fiduciary obligations of the Company's Board of Directors, provide any individual, corporation or other entity with information or assistance or negotiate with any individual, corporation or entity in furtherance of any Takeover Proposal;

         4.2.8 enter into any agreement with any third-party with respect to any of the types of transactions referred to in Section 4.2.7 hereof, other than pursuant to the exercise by the Company's Board of Directors of its fiduciary duties;

         4.2.9 except in the ordinary course of business and consistent with practices customary for the Company during the current fiscal year and except for the buy-out of certain leases entered into with Finova for which the Company has received comparable sums from Nexstar, enter into or agree to enter into any transaction, or incur or discharge any obligation or liability, material to the business of the Company and its Subsidiaries taken as a whole;

         4.2.10 except with respect to dividend or distribution payments made to the Company or any Subsidiary wholly-owned by the Company, declare or pay any dividend on its capital stock in cash, stock or property, or redeem, purchase or otherwise acquire any shares of capital stock or any options or warrants to purchase any shares of its capital stock;

         4.2.11 enter into any material licensing or marketing arrangement or other material contract with any party other than VSI or the Premier purchasing group;

         4.2.12 settle any pending litigation in a manner that is materially adverse to the Company or commence any material litigation; or

         4.2.13 take any action, or omit to take any action, the results of which will prevent any of the warranties and representations set forth in
Article II hereof from being true in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, from being true and accurate in all respects) as of the Effective Time of the Merger.

    SECTION 4.3 NO DEFAULT OR VIOLATION. Except as otherwise consented to in writing by VSI, prior to the Effective Time of the Merger the Company will (and will cause each of its Subsidiaries to) use its best efforts not to (i) violate, or commit a breach of or a default under, any material contract, obligation or commitment to which it is a party or to which any of its assets may be subject or (ii) violate any applicable federal, state or municipal statutes, regulations or ordinances or any injunctions, orders or judgments binding upon the Company or its Subsidiaries, the effect of which in any such case would be materially adverse to the business of the Company and its Subsidiaries taken as a whole.

    SECTION 4.4 INSURANCE. Except as otherwise consented to in writing by VSI, prior to the Effective Time of the Merger, the Company will (and will cause its Subsidiaries to) maintain in full force and effect all policies of insurance in substantially the same amounts and types of coverage as are presently in effect on the date of this Agreement or in such greater amounts or with such expanded coverage as the Company shall determine in good faith to be appropriate.

    SECTION 4.5 REPORTS; TAXES; ETC. Except as otherwise consented to in writing by VSI, prior to the Effective Time of the Merger:

         4.5.1 the Company will (and will cause each of its Subsidiaries to) duly and timely (by the due date or any duly granted extension thereof) file all reports and returns required to be filed with all applicable federal, state and local authorities; and

         4.5.2 unless it is contesting the same in good faith and, if appropriate, has established reasonable reserves therefor, the Company will (and will cause each of its Subsidiaries to) (i) promptly pay all Tax Liabilities indicated by such returns or otherwise lawfully levied or assessed upon it or any of its properties and (ii) withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which it believes in good faith to be required by law to be so withheld or collected; provided, however, that this Section 4.5.2 shall not affect the Company's plans to pay out approximately $640,000 over time in order to discharge certain tax liens, as described in the Disclosure Letter.

    SECTION 4.6 ADVICE OF CHANGES. The Company will promptly advise VSI orally and in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of the Company contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue, inaccurate or incomplete in any material respect (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, untrue, inaccurate or incomplete in any respect) and (ii) any material adverse change in the consolidated working capital, financial condition, assets, liabilities (whether absolute, accrued contingent or otherwise), operating profits, business or prospects of the Company and its Subsidiaries taken as a whole.

    SECTION 4.7 NOTIFICATION OF TAKEOVER PROPOSAL AND OTHER MATTERS. The Company shall promptly advise VSI orally and in writing of any Takeover Proposal or of any inquiry or proposal which the Company has reason to believe may lead to a Takeover Proposal. The Company shall promptly advise VSI orally and in writing of the receipt by the Company of any notification submitted to the Company pursuant to any law of any purchase or proposed purchase of any securities of the Company by any person.

    SECTION 4.8 CONSENTS, APPROVALS AND FILINGS. The Company will (and will cause each of its Subsidiaries to) use its best efforts to obtain as promptly as possible all necessary approvals, authorizations, consents, licenses, clearances or orders of governmental and regulatory authorities and to complete all filings required in order for the Company to perform all of its obligations hereunder.

    SECTION 4.9 ACCESS TO RECORDS AND PROPERTIES. VSI may, prior to the Effective Time of the Merger, through its employees, agents and representatives, make or cause to be made a detailed review of the business (including without limitation the ABG Business) and financial condition of the Company and its Subsidiaries and make or cause to be made such investigation as it deems necessary or advisable of the properties, assets, businesses (including without limitation the ABG Business), books and records of the Company and its Subsidiaries. The Company agrees (and will cause its Subsidiaries to agree) to assist VSI in conducting such review and investigation and will provide, and will cause its Subsidiaries and its independent public accountants to provide, VSI and its employees, agents and representatives full access to, and complete information concerning, all aspects of the businesses of the Company and its Subsidiaries, including their books, records (including tax returns filed or in preparation), personnel and premises, the audit work papers and other records of their independent public accountants and any documents (including any documents filed on a confidential basis) included in any report filed with the SEC. Neither any investigation by VSI nor the receipt by VSI of any data or information from the Company shall impair the right of VSI to terminate this Agreement as provided in Article X hereof.

    SECTION 4.10 BEST EFFORTS. The Company shall use its best efforts (a) to cause to be fulfilled and satisfied all of the conditions to the Closing to be fulfilled and satisfied by the Company and (b) to cause to be performed all of the matters required of the Company at or prior to the Closing. The Company shall use its best efforts to make all of its warranties and representations contained in this Agreement (except those representations and warranties regarding the number of shares of Company Common Stock issued and outstanding on the date hereof set forth in Section 2.2 hereof) true and correct in all material respects as at the Closing, with the same effect as if the same had been made and this Agreement had been dated as at the Closing.

    SECTION 4.11 MAINTENANCE OF ASSETS. The Company shall (and shall cause its Subsidiaries to) keep the property and assets used in its businesses (including without limitation the ABG Business) in good order, repair and operating condition.

    SECTION 4.12 8-K. At least 10 days prior to the Effective Time of the Merger, the Company shall furnish VSI with all such information and financial statements as VSI may reasonably require in order for VSI to prepare a Current Report on Form 8-K (describing the Merger pursuant to Items 2 and 7 of such Form) for filing with the SEC promptly after the Effective Time of the Merger. Immediately prior to the Closing, the Company shall cause its independent accountants to provide any report of such accountants which VSI determines must be included in such filing on Form 8-K and a consent (in form and substance satisfactory to VSI) to the filing of any report of such accountants which VSI determines must be included or incorporated by reference in such filing on Form 8-K.

    SECTION 4.13 SHAREHOLDERS' MEETING. The Company shall call a special meeting of its shareholders (the "Special Meeting"), to be held as soon as practicable after the Proxy Statement (as hereinafter defined) is mailed to the Company's shareholders, for the purpose of voting upon the Merger and this Agreement. Notwithstanding the foregoing, the Special Meeting shall not be held until after Scherer shall have conducted a meeting of its shareholders for the purpose of seeking approval from the shareholders of Scherer for Scherer to vote its shares of Company Common Stock in favor of the Merger and to consummate the transactions contemplated by the Scherer Healthcare Inducement Agreement (the "Scherer Shareholder Approval"). In connection with the Company's meeting, the members of the Company's Board of Directors shall recommend that the Company's shareholders approve the Merger and this Agreement and use their best efforts to obtain such shareholder approval, subject to the exercise by the members of such Board of Directors of their fiduciary duties.

    SECTION 4.14 ANTI-DILUTION. The Company shall not permit any event to occur that will trigger the anti-dilution provisions of any option, warrant, Convertible Note or other security (collectively, the "Subscription Securities") in a manner that would change in any respect the number of shares of Company Common Stock issuable pursuant to any such Subscription Securities from the number of shares set forth with respect to such Subscription Securities in
Section 2.2 hereof and Exhibit 2.2 to the Disclosure Letter or that would change in any respect the exercise price applicable to any such Subscription Securities from the exercise price set forth with respect to such Subscription Securities in Exhibit 2.2 to the Disclosure Letter.

    SECTION 4.15 RIGHTS PLAN. The Company shall amend the Rights Agreement in such a manner that the execution of this Agreement and the consummation of the Merger will not cause any of the Rights to become exercisable with or without the passage of time.

    SECTION 4.16 SEC REPORTS. Between the date hereof and the Closing Date, the Company shall timely file with the SEC (and, contemporaneously with such filings, shall deliver to VSI a copy of) all reports and statements required to be filed by the Company under the 1934 Act. None of such reports or statements shall contain an untrue statement of a material fact or shall omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    SECTION 4.17 NOTIFICATION REGARDING DISSENTERS' SHARES. The Company shall give VSI (i) prompt notice of any notice of intent to demand fair value for any shares of Company Common

Stock, any withdrawals of such notices, and any other instruments served pursuant to the Appraisal Laws and received by the Company and (ii) the opportunity to direct any negotiations and proceedings with respect to demands for fair value for shares of Company Common Stock under the Appraisal Laws. The Company shall not, without the prior written consent of VSI, voluntarily make payment with respect to any demands for fair value of shares of Company Common Stock or offer to settle or settle any such demands.

    SECTION 4.18 SEPARATE FUNDS. The Company shall establish and maintain a separate account in which it shall deposit all funds it receives between the date hereof and the Closing Date upon the exercise of any option or warrant. Such funds shall be held in such account until such time as they are to be delivered to the Exchange Agent pursuant to Section 1.3.2.2 hereof.

    SECTION 4.19  Intentionally Omitted.

    SECTION 4.20 REPURCHASE OPTION. The Company shall not exercise the Repurchase Option under the Omnibus Agreement at any time prior to the earlier of the Effective Time of the Merger or the date on which this Agreement is terminated.

                                  ARTICLE V

                               COVENANTS OF VSI

    SECTION 5.1 BEST EFFORTS. VSI shall use its best efforts (a) to cause to be fulfilled and satisfied all of the conditions to the Closing to be fulfilled and satisfied by it, and (b) to cause to be performed all of the matters required of it at or prior to the Closing. VSI shall use its best efforts to make all of its warranties and representations contained in this Agreement true and correct in all material respects as at the Closing, with the same effect as if the same had been made and this Agreement had been dated as at the Closing.

    SECTION 5.2 CONSENTS, APPROVALS AND FILINGS. VSI will use its best efforts to obtain as promptly as possible all necessary approvals, authorizations, consents, licenses, clearances or orders of governmental and regulatory authorities and to complete all filings required in order for VSI to perform its obligations hereunder.

    SECTION 5.3 ADVICE OF CHANGES. VSI will promptly advise the Company orally and in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of VSI contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue, inaccurate or incomplete in any material respect (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, untrue, inaccurate or incomplete in any respect).

                                  ARTICLE VI

                  HART SCOTT RODINO, INTERIM BALANCE SHEET
                         AND PROXY STATEMENT MATTERS

    SECTION 6.1 HART SCOTT RODINO FILINGS. VSI and the Company agree to make any required filings promptly pursuant to the Hart Scott Rodino Act, and to use their best efforts, and to cooperate with each other in their efforts, to effect compliance with the Hart Scott Rodino Act. If the parties should receive a second request for information from either the Federal Trade Commission or the United States Department of Justice, VSI and the Company shall use their best efforts to comply promptly with such request and to persuade the agency seeking such information to permit the parties to consummate the Merger.
Notwithstanding any provision herein to the contrary, VSI shall not be required to enter into any consent decree or to make any divestitures, before or after Closing, of its assets or of the assets to be acquired from the Company pursuant to this Agreement.

    SECTION 6.2  INTERIM BALANCE SHEET; STATEMENT OF SPECIAL TREATMENT SALES
At least ten days prior to the Closing Date, the Company shall deliver to VSI a consolidated balance sheet of the Company as of the last day of the calendar month immediately prior to the calendar month in which the Closing will be held, or if the Closing is to be held within the first twenty days of a calendar month, as of the last day of the calendar month which is two calendar months prior to the calendar month in which the Closing will be held (the "Interim Balance Sheet"). The Interim Balance Sheet shall be prepared in accordance with generally accepted accounting principles, in a manner consistent with the preparation of the Balance Sheet. Contemporaneous with the delivery of the Interim Balance Sheet, the Company shall deliver to VSI a certificate of the chief financial officer of the Company certifying that the Interim Balance Sheet has been prepared in accordance with this Section 6.2 and shall provide VSI's representatives with access to such documentation as they shall require in order to review and evaluate the Interim Balance Sheet delivered by the Company. At least two days prior to the Closing Date, the Company shall deliver to VSI a statement (the "Sales Statement"), prepared in accordance with generally accepted accounting principles consistently applied, setting forth the Company's Special Treatment Sales (as defined in Section 2.24.1 hereof) for the period from the date hereof through the seventh day prior to the Closing Date and for the comparable period in 1996. Contemporaneous with the delivery of the Sales Statement, the Company shall deliver to VSI a certificate of the chief financial officer of the Company certifying that the Sales Statement has been prepared in accordance with this Section 6.2 and shall provide VSI's representatives with access to such documentation as they shall require in order to review and evaluate the Sales Statement delivered by the Company.

    SECTION 6.3. PROXY STATEMENT. Promptly after this Agreement is executed, VSI and the Company shall cooperate in preparing a proxy statement (describing the Merger) for filing with the SEC and ultimately for mailing to the Company's shareholders (the "Proxy Statement"). The Company shall not file the Proxy Statement preliminarily or in final form unless and until VSI consents to such filings. VSI shall not unreasonably withhold or delay any such consent. The Proxy Statement shall contain such notifications regarding dissenters' rights as are required by the BCA. The Company represents and warrants to, and covenants with, VSI that the Proxy Statement will comply in all material respects with the 1934 Act and the rules and regulations promulgated thereunder, that the Proxy Statement will not contain any untrue statements of material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such representation, warranty and covenant shall not apply with respect to any information regarding VSI. The Company will promptly advise VSI in writing if at any time prior to the Effective Time of the Merger it shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. At VSI's request, the mailing of the Proxy Statement shall be delayed until VSI or the Company shall have received, from such accountants as VSI shall specify, letters of the type contemplated by Statement on Auditing Standards No. 72 and based upon procedures carried out to such date as VSI shall reasonably specify. After VSI consents to the mailing of the Proxy Statement and all necessary SEC filing requirements have been satisfied, the Company shall mail the Proxy Statement to its shareholders in accordance with all applicable federal and state securities laws and shall use its best efforts to solicit proxies in favor of the Merger.

                                 ARTICLE VII

                         CONDITIONS TO OBLIGATIONS OF
                                VSI AND NEWCO

    The obligations of VSI and Newco under this Agreement to consummate the Merger shall be subject to the satisfaction, or to the waiver by them in the manner contemplated by Section 11.2 hereof, on or before the Closing Date, of the following conditions:

    SECTION 7.1 COMPANY REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company contained in this Agreement shall be true and accurate in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, shall be true and accurate in all respects) as of the date when made, and, except as to representations and warranties (consisting solely of representations and warranties regarding the number of shares of Company Common Stock issued and outstanding on the date hereof set forth in Section 2.2 hereof) which are expressly limited to a state of facts existing at a time prior to the Closing Date, shall be true and accurate in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, shall be true and accurate in all respects) at and as of the Closing Date as if made on the Closing Date, without giving effect to any funds received by the Company after December 28, 1996 upon the exercise of any option or warrant or to the reduction of indebtedness resulting from the conversion of any promissory note or other instrument convertible into shares of the Company's capital stock.

    SECTION 7.2 PERFORMANCE OF COVENANTS. The Company shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by the Company prior to or on the Closing Date.

    SECTION 7.3 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby or transactions contemplated by the Inducement Agreements or which would limit or affect VSI's ownership of the Company or any of its Subsidiaries or of the ABG Assets; no suit, action (other than the exercise of dissenters' rights), investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against VSI, Newco or any subsidiary of VSI or the Company, which challenges the validity or legality, or seeks to restrain the consummation, of the transactions contemplated hereby or by the Inducement Agreements or which seeks to limit or otherwise affect VSI's ownership of the Company or any of its Subsidiaries or of the ABG Assets; and no written advice shall have been received by VSI, Newco or the Company, or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger or the transactions contemplated by the Inducement Agreements or limit or otherwise affect VSI's ownership of the Company or any of its Subsidiaries or of the ABG Assets.

    SECTION 7.4 APPROVALS AND CONSENTS. The approval of the shareholders of the Company referred to in Section 8.4 hereof, the Scherer Shareholder Approval, and all approvals of applications to public authorities, Federal, state, or local, if any, the expiration of all waiting periods under the Hart Scott Rodino Act and any other applicable law and all consents or approvals of any non-governmental persons, the granting or expiration of which is necessary for the consummation of the Merger and the consummation of the transactions contemplated by this Agreement and the Scherer Inducement Agreements or for preventing the termination or breach of any material real property lease, right, privilege, license or agreement of VSI or its subsidiaries or of the Company or its Subsidiaries or pertaining to the ABG Assets, or which is necessary for preventing any material loss or disadvantage to VSI and its subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, by reason of the Merger and the consummation of the transactions contemplated hereby and by the Inducement Agreements, shall have been obtained; and no such consent or approval shall have imposed a condition to such consent or approval, and no condition shall have been imposed in connection with any filings made under the Hart Scott Rodino Act or under any other law, which condition in the opinion of VSI is unduly burdensome to the consolidated financial condition or operations of VSI or to the business of the Company and its subsidiaries taken as a whole. All conditions required to be satisfied prior to the Effective Time of the Merger by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods applicable to the parties hereto and the parties to the Inducement Agreements (including without limitation all applicable waiting periods under the Hart Scott Rodino Act) shall have expired.

    SECTION 7.5 OPINION OF COUNSEL. VSI and Newco shall have received an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company, dated the Closing Date and addressed to VSI and Newco, in form and substance and covering such matters as are reasonably agreed to by the parties. LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely upon certificates with respect to factual matters.

    SECTION 7.6 INDEBTEDNESS. As of the Closing Date, the Company and its Subsidiaries shall not be indebted with respect to "Debt" (as defined herein) in an aggregate amount in excess of $6.4 million. For purposes of this Agreement, the term "Debt" shall mean all amounts owed by the Company and its Subsidiaries
(i) to financial institutions, Scherer and affiliates of Scherer, (ii) on capital leases, (iii) to the Internal Revenue Service and (iv) to holders of the Company's 8.0% Notes due March 31, 1999 issued pursuant to Section 3.03 of the Omnibus Agreement. At the Closing, the Company's chief financial officer shall have delivered a certificate to VSI specifying the amount of such Debt as of the Closing Date.

    SECTION 7.7 CERTIFICATES. The Company shall have furnished VSI with certificates of the Company, in form and substance satisfactory to VSI, signed by its president or executive vice president, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (or, in the case of representations or warranties that are, by their terms, qualified as to materiality, are true and accurate in all respects) on and as of the Closing Date as though such representations and warranties were made at such time (except as contemplated in Section 7.1 hereof) and that the Company has complied in all material respects with all terms, covenants and provisions of this Agreement required to be complied with by it prior to or on the Closing Date. Scherer shall have furnished VSI with a certificates of Scherer, in form and substance satisfactory to VSI, signed by its president or executive vice president, to the effect that the representations and warranties of Scherer contained in the Scherer Inducement Agreement are true and correct in all material respects (or, in the case of representations or warranties that are, by their terms, qualified as to materiality, are true and accurate in all respects) on and as of the Closing Date as though such representations and warranties were made at such time and that Scherer has complied in all material respects with all terms, covenants and provisions of the Scherer Healthcare Inducement Agreement required to be complied with by it prior to or on the date of the closings referenced to therein.

    SECTION 7.8 EXCHANGE AGENCY AGREEMENT. VSI shall have entered into an agreement, in form and substance satisfactory to VSI, with American Stock Transfer and Trust Company or another institution satisfactory to VSI, pursuant to which such institution shall serve as exchange agent for the Merger in accordance with the terms of this Agreement.

    SECTION 7.9 EMPLOYMENT AGREEMENT. The Company, William Thompson ("Thompson") and Scherer shall have entered into an agreement pursuant to which Thompson's existing employment agreement with the Company (the "Employment Agreement") shall terminate as of the Effective Time of the Merger and the Company thereafter shall have no liabilities under the Employment Agreement.

    SECTION 7.10 RIGHTS AGREEMENT. The Company shall have amended the Rights Agreement in such a manner that the execution of this Agreement and the consummation of the Merger will not cause any of the Rights to become exercisable with or without the passage of time. Prior to the consummation of the Closing, no Rights shall have been exercised under the Rights Agreement.

    SECTION 7.11  SCHERER MATTERS.

         7.11.1 The representations and warranties of Scherer and Robert Scherer contained in the Inducement Agreements shall be true and accurate in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, shall be true and accurate in all respects) as of the date when made, and shall be true and accurate in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, shall be true and accurate in all respects) at and as of the Closing Date as if made on the Closing Date.

    7.11.2 Scherer and Robert Scherer shall have performed and complied in all material respects with each and every covenant, agreement and condition required by the Inducement Agreements to be performed or complied with by such entity or person prior to or on the Closing Date and on the dates of the closings referred to therein.

    7.11.3 Scherer, Robert Scherer and VSI shall have agreed upon the form and substance of all documents to be executed and delivered at the closings contemplated by the Inducement Agreements.

    SECTION 7.12 CLOSING DOCUMENTATION. VSI shall have received such additional documentation at the Closing as VSI and its counsel may reasonably require to evidence compliance by the Company with all of their obligations hereunder and to evidence compliance by Scherer and Robert Scherer with all of their obligations under the Inducement Agreements.

                                 ARTICLE VIII

                   CONDITIONS TO OBLIGATIONS OF THE COMPANY

    The obligations of the Company under this Agreement to consummate the Merger shall be subject to the satisfaction, or to the waiver by it in the manner contemplated by Section 11.2 hereof, on or before the Closing Date of the following conditions:

    SECTION 8.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of VSI contained in this Agreement shall be true and accurate in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, shall be true and accurate in all respects) as of the date when made, and shall be true and accurate in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, shall be true and accurate in all respects) at and as of the Closing Date as if made on the Closing Date.

    SECTION 8.2 PERFORMANCE OF COVENANTS. VSI and Newco shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

    SECTION 8.3 NO GOVERNMENTAL OR OTHER PROCEEDINGS OR LITIGATION. No order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby; no suit, action (other than the exercise of dissenters' rights), investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against VSI, Newco or the Company, which challenges the validity or legality, or seeks to restrain the consummation, of the transactions contemplated hereby; and no written advice shall have been received by VSI, Newco or the Company or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger.

    SECTION 8.4 APPROVALS. The Company's shareholders shall have approved the Merger by the requisite vote under the BCA and the Company's articles of incorporation, the Scherer Shareholder Approval shall have been obtained, and all approvals of applications to public authorities, Federal, state or local, the granting of which is necessary for the consummation of the Merger, shall have been obtained. All conditions required to be satisfied prior to the Effective Time of the Merger by the terms of such approvals shall have been satisfied; and all applicable statutory waiting periods under the Hart Scott Rodino Act and under all other laws shall have expired.

    SECTION 8.5 OPINION OF COUNSEL. The Company shall have received an opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C., counsel to VSI, dated the Closing Date and addressed to the Company, in form and substance and covering such matters as are reasonably agreed to by the parties. Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C. may rely upon the written opinion of Krys, Boyle, Freedman, Scott & Sawyer with respect to matters of Colorado law and upon certificates with respect to factual matters.

    SECTION 8.6 CERTIFICATES. VSI and Newco shall have furnished the Company with certificates of VSI and Newco, respectively, in form and substance satisfactory to the Company, signed by their respective presidents or executive vice presidents, to the effect that the representations and warranties of such corporations contained in this Agreement are true and correct in all material respects (or, in the case of representations or warranties that are, by their terms, qualified as to materiality, are true and accurate in all respects) on and as of the Closing Date as though such representations and warranties were made at such time and that such corporations have complied in all material respects with all terms, covenants and provisions of this Agreement required to be complied with by them prior to or on the Closing Date.

    SECTION 8.7 CLOSING DOCUMENTATION. The Company shall have received such additional documentation at the Closing as the Company and its counsel may reasonably require to evidence compliance by VSI and Newco with all of their obligations under this Agreement.

                                  ARTICLE IX

                            CLOSING; CLOSING DATE

    Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to a provision of Article X hereof, a closing (the "Closing") will be held on a date mutually acceptable to VSI and the Company as soon as practicable after the latest to occur of (i) the Special Meeting referred to in Section 4.13 hereof, (ii) the receipt of all consents and approvals referred to in Sections 7.4 and 8.4 hereof or the waiver thereof by VSI in the case of consents by private parties, and (iii) the expiration of all waiting periods referred to in Sections 7.4 and 8.4 hereof, at the offices of VSI's special Colorado counsel, Krys, Boyle, Freedman, Scott & Sawyer, at Dominion Plaza, Suite 2700, South Tower, Denver, Colorado, commencing at 10:00 A.M. At such time, date (the "Closing Date") and place, the documents referred to in Articles VII and VIII hereof will be exchanged by the parties and, promptly thereafter, the Articles of Merger will be filed by Newco and the Company with the Secretary of State of the State of Colorado; provided, however, that if any of the conditions provided for in Articles VII and VIII hereof shall not have been met or waived by the date on which the Closing is otherwise scheduled, then, subject to Section 10.1.4 hereof, the party to this Agreement which is unable to meet such condition or conditions shall be entitled to postpone the Closing for a reasonable period of time by notice to the other parties until such condition or conditions shall have been met (which such notifying party will seek to cause to happen at the earliest practicable date) or waived.

                                  ARTICLE X

                                 TERMINATION

    SECTION 10.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the Merger may be abandoned before the Effective Time of the Merger, notwithstanding any approval and adoption of this Agreement by the shareholders of the Company or Newco:

         10.1.1    by the mutual written consent of VSI, Newco and the Company;
or

         10.1.2 by VSI or the Company, if (w) the shareholders of the Company fail to approve the Merger at the Special Meeting, (x) the shareholders of Scherer fail to give the Scherer Shareholder Approval at a meeting of Scherer's shareholders convened to vote upon the Scherer Shareholder Approval,
(y) the Board of Directors of the Company shall fail to recommend or shall withdraw or condition its recommendation that the shareholders of the Company approve this Agreement and the Merger or shall have resolved to do so or (z) the Board of Directors of Scherer shall fail to recommend or shall withdraw or condition its recommendation that the shareholders of Scherer give the Scherer Shareholder Approval or shall have resolved to do so; or

         10.1.3 by VSI if there has been a misrepresentation or breach on the part of the

Company in any of the representations or warranties of the Company set forth herein that are, by their terms, qualified as to materiality, or if there has been a material misrepresentation or breach on the part of the Company in any of the representations or warranties of the Company set forth herein that are not so qualified, or if there has been any material failure on the part of the Company to comply with its obligations hereunder, or if the Company's Special Treatment Sales (as defined in Section 2.24.1 hereof) for the period from December 29, 1996 through the date seven days prior to the Closing (the "Pre-Closing Date") are less than eighty percent (80%) of the Company's
Special Treatment Sales during the period from the first day of the Company's fiscal quarter commencing in December 1995 through the date one year prior to the Pre-Closing Date, or if there has been a misrepresentation or breach on the part of Scherer or Robert Scherer (collectively, the "Scherer Parties") in any of the representations or warranties of any of the Scherer Parties set forth in the Inducement Agreements that are, by their terms, qualified as to materiality, or if there has been a material misrepresentation or breach on the part of any of the Scherer Parties in any of the representations or warranties of the Scherer Parties set forth in the Inducement Agreements that are not so qualified, or if there has been any material failure on the part of any of the Scherer Parties to comply with such entity's or such person's obligations under the Inducement Agreements, or if any of the conditions to VSI's obligation to consummate the Merger set forth in Article VII or to VSI's obligation to consummate the transactions contemplated by the Inducement Agreements has not been satisfied as of the Closing Date, or by the Company if there has been a misrepresentation or breach on the part of VSI or Newco in any of the representations or warranties of VSI or Newco set forth herein that are, by their terms, qualified as to materiality, or if there has been a material misrepresentation or breach on the part of VSI in any of the representations or warranties of VSI set forth herein that are not so qualified, or if there has been any material failure on the part of VSI or Newco to comply with their respective obligations hereunder, or if any of the conditions to the Company's obligation to consummate the Merger set forth in Article VIII hereof has not been satisfied as of the Closing Date; or

         10.1.4 by either the Company or VSI, at its discretion, if the Merger is not effective by July 31, 1997, except that a party whose breach of this Agreement has caused a delay in the consummation of the Merger shall not be entitled to terminate this Agreement pursuant to this Section 10.1.4.

    SECTION 10.2 TERMINATION PROCEDURES. The power of termination provided for by this Article X will be effective only after written notice thereof, signed on behalf of the party for which it is given by its President or other duly authorized officer, shall have been given to the other parties hereto. If this Agreement is terminated in accordance with this Article X, then the Merger shall be abandoned without further action by the Company, VSI and Newco, and their officers shall not file the Articles of Merger with the Secretary of State of the State of Colorado.

    SECTION 10.3 LIABILITY UPON TERMINATION. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article X, no party hereto shall have any liability or further obligation to any other party hereto except as follows:

         10.3.1 A party that is in breach of its representations or warranties hereunder shall not be liable for damages incurred by the other parties hereto as a result of such breach. A party that is in breach of its covenants hereunder shall be liable for damages incurred by the other parties hereto only if (i) such breach is a material breach of a material covenant and (ii) the party asserting such breach gives the breaching party notice of such breach and such breach is not cured within twenty days thereafter (provided, however, that if such breach is not reasonably curable within such twenty day period but is curable prior to the date set forth in Section 10.1.4 hereof, no party shall be entitled to damages pursuant to this Section 10.3. if the breaching party diligently seeks to effect such cure and does in fact effect such cure prior to the date set forth in
Section 10.1.4 hereof). If VSI terminates this Agreement as a result of any such material breach of a covenant and is entitled to damages pursuant to this
Section 10.3.1, the Company shall be liable to VSI only to the extent that such damages are proximately caused by such breach. The parties acknowledge that it is not possible to calculate the damages that the Company would suffer in the event that VSI were to materially breach any of its material covenants hereunder. Accordingly, if the Company terminates this Agreement as a result of one or more material breaches of material covenants by VSI or Newco and is entitled to damages pursuant to this Section 10.3, the parties hereby agree that the Company shall be entitled to the sum of $800,000 (and no more) as liquidated damages with respect to such breaches.

         10.3.2 In the event that (x) this Agreement is terminated by any party pursuant to Section 10.1.2, by VSI pursuant to Section 10.1.3 or by VSI pursuant to Section 10.1.4, (y) prior to the date on which this Agreement is terminated (i) an offer is made in any manner contemplating a merger with the Company, an acquisition of the Company or its assets, a tender or exchange offer with respect to the Company, a consolidation with the Company, a liquidation of the Company, a recapitalization of the Company or any other Purchase Event (as defined below) or Takeover Proposal (as defined in Section 4.2.7 hereof), (ii) a claim is made that such offer could result in greater value to the Company's shareholders than the value to be received by them upon consummation of the Merger and (iii) after such offer is known to the Company or any of its officers or directors, the shareholders of the Company do not approve the Merger, the shareholders of Scherer fail to grant the Scherer Shareholder Approval, the Company breaches any of its obligations hereunder or all of the conditions precedent described in Article VII hereof are not satisfied, and (z) within twenty-four months after the termination of this Agreement, a Purchase Event occurs, the Company shall pay to VSI, no later than the date on which such Purchase Event occurs, a cash fee equal to $1,500,000. For purposes of this Agreement, the term "Purchase Event" means any of the following events:

         10.3.2.1 Without VSI's prior written consent, the Company or any of its officers or directors shall have recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than VSI or any subsidiary of VSI) to effect
(A) a merger, consolidation or similar transaction involving the Company or any Subsidiary which would constitute a "significant subsidiary" within the meaning of Rule 405 of the SEC (a "Significant Subsidiary") (other than transactions solely between the Company's Subsidiaries that are not violative of this Agreement), (B) the disposition, by sale, lease, exchange or otherwise, of the Company or of assets of the Company or any of its Subsidiaries representing 25% or more of the consolidated assets of the Company and its Subsidiaries or (C) the issuance, sale or other disposition by the Company of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of the Company or any of its Significant Subsidiaries, other than, in the case of (A), (B) or (C), any merger, consolidation or similar transaction involving the Company or any of its Subsidiaries in which the voting securities of the Company outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 75% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after the consummation of such merger, consolidation, or similar transaction (provided any such transaction is not violative of this Agreement); or

         10.3.2.2 any person (other than Scherer, affiliates of Scherer, VSI or any subsidiary of VSI) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the 1934 Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the 1934 Act), other than a group of which Scherer, subsidiaries of Scherer, VSI or a subsidiary of VSI are the sole members, shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 25% or more of the voting power of the Company or any of its Significant Subsidiaries.

         10.3.3 Notwithstanding the foregoing, the Company shall not be obligated to pay the $1,500,000 amount set forth in Section 10.3.2 hereof in the event that each of the following circumstances occur in the following order:

         10.3.3.1 this Agreement is terminated after a public announcement is made that a specific third-party other than Scherer (such third-party being hereinafter referred to as the "Potential Acquirer") is proposing one or more transactions which, if consummated, would constitute a Purchase Event;

         10.3.3.2 subsequent to the termination of this Agreement, a public announcement is made that the Potential Acquirer no longer intends to pursue any transactions which would constitute a Purchase Event and, in fact, the potential purchaser does not pursue a Purchase Event;

         10.3.3.3 the Company offers in writing to VSI the opportunity to enter into an agreement and plan of merger which is, in all substantial respects (including, without limitation, the nature and amount of the consideration payable by VSI thereunder), identical to this Agreement and Scherer and Robert Scherer offer in writing to VSI the opportunity to enter into agreements which are, in all substantial respects (including, without limitation, the amounts payable by VSI thereunder), identical to the Inducement Agreements; and

         10.3.3.4 VSI either declines in writing to pursue such offers or fails to respond to the Company, Robert Scherer and Scherer within 20 days after receipt of notice given in accordance with Section 11.7 hereof.

         10.3.4 In addition, the Company shall not be obligated to pay the $1,500,000 amount set forth in Section 10.3.2 hereof in the event that each of the following circumstances occur in the following order:

         10.3.4.1 this Agreement is terminated after a public announcement is made that a Potential Acquirer other than Scherer is proposing one or more transactions which, if consummated, would constitute a Purchase Event;

         10.3.4.2 subsequent to the termination of this Agreement, a public announcement is made that the Potential Acquirer no longer intends to pursue any transactions which would constitute a Purchase Event and, in fact, the potential purchaser does not pursue a Purchase Event;

         10.3.4.3 the Company offers in writing to VSI the opportunity to enter into an agreement and plan of merger which is, in all substantial respects (including, without limitation, the nature and amount of the consideration payable by VSI thereunder), identical to this Agreement and Scherer and Robert Scherer offer in writing to VSI the opportunity to enter into agreements which are, in all substantial respects (including, without limitation, the amounts payable by VSI thereunder), identical to the Inducement Agreements;

         10.3.4.4 the Company and VSI enter into such an agreement and plan of merger (the "New Agreement") and VSI enters into such inducement agreements;

         10.3.4.5 subsequent to the execution of the New Agreement, the New Agreement is terminated for reasons that would not give rise to the payment of any sum by the Company pursuant to the section of the New Agreement that is analogous to Section 10.3.2 hereof and at a time when Scherer has made no public announcement of any intention to acquire the Company; and

         10.3.4.6 subsequent to such termination of the New Agreement, Scherer determines to pursue the merger of the Company with Scherer or a wholly-owned subsidiary of Scherer and such transaction is consummated.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

    SECTION 11.1 AMENDMENT AND MODIFICATION. To the fullest extent permitted by applicable law, this Agreement may be amended, modified and supplemented with respect to any of the terms contained herein by mutual consent of the Company, VSI and Newco by an appropriate written instrument executed by each of such parties at any time prior to the Effective Time of the Merger; provided, however, that following an affirmative vote at the Special Meeting, this Agreement may not be amended to reduce the consideration payable in the Merger in respect of shares of Company Common Stock without obtaining the approval of the Company's shareholders in the manner required by law.

    SECTION 11.2 WAIVER OF COMPLIANCE. To the fullest extent permitted by law, each of VSI, Newco and the Company may, by an instrument in writing, extend the time for or waive the performance of any of the obligations of the other parties hereto or waive compliance by the other parties hereto with any of the covenants, or waive any of the conditions of its obligations, contained herein; provided, however, that the obtaining of the approval of the Company's shareholders referred to in Sections 7.4 and 8.4 hereof and the expiration of all applicable waiting periods under the Hart Scott Rodino Act shall not be waivable. No such extension of time or waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

    SECTION 11.3 SURVIVAL. The respective representations and warranties of each party hereto contained herein shall not be deemed to be waived or otherwise affected by any investigation made by the other parties hereto. None of the representations or warranties of the parties hereto set forth in Articles II and III hereof, or in any document furnished pursuant hereto, shall survive the Merger. The terms and conditions set forth in Sections 10.3, 11.4, 11.5 and 11.6 hereof, as well as this Section 11.3, shall survive any termination of this Agreement.

    SECTION 11.4 NO THIRD PARTY RIGHTS. Except as otherwise expressly provided in this Agreement, nothing herein expressed or implied is intended, nor shall be construed, to confer upon or give any person, firm or corporation, other than VSI, Newco and the Company and their respective security holders, any rights or remedies under or by reason of this Agreement.

    SECTION 11.5 CONFIDENTIALITY. VSI and the Company shall honor the confidentiality agreements previously delivered by each such party to the other with respect to matters pertaining to the Merger.

    SECTION 11.6 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

    SECTION 11.7 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by registered or certified mail, postage prepaid, or when given by telex or facsimile transmission (promptly confirmed in writing), as follows:

         (a)  If to the Company:

              Marquest Medical Products, Inc.
              11039 East Lansing Circle
              Englewood, Colorado  80112
              Attn:  William Thompson
              Telephone:  800-525-1882, ext. 404
              Telecopy:   303-792-5028

              with a copy to:

              Thomas Moore, Esq.
              LeBoeuf, Lamb, Greene & MacRae, L.L.P.
              633 Seventeenth Street
              Suite 2800
              Denver, Colorado  80202
              Telephone:  303-291-2644
              Telecopy:   303-297-0422

or to such other person as the Company shall designate in writing, such writing to be delivered to VSI in the manner provided in this Section 11.7;

         (b)  If to VSI or Newco:

              Vital Signs, Inc.
              20 Campus Road
              Totowa, New Jersey  07512
              Attn:  Mr. Anthony J. Dimun
              Telephone:  201-790-1330, ext. 371
              Telecopy:   201-790-3842
              with a copy to:

              Jay Sturm, Esq.
              General Counsel
              Vital Signs, Inc.
              20 Campus Road

              Totowa, New Jersey  07512
              Telephone:  201-790-1330, ext. 372
              Telecopy:   201-790-3842

              and with a copy to:

              Peter H. Ehrenberg, Esq.
              Lowenstein, Sandler, Kohl,
              Fisher & Boylan, P.C.
              65 Livingston Avenue
              Roseland, New Jersey  07068
              Telephone:  201-992-8003
              Telecopy:   201-992-5820

or to such other person as VSI shall designate in writing, such writing to be delivered to the Company in the manner provided in this Section 11.7.

    SECTION 11.8 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided, however, that Newco may assign this Agreement and its rights, interests and obligations hereunder to another directly or indirectly wholly-owned subsidiary of VSI without the consent of the Company.

    SECTION 11.9 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New Jersey.

    SECTION 11.10 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    SECTION 11.11 HEADINGS AND REFERENCES. The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. All references herein to Sections and Articles are to sections and articles of this Agreement, unless otherwise indicated.

    SECTION 11.12 ENTIRE AGREEMENT. This Agreement (including the Disclosure Letter and the documents and agreements referred to herein, all of which form a part hereof), any other document executed by the parties hereto concurrently herewith, the confidentiality agreements delivered by VSI and the Company to each other and any other document signed by the parties hereto referencing this Section 11.12 contain the entire understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings between the parties with respect to such subject matter.

    SECTION 11.13 PUBLICITY. Except as otherwise required by law or the rules of the Nasdaq Stock Market, so long as this Agreement is in effect, neither VSI nor the Company shall issue or cause the publication of any press release with respect to the transactions contemplated by this Agreement without the consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

    SECTION 11.14 GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         11.14.1 the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders;

         11.14.2 accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

         11.14.3 a reference to a Section or Article without further reference to Subsections within such Section or without further reference to Subsections or Sections within such Article shall constitute a reference to all Subsections within such Section or all Sections and Subsections within such Article unless the context otherwise expressly indicates;

         11.14.4 the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

         11.14.5 the term "include" or "including" shall mean without limitation by reason of enumeration; and

         11.14.6 the parties hereto do not intend for this Agreement or any other document prepared in connection with the Merger to be construed against the party that drafted this Agreement or such other document merely by virtue of the fact that such party drafted this Agreement or such other document.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.


                                       VITAL SIGNS, INC.



                                       By:
                                          ---------------------------------
                                          Anthony J. Dimun,
                                          Executive Vice President



                                       VSI ACQUISITION CORPORATION



                                       By:
                                          ---------------------------------
                                          Anthony J. Dimun,
                                          Executive Vice President



                                       MARQUEST MEDICAL PRODUCTS, INC.



                                       By:
                                          ---------------------------------

                                       ANNEX II

March 14, 1997

Board of Directors
Marquest Medical Products, Inc.
11039 East Lansing Circle
Englewood, CO 80112

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Marquest Medical Products, Inc. ("Marquest") of the consideration to be received by such stockholders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger dated March 14, 1997 (the "Agreement"), by and among Vital Signs, Inc. ("Vital Signs"), Vital Signs Acquisition Corporation ("Merger Sub") a wholly owned subsidiary of Vital Signs and Marquest. As more fully described in the
Agreement: (i) Marquest will be merged with and into Merger Sub (the "Merger"); and (ii) each outstanding share of the common stock, no par value, of Marquest (the "Marquest Common Stock") will be exchanged for consideration of $.797 per share in cash.

In arriving at our opinion: (i) we reviewed the Agreement and the specific terms of the Merger, (ii) we held discussions with certain senior officers and Directors of Marquest concerning the businesses, operations, assets, financial condition and prospects of Marquest; (iii) we examined certain publicly available business and financial information relating to Marquest; (iv) we reviewed the financial terms of the Merger as set forth in the Agreement and considered them in relation to, among other things, certain estimates of the value of a share of Marquest Common Stock; (v) we examined the financial terms of certain other recent merger transactions that we deemed relevant; (vi) we analyzed the trading history of Marquest's Common Stock over the past two years and a comparison of that trading history with the trading history of other companies that we deemed relevant; (vii) we analyzed certain financial, market and other publicly available information relating to the businesses of other companies, whose operations we deemed comparable to those of Marquest; and
(viii) we have reviewed and relied upon certain financial forecasts and other information reflecting the current estimates and judgements of management as to the future performance of the Company. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed necessary to arrive at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to, or otherwise reviewed by or discussed with, us. With respect to financial forecasts relating to Marquest, we have assumed that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future financial performance of Marquest. Nevertheless, financial forecasts are subject to risks and uncertainties which could cause actual results to differ materially from those forecasted. We have not made, or been provided with, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Marquest. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of Marquest, and we were not asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Marquest, or the effect of any other transaction in which Marquest might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Hanifen, Imhoff Inc. ("Hanifen"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we may actively trade the securities of Marquest for our own account or for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities. For our services in rendering this opinion, Marquest will pay us a fee and indemnify us against certain liabilities; a portion of the fee is contingent upon consummation of the Merger.

The opinion expressed herein is provided for the use of the Board of Directors of Marquest in its evaluation of the proposed Merger and whether to submit the Merger as proposed to the shareholders, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Our opinion may neither be published or otherwise used or referred to, nor shall any public reference to Hanifen be made, without our prior written consent, except that it may appear in the Proxy Statement pursuant to which Marquest seeks shareholder approval of the Merger.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the consideration to be received in the Merger is fair, from a financial point of view, to the holders of Marquest Common Stock.



Very truly yours,




HANIFEN, IMHOFF INC.

                                  ANNEX III


      COLORADO BUSINESS CORPORATION ACT - DISSENTERS' RIGHTS PROVISIONS


PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SECTION 7-113-101.  DEFINITIONS

    For purposes of this article:

    (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

    (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

    (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

    (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

    (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

    (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

    (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

 SECTION 7-113-102.  RIGHT TO DISSENT

    (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

    (a) Consummation of a plan of merger to which the corporation is a party if:

    (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

    (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

    (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

    (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(l); and

                                    III-1

    (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

    (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended,(1) or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

     (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

     (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

     (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

     (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

     (a) Shares of the corporation surviving the consummation of the plan of merger or share exchanges;

     (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

     (c)  Cash in lieu of fractional shares; or

     (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

     (2)  Deleted by Laws 1996, H.B.96-1285, Section 30, eff. June 1, 1996.

     (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

     (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

     (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

SECTION 7-113-103.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS

-------------------
(1)  15 U.S.C.A. Section 78a et seq.


                                    III-2

     (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

     (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

     (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SECTION 7-113-201.  NOTICE OF DISSENTERS' RIGHTS

     (1)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection
(1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's share under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(1).

     (2)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection
(2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(2).

SECTION 7-113-202.  NOTICE OF INTENT TO DEMAND PAYMENT

                                    III-3

     (1)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall:

     (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

     (b)  Not vote the shares in favor of the proposed corporate action.

     (2)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2) a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

     (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

SECTION 7-113-203.  DISSENTERS' NOTICE

     (1)  If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

     (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

     (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

     (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

     (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

     (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

     (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

     (g)  Be accompanied by a copy of this article.

SECTION 7-113-204.  PROCEDURE TO DEMAND PAYMENT

     (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

                                    III-4

     (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

     (b)  Deposit the shareholder's certificates for certificated shares.

     (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

     (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

     (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

SECTION 7-113-205.  UNCERTIFICATED SHARES

     (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

     (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

SECTION 7-113-206.  PAYMENT

     (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

     (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

     (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

     (b) A statement of the corporation's estimate of the fair value of the shares;

     (c)  An explanation of how the interest was calculated;

     (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

     (e)  A copy of this article.

                                    III-5

SECTION 7-113-207.  FAILURE TO TAKE ACTION

     (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

SECTION 7-113-208. SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION

     (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

     (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

SECTION 7-113-209.  PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER

     (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

     (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

     (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

     (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(l).

     (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                                    III-6

PART 3.  JUDICIAL APPRAISAL OF SHARES

SECTION 7-113-301.  COURT ACTION

     (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

     (2)  The corporation shall commence the proceeding described in subsection
(1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

     (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

SECTION 7-113-302.  COURT COSTS AND COUNSEL FEES

     (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

     (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with

                                    III-7
respect to the rights provided by this article.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.























                                    III-8

                                   ANNEX IV

                           ANNUAL REPORT ON FORM 10-K
                        FISCAL YEAR ENDED MARCH 29, 1997

                 SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                      -----------------------

                             FORM 10-K

           ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
               OF THE SECURITIES EXCHANGE ACT OF 1934

   For the fiscal year ended March 29, 1997      Commission File No. 0-11484

                      -----------------------

                  MARQUEST MEDICAL PRODUCTS, INC.
       (Exact name of Registrant as specified in its charter)

           Colorado                                84-0785259
  (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)               Identification No.)

              11039 EAST LANSING CIRCLE, ENGLEWOOD, CO  80112
           (Address and zip code of principal executive offices)

                             (303) 790-4835
        (Registrant's telephone number, including area code)

       SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                 Name of Each Exchange
              Title of Each Class                 on Which Registered
                    None                                   None

       SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                         Title of Each Class

                     Common Stock, No Par Value

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                         YES  X     NO
                            -----       -----

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any
amendment to this Form 10-K.   X
                             -----

Based on the last reported sales price of $0.75 on May 30, 1997, the aggregate market value of the voting stock held by non affiliates of the registrant was $3,527,215.

The number of shares outstanding of the registrant's common stock, exclusive of treasury shares, was 14,307,729 on May 30, 1997.

                DOCUMENTS INCORPORATED BY REFERENCE

                                None

                             TABLE OF CONTENTS


                                 PART I


Item                                                                       Page
----                                                                       ----

  1.     Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
  2.     Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
  3.     Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . 10
  4.     Submission of Matters to a Vote of Shareholders. . . . . . . . . . 10
         Executive Officers of the Registrant . . . . . . . . . . . . . . . 11

                                 PART II

  5.     Market for the Registrant's Common Stock and Related
           Shareholder Matters. . . . . . . . . . . . . . . . . . . . . . . 11
  6.     Selected Financial Data. . . . . . . . . . . . . . . . . . . . . . 12
  7.     Management's Discussion and Analysis of Financial
           Condition and Results of Operations. . . . . . . . . . . . . . . 12
  8.     Consolidated Financial Statements and Supplementary Data . . . . . 19
  9.     Changes in and Disagreements with Accountants on
           Accounting and Financial Disclosure. . . . . . . . . . . . . . . 47

                                 PART III

 10.     Directors and Executive Officers of the Registrant . . . . . . . . 47
 11.     Executive Compensation . . . . . . . . . . . . . . . . . . . . . . 48
 12.     Security Ownership of Certain Beneficial Owners and
           Management . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
 13.     Certain Relationships and Related Transactions . . . . . . . . . . 54

                                 PART IV

 14.     Exhibits, Financial Statement Schedules and Reports on Form 8-K. . 55

         Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57

                               PART I

ITEM I. BUSINESS

GENERAL: Marquest Medical Products, Inc. ("Marquest" or the "Company") was incorporated in 1979 under the laws of the State of Colorado.

On March 14, 1997, the Company entered into a Merger Agreement with Vital Signs, Inc., a New Jersey corporation ("VSI"), pursuant to which a subsidiary of VSI will be merged into the Company with the result that the Company will become a wholly-owned subsidiary of VSI and the Company's shareholders shall receive $0.797 for each outstanding share of Company common stock. The consummation of the merger is subject to a number of contingencies, including obtaining the approval of the Company's shareholders and the approval of the shareholders of Scherer Healthcare, Inc., which holds approximately 50.5% of the Company's common stock. Assuming that these contingencies are satisfied, it is expected that the merger will be consummated in late July 1997. See "Merger."

Marquest manufactures and distributes four major groups of products for use in the respiratory care, cardiopulmonary support and anesthesia markets. The largest of these product groups is the Blood Collection Systems for Diagnostic Testing. This group includes the broad line of Marquest disposable blood gas syringes. Most revenues in this group are generated by the proprietary-designed syringes, which are marketed under the trade names Gas-Lyte and Quik-ABG. As discussed in Note 11 to the Consolidated Financial Statements, the Company executed a sale and leaseback of this product line during Fiscal 1994 with Scherer Healthcare, Inc. ("Scherer Healthcare") as part of a series of transactions designed to restructure the Company financially. See "Business Transactions with Scherer Healthcare, Inc. and Scherer Capital, LLC/R. P. Scherer, Jr."

The Company's disposable blood gas syringes are used to collect blood for blood gas analysis routinely performed in hospitals on patients suspected of having metabolic, respiratory or other cardiopulmonary difficulties. The blood sample collected is processed through a blood gas analyzer which is manufactured by other companies. In order for the analysis to be meaningful, the collected sample must remain as free from contamination as possible. Contamination is principally caused by the diffusion of gases in the sample resulting from (i) exposure to air and (ii) dilution caused by the anticoagulant solution used to prevent the sample from clotting. Marquest syringes are specifically designed to minimize both of these forms of contamination.

The Company's second largest product line is Aerosolized Medication Delivery Systems, consisting primarily of disposable nebulizers. Nebulizers atomize medications for inhalation into the lungs. The Company offers different nebulizers to accommodate user preferences as well as the requirements for different types of respiratory treatment. Nebulizers are marketed under the trade names Acorn II-Registered Trademark- and Whisperjet. The Acorn II -Registered Trademark- Nebulizer is used as part of a circuit package sold under the name, "RespirGard II-Registered Trademark- Nebulizer System".

The RespirGard II-Registered Trademark- Nebulizer System is a device designed for the administration of aerosolized pentamidine (NebuPent-Registered Trademark-, a registered trademark of Fujisawa Pharmaceutical Company), a drug used in the treatment of certain respiratory complications that result from the AIDS virus (pneumocystis carinii pneumonia). RespirGard II-Registered Trademark- is the only device specifically recommended by Fujisawa and is referenced in their labeling and use instructions.

Heated Humidification Systems is the Company's third product group. These systems consist of three subgroups - humidifiers, heated wire circuits and humidification chambers. Heated Humidification Systems provide a flow of moist, warm air to patients who are at risk from loss of body temperature and drying of the lung linings. There are applications for this product group in both respiratory care and anesthesia.

The fourth product group is Anesthesia and Respiratory Breathing Systems, which includes numerous disposable products for use in respiratory care and anesthesia. These products include standard respiratory and anesthesia circuits, masks, filters, and hyperinflation systems, as well as other accessories for use in either respiratory therapy or anesthesia administration applications.

The circuits range from a simple hose connecting the patient to the anesthesia machine in the operating room to more sophisticated circuits that allow monitoring of gas temperature and flow into and out of the patient. Disposable masks are designed to eliminate resterilization costs of conventional reusable masks and represent further steps to remove the possibility of cross-contamination from the operating room.

The filters are designed to filter particulates and bacteria from any air or anesthesia line carrying gases to or from a patient. The filter market continues to be a rapidly expanding one as healthcare providers have increased the emphasis placed on infection control. They are marketed for use in respiratory support, principally on ventilators, and anesthesia circuits. The filters, however, can be used anywhere there is a concern about what enters or leaves a patient's lungs. These filters are marketed under the trade names RespirGard, HydroGard, OxyGard, and SpiroGard.

Marquest produces plastic parts for use in its assembly of disposable respiratory and anesthesia products, and is engaged in the distribution of medical equipment.

FDA REGULATION AND ADMINISTRATIVE ACTION: The Company and its products are subject to regulation by the United States Food and Drug Administration ("FDA") and virtually all of the Company's products are subject to validation as required by the current Good Manufacturing Practices Regulations ("GMP") of the FDA. As a result, the FDA engages in periodic inspections of the Company's facilities, its products and its manufacturing processes. In May 1991, the FDA initiated such an inspection, resulting in a report dated May 31, 1991, that contained significant allegations of violations of the GMP regulations. In the report, the FDA alleged that methods used by Marquest and the facilities and controls used in connection with manufacturing, packaging and storage of the medical devices were not in conformity with GMP. The FDA also alleged that Marquest failed to make appropriate Medical Device Reports ("MDRs"). On August 8, 1991, the Company was named in a civil complaint filed by the United States Attorney's Office for the District of Colorado seeking an injunction against the Company and three of its officers and further alleging that the Company was manufacturing its products in violation of GMP, that certain devices were misbranded and adulterated and violations of several other sections of the Food, Drug and Cosmetic Act. On October 1, 1991, the Company and one of the named individual defendants entered into a five-year Consent Decree; the two other individual defendants named in the complaint were dismissed as defendants. The Consent Decree provided for suspension of the Company's United States manufacturing and distribution operations until the Company demonstrated it had adequate controls in place to ensure products were consistently produced in substantial compliance with GMP regulations. The suspension continued until January 9, 1992, at which time the FDA's Denver District office informed the Company that it was authorized to renew its operations. See Management's Discussion and Analysis of Financial Condition and Results of Operations and Note 7 of the Notes to Consolidated Financial Statements.

During Fiscal 1994, the FDA completed a routine inspection of the Company's compliance with the FDA's Good Manufacturing Practices. The Company was issued an inspection report with two observations noted, which were corrected; there were no inspections during Fiscal 1995.

During Fiscal 1996, the FDA again inspected the Company's operations for compliance with the FDA's Good Manufacturing Practices. The Company was issued an inspection report with three observations noted. The Company responded to the observations, including providing specific corrective action.

In May, 1996, the FDA concluded an inspection with six deficiency observations noted. Many of the observations noted refer to the lack of training regarding assembly, testing and sampling. The Company took corrective action, including retraining employees, and implementing other changes in order to respond to the FDA's concerns. These changes and corrective actions were presented to the FDA in detail in the submissions made by the Company and the Company continues to work with the FDA to address the issues raised. The Company was again inspected by the FDA during September, 1996 and received a Form 483, Inspection Observations, containing three alleged nonconformances with GMP. The Company responded to these observations, including providing specific corrective action. Following the September inspection, the Consent Decree expired October 1, 1996 and is of no further force and effect.

INDUSTRY SEGMENTS AND FOREIGN SALES: The Company has one industry segment: it manufactures and distributes medical devices and equipment to the healthcare provider sector. All of the Company's current operations are located in the United States. The Company has inventory at a distributor's warehouse in The Netherlands of approximately

$219,000 and $131,000 at March 29, 1997 and March 30, 1996 respectively.
Export sales are discussed in Note 1 to the Consolidated Financial Statements.

Most export customers have been purchasing product from the Company for several years and are sold to on an open credit basis. New customers generally are sold products on a letter of credit or other secured basis until an appropriate experience level is reached. The Company does not perceive, and has not experienced, any unusual risk in its export activity. Export sales are billed to the Company's customers in U. S. dollars.

MARKETING AND CUSTOMERS: The Company focuses a substantial portion of its resources on marketing and sales. It emphasizes in-service training for its clinical customers, distributor training and direct marketing. In-service training educates customers about the Company's products and is supported by continuing efforts to introduce product design changes that eliminate application difficulties, such as converting from liquid heparin to a dried form to eliminate dilutional errors in blood gas analysis tests. Close working relationships with medical personnel also have led to the development of better and safer applications for the Company's products, such as development of the RespirGard II nebulizer, which is used in the treatment of AIDS-associated respiratory illnesses.

The Company has identified and pursued opportunities to modify common medical devices to improve and expand their applications. The Company believes that innovative product line expansion and clinical marketing have been and will continue to be essential factors in gaining market acceptance for the Company and its products.

The Company's sales and marketing program utilizes field sales representatives, managers and corporate marketing specialists who market the Company's manufactured products both directly and through distributors. The representatives assist the Company's distributors by (i) making direct calls on hospital technicians and physicians to develop sales leads for the distributors, (ii) providing education and training programs to distributors and healthcare professionals relating to the need for, and use of, the Company's products, (iii) furnishing distributors with technical advice on various aspects of the Company's products, and (iv) working with distributors to improve joint business relationships. The field sales representatives also sell directly to the hospitals in those market areas not serviced by distributors.

The Company distributes most of its manufactured products through a network of respiratory or anesthesia distributors. Domestically, this network historically included 29 hospital specialty dealers as well as several medical-surgical dealers and over one thousand home heathcare dealers who distribute certain of the Company's products to be used in the home.

VSI distributes its products primarily through its internal sales force. On March 14, 1997, in conjunction with the execution by the Company of the Merger Agreement, VSI and the Company entered into a Dealer Agreement with VSI which authorized VSI to distribute Company products in the United States, Canada, Puerto Rico and certain foreign countries and provided 28 of its 29 hospital specialty dealers with notice that they were being terminated as distributors effective as of the end of the termination notice period specified in their dealer agreements. In addition to providing protection from the possibility that the Company's hospital specialty dealers would try to shift customers away from Company products while the Company's acquisition by VSI was pending, the Company believes that appointing VSI as a national dealer for its products will be desirable because of VSI's strong sales force and complementary product mix even if the Company's acquisition by VSI is never consummated.

Since providing most of its domestic hospital specialty dealers with notices of termination, the Company has entered into new arrangements with five of those dealers, which provide that those dealers may continue to distribute Company products at reduced margins.

The Company's international sales and marketing efforts are managed from its corporate offices located in Englewood, Colorado. Europe, the Middle East, Asia and Pacific Rim territories are managed by field sales representatives and specialty distributors. Mexico, Central America, South America, and South Africa are managed using specialty distributors. The international distributors act in much the same way as the domestic distributors to supply the Company's products. The Company also participates in major international trade shows annually.

During Fiscal 1997, 1996, and 1995, the Company had one distributor, Tri-anim Health Services, Inc. ("Tri-Anim") of Sylmar, California, who accounted for 18%, 19%, and 19%, respectively, of the Company's sales. Tri-Anim was terminated as a distributor of Company products effective June 13, 1997.

MANUFACTURING SUPPLIES AND BACKLOG: The Company's manufacturing and assembly operations consist primarily of the injection molding and extrusion of certain components and the assembly and packaging of final products from both purchased and internally-manufactured sources. All of the products manufactured are disposable and are principally fabricated from molded resins.

Due to economies of scale in production, the Company purchases certain standardized components, including needles, syringe barrels, and other supplies from qualified external sources. The Company's material procurement consists of multiple single source vendors, all of which are subject to qualification criteria in accordance with the Company's quality procedures and policies. While the Company endeavors to avoid being dependent on a single source of supply for any component or raw material by establishing qualified alternate suppliers, in certain cases it is not economical to use more than one source. The Company emphasizes vendor certification and quality programs to ensure uninterrupted supplies of raw materials and components.

Historically, the Company has not had a significant backlog of firm orders for its products. With the exception of orders for future delivery or for specially assembled products, most orders have been shipped within one week of receipt and the Company has maintained predetermined levels of finished goods inventories to ensure that this ability is preserved. The Company had a backlog of orders to ship of approximately $249,000 and $158,000 at March 29, 1997 and March 30, 1996, respectively.

SEASONALITY: Historically, the Company has experienced approximately 45% of its net sales in the first and second quarters of its fiscal year and 55% in the third and fourth quarters. Net sales are influenced generally by overall patterns in hospital admissions and discharges, which the Company believes reflect, among other things, a lower incidence of respiratory problems and postponements of elective surgeries during the summer months.

COMPETITION: The medical device business is highly competitive. The Company competes with three major competitors in the manufacture and distribution of its blood collection systems, four major competitors in respiratory and nebulizer products and two major competitors in its heated humidification products. A number of the Company's competitors are larger companies with greater resources and more diversified lines of medical products and services.

Competition in the area of manufactured products involves quality and reliability in product performance and price competitiveness. The Company believes that the expertise of its sales force and the strength of its distributor network are important factors in its ability to compete in the submarkets for manufactured products. The Company's marketing approach emphasizes continuing efforts to educate medical personnel through in-service training in the area of the Company's specialties and to develop and adapt products to fit the clinical needs of its customers.

PRODUCT DEVELOPMENT: The Company's product development efforts have been guided by its marketing and sales personnel. Through their daily contact with existing and potential customers, marketing and sales personnel are able to identify needs for new products and improvements for existing products.

The Company's product development program includes its internal efforts as well as the acquisition of new products from others. In Fiscal 1997, 1996 and 1995, the Company expensed royalties and license fees of approximately $2,800, $2,000 and $54,000, respectively, in connection with products developed by others. The Company spent approximately $286,000, $155,000 and $140,000, respectively, on internal product development in Fiscal 1997, 1996 and 1995.

Many risks exist in new product development and there is no assurance that any of the products currently under development by the Company can be successfully developed or, if introduced, will prove to be commercially successful products.

PATENTS, TRADEMARKS, LICENSES AND FRANCHISES: The Company holds numerous patents for its manufactured products. It also holds licenses from individuals to manufacture a number of proprietary products. The Company makes renewal filings on patents and trademarks periodically in accordance with Federal regulations. Patents, trademarks and licenses afford the Company a measure of protection for its proprietary products, and the Company has taken a posture of defending to the fullest extent possible the rights attendant to the patents, trademarks and licenses. However, it has been the Company's experience that patents offer limited protection because the degree of specialization in its products is so extensive that the patents on them can, in some cases, be circumvented.

EMPLOYEES: At May 30, 1997, the Company had a total of 253 employees. None of the Company's employees are represented by a labor union and the Company considers its employee relations to be good. The Company has experienced no significant problems in recruiting qualified personnel.

QUASI-REORGANIZATION: During the first quarter of Fiscal 1994, the Company completed significant changes to its operations: (i) reintroduction of substantially all of its product lines into the market after ceasing operations after the FDA shutdown in Fiscal 1992, (ii) consolidation of its manufacturing facilities in Mexico and Parker, Colorado into its Englewood, Colorado facility, (iii) changes in senior management, and (iv) successful completion of the first exchange offer to the Swiss bondholders in which 91% of the bonds were exchanged. Considering these changes, the Company determined that it was appropriate to effect a quasi-reorganization. The quasi-reorganization was approved by the Board of Directors in June, 1993, and was effective July 3, 1993. See Note 12 to the Consolidated Financial Statements for a discussion of the effects of the quasi-reorganization on the accounts of the Company.

BUSINESS TRANSACTIONS WITH SCHERER HEALTHCARE, INC. AND SCHERER CAPITAL, LLC/R. P. SCHERER, JR.: During Fiscal 1994, the Company consummated two related financing transactions to provide the Company with necessary liquidity and to effect an exchange offer for defaulted Swiss Bonds, pursuant to the Omnibus Agreement between the Company and Scherer Healthcare, Inc., dated April 12, 1993.

The Company sold its Arterial Blood Gas product line, including $245,000 of net book value of property connected with the product line, to Scherer Healthcare, Inc. ("Scherer Healthcare") for $4.5 million in cash and agreed to a six year lease back of the product line for a royalty of 3.25% of net product line sales. The Company has the option to repurchase the product line for $4.5 million plus $22,500 for each month elapsed between the sale and repurchase. The option to repurchase, originally expiring on May 31, 1996, was extended by Scherer Healthcare and the Company until June 15, 1999. The Company granted Scherer Healthcare warrants to purchase 5,780,000 shares of common stock of the Company at $.75 per share as consideration for the repurchase option. Of these warrants, 1,530,000 and 4,250,000 will expire if not exercised by March 31, 1999 and March 31, 2003, respectively. The warrants are exercisable in exchange for cash or, if exercised by Scherer Healthcare or a Scherer Healthcare affiliate, for common stock of Scherer Healthcare. Scherer Healthcare may elect to exercise these warrants for no cash if a corresponding concession is granted to the Company in the product line repurchase price. Scherer Healthcare may elect to receive the product line repurchase price in the form of 5,780,000 shares of the Company's common stock, based on a value of $.75 per share, plus the balance of the purchase price in cash. If Scherer Healthcare makes this election, the number of warrants issued in consideration for the Company's repurchase option as described above will be reduced by a corresponding number.

Prior to the above transaction, Scherer Healthcare had advanced the Company $1,750,000. In consideration for that advance, the Company granted to Scherer Healthcare warrants to purchase 800,000 shares of the Company's common stock at $.75 per share exercisable until March 31, 1999. The advance was repaid with the proceeds from the sale and leaseback transaction but the warrants remain outstanding.

During Fiscal 1986, the Company issued 25,000,000 Swiss Francs of bonds due March 11, 1994. On January 14, 1992, the Company was notified that holders of the majority of its Swiss bonds had exercised their right to put the bonds for redemption as of March 11, 1992. The Company was not able to honor this put, and, accordingly, defaulted on the obligations.

During Fiscal 1994, the Company acquired approximately $4,352,000 of 5% cumulative convertible preferred stock of Scherer Healthcare (an amount equal to approximately 35% of the outstanding Swiss bond principal and accrued interest tendered in the transaction described below). This preferred stock was acquired in exchange for an 8% note, maturing on March 31, 1999. In May 1994, Scherer Healthcare converted $2,500,000 of the principal balance of the 8% note into 3,333,333 shares of the Company's common stock at $.75 per common share. In March 1996, Scherer

Healthcare converted the remaining balance of the 8% note of $1,851,600, $486,571 in related accrued interest due to Scherer Healthcare and $376,330 owed to Scherer Healthcare for management fees into 3,877,859 shares of the Company's common stock at $.70 per share. At March 29, 1997, Scherer Healthcare owns 50.5% of the Company's outstanding common stock. The Scherer Healthcare preferred stock is convertible into Scherer Healthcare common stock.

In three exchange offers during Fiscal 1994, the bondholders exchanged 16,320,000 Swiss Francs in bonds, 96% of the total bonds outstanding, for a combination of Marquest debt, warrants to purchase common stock of the Company, and the convertible preferred stock of Scherer Healthcare. In the exchange, the Swiss bondholders received (i) cumulative convertible preferred stock of Scherer Healthcare for 35% of the principal and accrued interest of the tendered bonds; (ii) unsecured 8% U.S. dollar denominated notes of the Company maturing March 31, 1999 with an aggregate principal amount of $2,875,000, and (iii) warrants to purchase 165,000 and 1,432,416 shares of Marquest common stock at $.25 and $.75 per share, respectively, exercisable until March 31, 1999.

As a result of the sale of the Arterial Blood Gas product line and the Swiss bond refinancing, Scherer Healthcare obtained the right to acquire approximately 65% of the outstanding common stock of the Company through the exercise of all warrants and conversion of the note. Also, as a result of the Omnibus Agreement, Scherer Healthcare acquired the right to name a majority of the members of the Company's Board of Directors.

In March 1996, Scherer Capital, LLC ("Scherer Capital"), a company controlled by the largest shareholder of Scherer Healthcare, Inc., purchased 2,061,856 shares of the Company's common stock at $.485 per common share for $1,000,000. During the third quarter of Fiscal 1996, Scherer Capital advanced the Company $700,000 which was used for working capital purposes. In March 1996, the Company and Scherer Capital refinanced this advance with long-term convertible debt. The debt, which bears interest at 1-1/2% over prime, is secured by inventory and equipment and is convertible at a rate of $.70 per share. The debt agreement contemplated the possibility of additional borrowings of $800,000. During Fiscal 1997, Scherer Capital transferred its credit facility to Robert P. Scherer, Jr., the Company's Chairman of the Board of Directors and Chief Executive Officer. Mr. Scherer has voting authority over the Company's common stock purchased by Scherer Capital in March 1996 either through beneficial ownership or as trustee of a voting trust for shares owned by Mr. Scherer's adult children. These shares represent 14.4% of the Company's outstanding common stock. Mr. Scherer is also the majority shareholder, Chairman of the Board and Chief Executive Officer of Scherer Healthcare.

MERGER: On March 14, 1997, the Company signed an Agreement and Plan of Merger ("Merger Agreement") between VSI; VSI Acquisition Corporation ("Newco"), a wholly-owned subsidiary of VSI; and the Company, providing for the merger of Newco with the Company, with the Company surviving the merger as a wholly-owned subsidiary of VSI. Upon the effective date of the merger, all of the Company's common stock will be converted into the right to receive $0.797 per share in cash.

DEALER AGREEMENT. Simultaneous with the execution of the Merger Agreement, the Company and VSI entered into a Dealer Agreement whereby VSI is authorized to sell the Company's products for a period of two years. The Company provided 28 of its 29 existing domestic specialty dealers with notices of termination of their dealer agreements which, as a general matter, allow for termination on 30 to 90 days notice. The Dealer Agreement may be terminated by the Company if VSI does not meet certain specified sales quotas after June 30, 1997. Since providing its domestic specialty dealers with notices of termination, the Company has negotiated new arrangements with five of those dealers which provide that those dealers may continue to distribute Company products at reduced margins.

Two of the Company's terminated dealers have commenced lawsuits against the Company and VSI alleging, among other things, that the termination of its dealer agreement was unlawful and that VSI is using confidential information of dealers in the sale of the Company's products. The Company believes that its position in both of these matters is meritorious, but is unable to predict the outcome of either lawsuit or whether other lawsuits will be filed by other dealers as a result of their termination.

PURCHASE OF ABG ASSETS AND COVENANTS NOT TO COMPETE. As part of the investment made in the Company by Scherer Healthcare in June 1993, Scherer Healthcare acquired title to the Company's Arterial Blood Gas ("ABG") product line which the Company leases from Scherer Healthcare. The Company has an option to repurchase the ABG product line from Scherer Healthcare at a purchase price equal to $4,500,000 plus $22,500 per month during the period from June 13, 1993 through the date of repurchase. Pursuant to an Inducement Agreement between VSI and Scherer Healthcare (the "Scherer Healthcare Inducement Agreement"), VSI has agreed to purchase the ABG product line from Scherer Healthcare for a purchase price equal to the purchase price under the Company's repurchase option. If the merger occurs on July 31, 1997, the purchase price of the ABG product line would be $5,625,000.

Pursuant to the Scherer Healthcare Inducement Agreement, Scherer Healthcare is obligated, at the time of the merger, to enter into a covenant not to compete pursuant to which it agrees it will not engage in the business of manufacturing or selling ABG products for a period of three years following the effective date of the merger. In consideration of this covenant not to compete, VSI has agreed to pay Scherer Healthcare an amount equal to the difference between $5,860,000 and the purchase price of the ABG product line. If the merger occurs on July 31, 1997, Scherer Healthcare will be paid $235,000 for the covenant not to compete.

Robert P. Scherer, Jr., the Company's Chairman of the Board of Directors and Chief Executive Officer, is the beneficial owner of or has voting authority over 2,061,856 shares of the Company's common stock. Mr. Scherer also holds a promissory note of the Company in the principal amount of $700,000 which is convertible into the Company's common stock at a rate of $0.70 per share. Mr. Scherer has agreed to convert the note prior to the merger into 1,000,000 shares of the Company's common stock. In addition to his ownership of the Company's common stock, Mr. Scherer has voting authority over 61.1% of the outstanding common stock of Scherer Healthcare.

Pursuant to an Inducement Agreement entered into between VSI and Mr. Scherer (the "RPS Inducement Agreement"), Mr. Scherer has agreed to vote his shares of Scherer Healthcare common stock in favor of the merger. Mr. Scherer has also agreed to vote all of his shares of the Company's common stock in favor of the merger. Pursuant to the RPS Inducement Agreement, Mr. Scherer is required to enter into a covenant not to compete pursuant to which he agrees that for a period of three years following the merger he will not engage in the business of manufacturing or selling ABG products. In consideration of this covenant, VSI has agreed to pay Mr. Scherer $140,000.

CONDITIONS TO CLOSING. The Merger Agreement contains a number of conditions to closing which must be satisfied or waived prior to consummation of the merger. These conditions include, among other conditions, the requirement that the merger be approved by the shareholders of the Company and Scherer Healthcare, the requirement that no material litigation is pending against the Company or its business, and the requirement that no adverse regulatory action has been taken against the Company. The Company believes that the conditions to closing can be satisfied and that the closing will take place in late July 1997.

COVENANTS OF THE MERGER AGREEMENT. Pursuant to the Merger Agreement, the Company has agreed that, during the period from March 14, 1997 to the effective time of the merger, except as permitted in writing by VSI, the Company will not, among other things, (a) amend its Articles of Incorporation or Bylaws, (b) issue, sell, deliver, grant or declare any stock dividend or any other distribution with respect to the Company's common stock except that the Company may issue common stock pursuant to certain options, warrants or a convertible note exercisable or convertible in accordance with the terms of the applicable agreements and outstanding as of March 14, 1997, (c) mortgage or pledge any assets except in the ordinary course of business, (d) borrow or agree to borrow any funds except in the ordinary course of business and pursuant to the Company's existing credit facilities up to certain amounts,
(e) incur any obligation or liability, cancel any material debts of third parties, lease, sell, transfer or grant any preferential rights to lease or acquire any of its material assets or substantively amend or terminate any material contract or agreement except in the ordinary course of business, (f) adopt, materially amend or terminate any employee benefit plan or materially increase compensation or other benefits payable to the Company's employees,
(g) acquire any other business entity, (h) solicit, encourage or authorize any competing inquiry, proposal, offer or possible offer from a third party relating to a change in control or ownership of the Company, (j) enter into any material licensing or marketing arrangement or other material contract with any party other than VSI, and (k) settle any pending litigation in a manner that is materially adverse to the Company or commence any material litigation.

TERMINATION OF THE MERGER. The Merger Agreement may be terminated and the merger may be abandoned before the effective time of the merger (a) by mutual written consent of VSI, Newco and the Company or (b) by VSI or the Company if
(i) the Company's shareholders fail to approve the merger at the special meeting of shareholders or (ii) the shareholders of Scherer Healthcare fail to approve the sale of the stock of the Company. In addition, VSI may terminate the Merger Agreement if (a) there has been a material misrepresentation or breach by the Company of any of its representations or warranties in the Merger Agreement, (b) the Company's Special Treatment Sales (defined below) during the period from December 29, 1996 through the date seven days prior to the Closing (the "Pre-Closing Date") are less than eighty percent of the Company's Special Treatment Sales during the period from the first day of the Company's fiscal quarter commencing in December 1995 through the date one year prior to the Pre-Closing Date, (c) there has been any misrepresentation by Scherer Healthcare or Mr. Scherer in any of the representations or warranties set forth in the Inducement Agreements, or (d) there has been any material failure by Scherer Healthcare or Mr. Scherer to comply with their respective obligations under the Inducement Agreements. Special Treatment Sales are all of the Company's sales other than sales made through the Company's U.S. (including Puerto Rico) dealers and sales made through distributors of the Company's medical-surgical products.

Either the Company or VSI, at their discretion, may terminate the Merger Agreement if the effective date of the merger has not occurred by August 29, 1997, except that a party whose breach of the Merger Agreement has caused such a delay in the consummation of the merger will not be entitled to terminate the Merger Agreement. If the Company terminates the Merger Agreement as a result of a breach of any material covenants by VSI, the Company will be entitled to $800,000 as damages.

If the Merger Agreement is terminated by VSI or the Company because (a) an offer is made, including a Purchase Event (defined below), (b) a claim is made that such offer could result in greater value to the Company's shareholders than the value to be received from VSI, and (c) after such offer is known to the Company, the Company's shareholders do not approve the merger, the shareholders of Scherer Healthcare do not approve the sale of the Company's common stock, or the Company breaches any of its obligations under the Merger Agreement, and within 24 months after the termination of the Merger Agreement, a Purchase Event occurs, the Company will pay to VSI a cash fee of $1,500,000. A Purchase Event means any of the following events: (a) without VSI's written consent, the Company announces an intention to enter into an agreement with a party other than VSI to (i) merge, (ii) dispose of 25% or more of the Company's assets or (iii) issue, sell or dispose of securities representing 25% or more of the voting power of the Company, or
(b) any person or group other than Scherer Healthcare or VSI or their affiliates acquires 25% or more of the voting power of the Company.


ITEM 2. PROPERTIES

The Company's principal office, which is owned by the Company, is located at 11039 E. Lansing Circle, Meridian Office Park, in Douglas County, Colorado. This facility consists of 88,000 square feet and houses all of the Company's manufacturing activities. The building also houses certain warehousing functions and most administrative functions of the Company. The Company leases approximately 45,000 square feet of warehouse space in Aurora, Colorado pursuant to a lease that expires in April 1998. The Company believes its owned and leased facilities are adequate for its operations in the foreseeable future. See Notes 4 and 9 to the Consolidated Financial Statements regarding encumbrances on the Company's manufacturing and office facility.

In December 1992, the Company sold its Nogales, Arizona warehouse to a third party under a 10-year sale leaseback arrangement. The Company does not utilize the warehouse in its operations but subleases the space to an unaffiliated entity. See Note 6 to the Consolidated Financial Statements.


ITEM 3. LEGAL PROCEEDINGS

See Note 10 to the Consolidated Financial Statements for a description of legal proceedings at March 29, 1997.


ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SHAREHOLDERS

No matter was submitted to a vote of shareholders during the fourth quarter of the fiscal year covered by this report.

                         EXECUTIVE OFFICERS

The executive officers of the Company as of June 1, 1997 are listed below:

        NAME AND AGE                                  POSITIONS WITH THE COMPANY
        ------------                                  --------------------------
Robert P. Scherer, Jr. (64)            Chairman, Chief Executive Officer and Director of the Company
                                       since February 1995.  Chairman and Chief Executive of RPS
                                       Investments, Inc. since its formation.  Director of Scherer
                                       Healthcare, Inc., an affiliate of the Company, since 1977;
                                       Chairman and Chief Executive Officer of Scherer Healthcare,
                                       Inc. since February, 1995.

William J. Thompson (63)               President of the Company since February 1995; Vice Chairman and
                                       Chief Operating Officer of the Company since April 1994; Director of the Company since August 1993.  President, Chief Operating
                                       Officer and Director of Scherer Healthcare, Inc., an affiliate of the Company, since August, 1984.

Margaret E. Von der Schmidt (45)       Vice President - Finance of the Company since February 1994;
                                       Secretary of the Company since February 1995; Director of Finance of the Company from November 1993 to January 1994.  Pursued various business opportunities and interests from January 1993 to November
                                       1993.  Assistant Corporate Controller, U S WEST, Inc. (a
                                       telecommunications company), from December 1985 to December 1992.


The officers serve until their successors have been elected and qualified.


                                 PART II


ITEM 5.  MARKET FOR REGISTRANT'S COMMON STOCK AND RELATED SHAREHOLDER MATTERS:

On July 1, 1983, the Common Stock of the Company commenced trading in the over-the-counter market and was quoted on the Nasdaq system. From March 20, 1984 to October 14, 1994, the Company's stock was listed for trading on the Nasdaq National Market System. Effective October 14, 1994, the Company's Common Stock was included in the Nasdaq SmallCap Market. The Company's Common Stock is quoted under the symbol MMPI. The table below shows, for the period indicated, the range of high and low sales prices for Fiscal 1997 and 1996. All quotations were reported to the Company by Nasdaq and represent actual transactions and not inter-dealer quotations.

                               1997               1996
                        ----------------    -----------------
                         High       Low      High       Low
                        ------    ------    ------     ------
First Fiscal Quarter    $ 2.06    $ 1.38    $ 0.63     $ 0.38
Second Fiscal Quarter     1.75      0.63      2.31       0.44
Third Fiscal Quarter      1.25      0.63      1.31       0.50
Fourth Fiscal Quarter     1.38      0.56      2.06       0.56


The closing sale price of the Company's Common Stock on May 30, 1997, as reported on Nasdaq, was $0.75.

As of May 30, 1997, the Company had 445 holders of record of its Common Stock. It is estimated that the total number of holders of the Common Stock is approximately 3,000.

The Company has not paid dividends on its Common Stock in the last six fiscal years. Under a Term Loan Agreement dated June 30, 1994, between the Company and Colorado National Bank and a Credit and Security Agreement dated November 5, 1996 between the Company and Norwest Business Credit, Inc., the Company may not, without prior written consent of the lenders, pay or declare any dividends on its Common Stock. The Company does not anticipate payment of dividends for the foreseeable future.

ITEM 6.  SELECTED FINANCIAL DATA:

All amounts in thousands of dollars except per share amounts.

                                      Fiscal     Fiscal      Fiscal      Nine     Three     Fiscal
                                       Year       Year        Year      Months    Months     Year
                                      Ended       Ended       Ended      Ended     Ended     Ended
                                     March 29,   March 30,   April 1,   April 2,   July 3,   April 3,
                                       1997        1996        1995       1994      1993      1993
                                     ----------------------------------------------------------------
Net revenues                          $22,045    $22,443     $20,576    $17,139   $ 5,327   $ 21,935
Net loss from continuing
  operations before extraordinary
  item                                   (473)       (60)     (3,450)    (2,312)   (1,042)   (18,542)
Net loss                                 (473)       (60)     (3,450)    (2,030)     (336)   (18,338)

LOSS PER COMMON SHARE:
  Continuing operations before
    extraordinary item                  (0.03)     (0.01)      (0.46)     (0.51)    (0.23)     (4.17)
  Net loss                              (0.03)     (0.01)      (0.46)     (0.45)    (0.07)     (4.12)

Total Assets                           13,424     15,393      13,992     16,929    18,366     21,007
Long-Term Obligations                   4,600      4,990       5,961      7,659     6,745          0
Cash Dividend Declared Per
  Common Share                           0.00       0.00        0.00       0.00      0.00       0.00

Effective July 3, 1993, the Company effected a quasi-reorganization as discussed in Note 12 to the Consolidated Financial Statements. The Company has segregated its Consolidated Statements of Operations into the three-month period prior to and the nine-month period subsequent to the quasi-reorganization.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS:

                               MERGER

On March 14, 1997, the Company signed an Agreement and Plan of Merger ("Merger Agreement") between VSI; VSI Acquisition Corporation ("Newco"), a wholly-owned subsidiary of VSI; and the Company, providing for the merger of Newco with the Company, with the Company surviving the merger as a wholly-owned subsidiary of VSI. Upon the effective date of the merger, all of the Company's common stock will be converted into the right to receive $0.797 per share in cash.

DEALER AGREEMENT. Simultaneous with the execution of the Merger Agreement, the Company and VSI entered into a Dealer Agreement whereby VSI is authorized to sell the Company's products for a period of two years. The Company provided 28 of its 29 existing domestic specialty dealers with notices of termination of their dealer agreements which, as a general matter, allow for termination on 30 to 90 days notice. The Dealer Agreement may be terminated by the Company if VSI does not meet certain specified sales quotas after June 30, 1997. Since providing its domestic specialty dealers with notices of termination, the Company has negotiated new arrangements with five of those dealers which provide that those dealers may continue to distribute Company products at reduced margins.

Two of the Company's terminated dealers have commenced lawsuits against the Company and VSI alleging, among other things, that the termination of its dealer agreement was unlawful and that VSI is using confidential information of dealers in the sale of the Company's products. The Company believes that its position in both of these matters is meritorious, but is unable to predict the outcome of either lawsuit or whether other lawsuits will be filed by other dealers as a result of their termination.

PURCHASE OF ABG ASSETS AND COVENANTS NOT TO COMPETE. As part of the investment made in the Company by Scherer Healthcare in June 1993, Scherer Healthcare acquired title to the Company's Arterial Blood Gas ("ABG") product line which the Company leases from Scherer Healthcare. The Company has an option to repurchase the ABG product line from Scherer Healthcare at a purchase price equal to $4,500,000 plus $22,500 per month during the period from June 13, 1993 through the date of repurchase. Pursuant to an Inducement Agreement between VSI and Scherer Healthcare (the "Scherer Healthcare Inducement Agreement"), VSI has agreed to purchase the ABG product line from Scherer Healthcare for a purchase price equal to the purchase price under the Company's repurchase option. If the merger occurs on July 31, 1997, the purchase price of the ABG product line would be $5,625,000.

Pursuant to the Scherer Healthcare Inducement Agreement, Scherer Healthcare is obligated, at the time of the merger, to enter into a covenant not to compete pursuant to which it agrees it will not engage in the business of manufacturing or selling ABG products for a period of three years following the effective date of the merger. In consideration of this covenant not to compete, VSI has agreed to pay Scherer Healthcare an amount equal to the difference between $5,860,000 and the purchase price of the ABG product line. If the merger occurs on July 31, 1997, Scherer Healthcare will be paid $235,000 for the covenant not to compete.

Robert P. Scherer, Jr., the Company's Chairman of the Board of Directors and Chief Executive Officer, is the beneficial owner of or has voting authority over 2,061,856 shares of the Company's common stock. Mr. Scherer also holds a promissory note of the Company in the principal amount of $700,000 which is convertible into the Company's common stock at a rate of $0.70 per share.
Mr. Scherer has agreed to convert the note prior to the merger into 1,000,000 shares of the Company's common stock. In addition to his ownership of the Company's common stock, Mr. Scherer has voting authority over 61.1% of the outstanding common stock of Scherer Healthcare.

Pursuant to an Inducement Agreement entered into between VSI and Mr. Scherer (the "RPS Inducement Agreement"), Mr. Scherer has agreed to vote his shares of Scherer Healthcare common stock in favor of the merger. Mr. Scherer has also agreed to vote all of his shares of the Company's common stock in favor of the merger. Pursuant to the RPS Inducement Agreement, Mr. Scherer is required to enter into a covenant not to compete pursuant to which he agrees that for a period of three years following the merger he will not engage in the business of manufacturing or selling ABG products. In consideration of this covenant, VSI has agreed to pay Mr. Scherer $140,000.

CONDITIONS TO CLOSING. The Merger Agreement contains a number of conditions to closing which must be satisfied or waived prior to consummation of the merger. These conditions include, among other conditions, the requirement that the merger be approved by the shareholders of the Company and Scherer Healthcare, the requirement that no material litigation is pending against the Company or its business, and the requirement that no adverse regulatory action has been taken against the Company. The Company believes that the conditions to closing can be satisfied and that the closing will take place in late July 1997.

COVENANTS OF THE MERGER AGREEMENT. Pursuant to the Merger Agreement, the Company has agreed that, during the period from March 14, 1997 to the effective time of the merger, except as permitted in writing by VSI, the Company will not, among other things, (a) amend its Articles of Incorporation or Bylaws, (b) issue, sell, deliver, grant or declare any stock dividend or any other distribution with respect to the Company's common stock except that the Company may issue common stock pursuant to certain options, warrants or a convertible note exercisable or convertible in accordance with the terms of the applicable agreements and outstanding as of March 14, 1997, (c) mortgage or pledge any assets except in the ordinary course of business, (d) borrow or agree to borrow any funds except in the ordinary course of business and pursuant to the Company's existing credit facilities up to certain amounts,
(e) incur any obligation or liability, cancel any material debts of third parties, lease, sell, transfer or grant any preferential rights to lease or acquire any of its material assets or substantively amend or terminate any material contract or agreement except in the ordinary course of business, (f) adopt, materially amend or terminate any employee benefit plan or materially increase compensation or other benefits payable to the Company's employees,
(g) acquire any other business entity, (h) solicit, encourage or authorize any competing inquiry, proposal, offer or possible offer from a third party relating to a change in control or ownership of the Company, (j) enter into any material licensing or marketing arrangement or other material contract with any party other than VSI, and (k) settle any pending litigation in a manner that is materially adverse to the Company or commence any material litigation.

TERMINATION OF THE MERGER. The Merger Agreement may be terminated and the merger may be abandoned before the effective time of the merger (a) by mutual written consent of VSI, Newco and the Company or (b) by VSI or the Company if
(i) the Company's shareholders fail to approve the merger at the special meeting of shareholders or (ii) the shareholders of Scherer Healthcare fail to approve the sale of the stock of the Company. In addition, VSI may terminate the Merger Agreement if (a) there has been a material misrepresentation or breach by the Company of any of its representations or warranties in the Merger Agreement, (b) the Company's Special Treatment Sales (defined below) during the period from December 29, 1996 through the date seven days prior to the Closing (the "Pre-Closing Date") are less than eighty percent of the Company's Special Treatment Sales during the period from the first day of the Company's fiscal quarter commencing in December 1995 through the date one year prior to the Pre-Closing Date, (c) there has been any misrepresentation by Scherer Healthcare or Mr. Scherer in any of the representations or warranties set forth in the Inducement Agreements, or (d) there has been any material failure by Scherer Healthcare or Mr. Scherer to comply with their respective obligations under the Inducement Agreements. Special Treatment Sales are all of the Company's sales other than sales made through the Company's U.S. (including Puerto Rico) dealers and sales made through distributors of the Company's medical-surgical products.

Either the Company or VSI, at their discretion, may terminate the Merger Agreement if the effective date of the merger has not occurred by August 29, 1997, except that a party whose breach of the Merger Agreement has caused such a delay in the consummation of the merger will not be entitled to terminate the Merger Agreement. If the Company terminates the Merger Agreement as a result of a breach of any material covenants by VSI, the Company will be entitled to $800,000 as damages.

If the Merger Agreement is terminated by VSI or the Company because (a) an offer is made, including a Purchase Event (defined below), (b) a claim is made that such offer could result in greater value to the Company's shareholders than the value to be received from VSI, and (c) after such offer is known to the Company, the Company's shareholders do not approve the merger, the shareholders of Scherer Healthcare do not approve the sale of the Company's common stock, or the Company breaches any of its obligations under the merger agreement, and within 24 months after the termination of the Merger Agreement, a Purchase Event occurs, the Company will pay to VSI a cash fee of $1,500,000. A Purchase Event means any of the following events: (a) without VSI's written consent, the Company announces an intention to enter into an agreement with a party other than VSI to (i) merge, (ii) dispose of 25% or more of the Company's assets or (iii) issue, sell or dispose of securities representing 25% or more of the voting power of the Company, or
(b) any person or group other than Scherer Healthcare or VSI or their affiliates acquires 25% or more of the voting power of the Company.

                        FOOD AND DRUG ADMINISTRATION

The impact of the United States Food and Drug Administration's ("FDA") action against the Company in August 1991 has had a significant and pervasive effect on the Company.

On August 8, 1991, the United States Attorney's Office for the District of Colorado filed a complaint seeking an injunction against the Company and three of its officers. The complaint alleged that the Company was manufacturing products in violation of the FDA's Current Good Manufacturing Practice Regulations ("GMP"). The complaint also alleged that certain of the Company's products were misbranded and adulterated for violating other relevant sections of the Federal Food, Drug and Cosmetic Act. On October 1, 1991, the Company and one of the named individual defendants entered into a five-year Consent Decree. The two other individuals originally named in the complaint for injunction were dismissed as defendants.

By letter dated October 8, 1991, the District Director of the FDA's Denver district informed the Company that, pursuant to the Consent Decree of October 1, 1991, the Company's medical device manufacturing operations were not in substantial compliance with GMP. The Consent Decree provided for suspension of the Company's United States manufacturing and distribution operations until the Company demonstrated it had adequate controls in place to ensure products were consistently produced in substantial compliance with GMP regulations.

Based upon agreements with the FDA in November and December 1991, the Company was allowed to recondition inventories of components, sub-assemblies and finished products which were produced prior to the October 8th shut down. This was done in close cooperation with the FDA by the use of higher sampling levels and tightened acceptable quality limits. The Company's facilities were reinspected by the FDA in December, 1991 and found to have adequate processes in place to insure devices would be manufactured in compliance with GMP. As a result of that inspection, on January 9, 1992, the Company was given authorization to renew its operations, including production and distribution of all products.

During Fiscal 1994, the FDA completed a routine inspection of the Company's compliance with the FDA's Good Manufacturing Practices. The Company was issued an inspection report with only two deficiency observations noted, which were corrected; there were no inspections during Fiscal 1995.

During Fiscal 1996, the FDA again inspected the Company's operations for compliance with the FDA's Good Manufacturing Practices. The Company was issued an inspection report with three deficiency observations noted. The Company responded to the observations, including providing specific corrective action.

In May, 1996, the FDA concluded an inspection with six deficiency observations noted. Many of the deficiencies noted refer to the lack of training regarding assembly, testing and sampling. The Company took corrective action, including retraining employees, and implementing other changes in order to respond to the FDA's concerns. These changes and corrective actions were presented to the FDA in detail in the submissions made by the Company and the Company continues to work with the FDA to address the issues raised. The Company was again inspected by the FDA during September, 1996 and received a Form 483, Inspection Observations, containing three alleged nonconformances with GMP. The Company responded to these observations, including providing specific corrective action. Following the September inspection, the Consent Decree expired October 1, 1996 and is of no further force and effect.

                             RESULTS OF OPERATIONS

FISCAL 1997 VERSUS FISCAL 1996

SALES, COST OF SALES AND GROSS PROFIT: The Company's net sales decreased approximately 2% to $22,045,000 from $22,443,000 in Fiscal 1996. The decrease in net sales was primarily due to a decrease in sales of the Company's medication delivery devices. Sales of these devices were down approximately $800,000 in Fiscal 1997 compared to Fiscal 1996; the majority of the decrease was attributable to one major customer who placed a large sales order in Fiscal 1996 and who did not place an order in Fiscal 1997.
The decrease in the sales of medication delivery devices was partially offset by an increase in sale of the Company's ABG products which increased approximately $270,000 in Fiscal 1997 due to a contract signed with a major customer in late Fiscal 1996 for these products.

The gross margin decreased from 32% to 30.4%. This decline in gross margin was primarily the result of the decrease in net sales combined with the rework of certain products. Rework is caused by supplier quality issues, defects in molded products produced due to worn tools, and damage during assembly and warehousing. The Company believes that the supplier quality and damage issues have been corrected; however, molded product defects may recur because of the condition of the molds. The Company has implemented a preventative maintenance program, and increased inspections and operator training in the Company's molding operation.

GENERAL AND ADMINISTRATIVE EXPENSES: General and administrative expenses declined 19% due to two primary items. The Company leases a warehouse in Nogales, Arizona which was formerly used by the Company until early Fiscal 1994 when it ceased operations in Mexico. The Company was able to sublease two-thirds of the warehouse in December 1995 and the remaining portion of the warehouse in September 1996. (See Note 6 to the Consolidated Financial Statements.) Net lease expense decreased approximately $120,000. During Fiscal 1996, the Company wrote off approximately $200,000 of certain expenses associated with unsuccessful efforts to obtain financing. These expenses were not incurred in Fiscal 1997.

OTHER INCOME AND EXPENSE: Other income decreased due to nonrecurring income received in Fiscal 1996. The Company received $488,000 in royalty income in the fourth quarter of fiscal 1996 related to the Company's ABG product line patents. The royalty agreement expired during Fiscal 1996. Also in Fiscal 1996, the Company sold a 10% investment in a medical device company for a gain of $200,000. Other expense has increased in Fiscal 1997 due to $265,000 of expense related to the proposed merger with VSI discussed above. These expenses were for financial advisors and for investment banking, legal and accounting services.

FISCAL 1996 VERSUS FISCAL 1995

SALES, COST OF SALES AND GROSS PROFIT: Sales increased 9% from $20,576,000 in Fiscal 1995 to $22,443,000 in Fiscal 1996. Sales in the first quarter of Fiscal 1995 were low due to a decline in hospital census which the Company believes was due to the uncertainties of healthcare reform. Also, many of the Company's distributors purchased high levels of product during the fourth quarter of Fiscal 1994, which depressed sales in the first quarter of Fiscal 1995. This did not occur in Fiscal 1996, and sales increased to previous levels. In Fiscal 1996, the Company implemented a network of independent manufacturer's representatives which supplemented the Company's sales force and increased sales.

The Company's gross margin increased from 24% in Fiscal 1995 to 32% in Fiscal 1996. The Company has reduced manufacturing costs through reductions in personnel, improved operational efficiencies and increased its vertical integration of the manufacturing process. The gross margin improvement was also due to increased manufacturing volume which improved overhead absorption.

In early Fiscal 1996, the Company began manufacturing a less expensive needle sheath holder, converted to a less expensive pallet and obtained price reductions from suppliers for cartons and plastic resins. Average production labor headcount was reduced 9% in Fiscal 1996 compared to Fiscal 1995. Layoffs were effective in the first quarter of Fiscal 1996 and the savings achieved were partially offset by increased overtime.

Expense controls in manufacturing resulted in a reduction in overhead. Factors influencing this reduction include not immediately replacing several salaried positions which were vacant due to attrition, and limiting travel and the use of temporary help. Depreciation expense was reduced approximately $285,000 during Fiscal 1996 as fixed assets became fully depreciated. Property taxes were decreased in Fiscal 1996 approximately $73,000 as a result of a tax appeal with the county.

The absorption of overhead costs by the Company's molding operation was also favorably impacted by the transfer of molding production from outside vendors in the second and third quarters of Fiscal 1996 and the increase in production volume.

GENERAL AND ADMINISTRATIVE EXPENSES: General and administrative expenses decreased 25% from $3,193,000 in Fiscal 1995 to $2,391,000 in Fiscal 1996 due to reductions in personnel and a decrease in legal and litigation expenses. Legal expense decreased approximately $100,000 in Fiscal 1996 primarily due to the settlement of litigation with former officers and directors in May 1995. Also, an additional $300,000 was accrued during Fiscal 1995 for the settlement of this litigation; the total settlement amount was $725,000 of which $425,000 was accrued prior to Fiscal 1995.

OTHER INCOME: Other income increased primarily due to $488,000 in royalty income received in the fourth quarter of Fiscal 1996 on the Company's patents related to the ABG product line. The royalty agreement expired during Fiscal 1996. In Fiscal 1996, the Company sold its 10% investment in Seabrook Medical Systems, Inc. at a gain of $200,000.

INCOME TAXES: In Fiscal 1996 the Company settled tax issues related to audits by the Internal Revenue Service ("IRS") for fiscal years 1982-1988. The Company recorded $697,000 of taxes and interest related to the settlement of these tax issues during Fiscal 1996. The Company has negotiated a repayment plan of monthly installments of $40,000 per month through approximately September 1998.

                     LIQUIDITY AND CAPITAL RESOURCES

OPERATING ACTIVITIES: Cash used in operations increased from $79,000 in Fiscal 1996 to $1,178,000 in Fiscal 1997, primarily due to a decrease in payables and accrued expenses. The decrease in payables and accrued expenses is due to the payment in Fiscal 1997 of consulting and other costs related to the financing transactions consummated in March 1996 discussed below and payment of income taxes and legal settlements.

FINANCING AND LIQUIDITY: On June 30, 1994, the Company refinanced $1,300,000 of Douglas County Industrial Revenue Bonds (the "Bonds"), due on December 31, 1993, with a term loan from Colorado National Bank (the "Bank"), the same bank holding the Bonds. During Fiscal 1996, the Company and the Bank executed an amendment to the term loan agreement, whereby the Company made a principal payment of $160,000 and shortened the term of the loan from July 31, 2004 to January 31, 2000 and the Bank released the Company's inventory and accounts receivable as collateral for the loan. The loan will continue to be amortized over its original term with a balloon payment on January 31, 2000.

During the third quarter of Fiscal 1996, Scherer Capital, a company controlled by the largest shareholder of Scherer Healthcare, advanced the Company $700,000 which was used for working capital purposes. In March 1996, the Company and Scherer Capital refinanced this advance with long-term convertible debt. The debt, which bears interest at 1-1/2% over prime, is secured by inventory and equipment and is convertible at a rate of $.70 per share. The debt agreement contemplated the possibility of additional borrowings of $800,000. During Fiscal 1997, Scherer Capital transferred its credit facility to Robert P. Scherer, Jr., the Company's Chairman of the Board of Directors and Chief Executive Officer.

In March 1996, Scherer Capital invested $1,000,000 in the Company through the purchase of 2,061,856 shares of common stock at a rate of $.485 per share. Robert P. Scherer, Jr. has voting authority over the Company's stock purchased by Scherer Capital either through beneficial ownership or as trustee of a voting trust for shares owned by Mr. Scherer's adult children. Also in March 1996, Scherer Healthcare converted a $1.8 million note of the Company into common stock at a rate of $.70 per share. In a related transaction, the Company accepted a proposal to exchange the accrued interest on the note payable to Scherer Healthcare of $487,000 as well as management fees owed to Scherer Healthcare of $376,000 for the Company's common stock at a rate of $.70 per share.

In November 1996, the Company obtained a revolving line of credit from Norwest Business Credit, Inc., ("Norwest") secured by trade accounts receivable, inventory and equipment, with an interest rate of 2.25% over Norwest's prime rate, expiring February 28, 1999. At March 29, 1997, the interest rate is 10.75%. The maximum line of credit to be extended is 80% of net eligible domestic accounts receivable plus 70% of eligible international accounts receivable or $2,000,000, whichever is less. At March 29, 1997, the Company had an available borrowing limit of approximately $1.4 million of which $125,000 had been borrowed.

At March 29, 1997, the Company was not in compliance with a covenant requiring a specified debt service coverage rate and a covenant that the Company not incur an after tax loss greater than that specified. Norwest has waived the requirement of compliance with these covenants effective as of March 29, 1997, and the Company and Norwest have negotiated covenants providing for a maximum net loss for the first four months of Fiscal 1998 (through July 1997) of $1,018,000 and a minimum net worth of $3,364,000 at the end of July 1997 and each subsequent month end.

Simultaneous with the execution of the Merger Agreement with VSI, the Company entered into a Dealer Agreement whereby VSI is authorized to sell the Company's products for a period of two years. The Company provided 28 of its 29 existing domestic specialty dealers with notices of termination of their dealer agreements which allow for termination on 30 to 90 days notice. These domestic dealers provided $9,687,000 of revenue during Fiscal 1997. Five of these dealers have subsequently entered into new agreements with the Company.

The Company believes that if the merger is not consummated or is delayed, VSI will, over time, be able to replace the sales which had been made by the terminated dealers prior to their termination. There can be no assurance, however, that VSI will be able to generate sufficient sales to replace the sales by the terminated dealers or that the sales of Company products by VSI will increase quickly enough to avoid a material adverse impact on the operations of the Company.

Two of the Company's domestic specialty dealers who were provided with notices of termination have filed lawsuits alleging, among other claims, breach of confidentiality and termination of a dealer agreement in a commercially unreasonable manner. (See Note 10 to the Consolidated Financial Statements.) The Company intends to contest these lawsuits vigorously. These dealers, whose accounts receivable with the Company total $714,000 at the end of May 1997 ($564,000 generated through sales subsequent to March
1997), are withholding payment pending settlement of issues raised in their respective lawsuits. The Company intends to vigorously pursue collection of these accounts.

The Company's management expects that the contemplated merger will be consummated by the end of July 1997. However, if the merger is delayed or does not occur and the sales of the terminated dealers are not replaced by VSI in a timely manner, the Company may be unable to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. If the merger is delayed or does not occur and VSI is unable to generate a sufficient volume of sales of Company products, the Company would then anticipate taking the following actions during Fiscal 1998.

1. Continue marketing and selling its products through the medical-surgical dealers and through the distribution arrangement with VSI in the domestic market and certain international markets where VSI has a strategic presence.

2. Renegotiate its current line of credit with Norwest and pursue additional financing opportunities that may be available.

3.   Continue to reduce costs and operating expenses.

4. Restrict expenditures related to capital assets to maintenance of existing equipment and facilities until the Company generates positive operating cash flow.

5.   Reduce employee headcount to support the level of sales volume.

The viability of the Company during Fiscal 1998 will be dependent on the Company's successful completion of the merger or the successful completion of some or all of the above activities.

FORWARD-LOOKING STATEMENTS

All statements contained in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" or elsewhere in this report on Form 10-K that are not statements of historical facts are forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements are those relating to the Company or its operations that are preceded by terms such as "anticipates", "expects", "believes", "intends" and similar expressions. The Company's actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS:

    Report of Independent Public Accountants. . . . . . . . . Page 20

    Consolidated Balance Sheets . . . . . . . . . . . . . . . Page 21

    Consolidated Statements of Operations . . . . . . . . . . Page 22

    Consolidated Statements of Shareholders' Equity . . . . . Page 23

    Consolidated Statements of Cash Flows . . . . . . . . . . Page 24

    Notes to Consolidated Financial Statements. . . . . . . . Page 26

INDEX TO CONSOLIDATED FINANCIAL STATEMENT SCHEDULES:

    Schedule II - Valuation and Qualifying Accounts . . . . . Page 46

              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Marquest Medical Products, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of MARQUEST MEDICAL PRODUCTS, INC. (a Colorado corporation) and subsidiaries as of March 29, 1997 and March 30, 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended March 29, 1997. These consolidated financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marquest Medical Products, Inc. and subsidiaries as of March 29, 1997 and March 30, 1996, and the results of their operations and their cash flows for each of the three years in the period ended March 29, 1997, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, substantial doubt exists about the ability of the Company to continue as a going concern. A contemplated merger and management's other plans regarding these matters are described in Note 2. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                ARTHUR ANDERSEN LLP

Denver, Colorado,
  June 6, 1997.

                             MARQUEST MEDICAL PR0DUCTS, INC.
                                    AND SUBSIDIARIES
                               CONSOLIDATED BALANCE SHEETS
                                 (THOUSANDS OF DOLLARS)


                                          ASSETS

                                                           March 29,  March 30,
                                                             1997       1996
                                                           ---------  ---------
CURRENT ASSETS
  Cash and cash equivalents                                 $    13   $ 1,635
  Trade accounts receivable, less allowances for
   doubtful accounts of $118 and $94, respectively            3,392     2,915
  Notes and other receivables                                    47       181
  Inventories                                                 3,283     3,393
  Prepaid expenses                                              152       173
                                                            -------   -------
    Total current assets                                      6,887     8,297

PROPERTY, PLANT AND EQUIPMENT, net (Note 3)                   6,469     7,055
OTHER ASSETS                                                     68        41
                                                            -------   -------
                                                            $13,424   $15,393
                                                            -------   -------
                                                            -------   -------

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                          $   831  $  1,001
  Accrued liabilities                                         2,690     3,728
  Payable to related parties                                     47        48
  Short-term debt (Note 4)                                      842       803
                                                            -------   -------
    Total current liabilities                                 4,410     5,580

LONG-TERM DEBT (Note 4)                                       4,600     4,990
                                                            -------   -------
    Total liabilities                                         9,010    10,570
                                                            -------   -------

COMMITMENTS AND CONTINGENGIES (Notes 2, 6  and 14)

SHAREHOLDERS' EQUITY
  Common stock, no par value; 50,000,000 shares
   authorized; 14,292,613 and 14,207,435 shares issued,
   respectively; 14,271,773 and 14,186,595 shares
   outstanding, respectively                                  9,904     9,834
  Warrants                                                      593       599
  Retained deficit ($20,434 of retained deficit eliminated
   at July 3, 1993 relating to quasi-reorganization)         (6,013)   (5,540)
  Treasury stock, 20,840 shares                                 (70)      (70)
                                                            -------   -------
    Total shareholders' equity                                4,414     4,823
                                                            -------   -------
                                                            $13,424   $15,393
                                                            -------   -------
                                                            -------   -------

         The accompanying notes to Consolidated Financial Statements are an integral part of these consolidated balance sheets.

                         MARQUEST MEDICAL PRODUCTS, INC.
                                AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
          (THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                     Fiscal      Fiscal      Fiscal
                                      Year        Year        Year
                                     Ended       Ended       Ended
                                    March 29,   March 30,   April 1,
                                      1997        1996        1995
                                  ----------   ---------   ---------
NET REVENUES                       $  22,045   $  22,443   $  20,576

COST OF SALES                        (15,339)    (15,305)    (15,666)
                                  ----------   ---------   ---------

GROSS PROFIT                           6,706       7,138       4,910

COSTS AND EXPENSES
  Sales and marketing                 (4,135)     (4,082)     (4,323)
  General and administrative          (1,922)     (2,391)     (3,193)
  Research and development              (286)       (155)       (140)
                                  ----------   ---------   ---------

OPERATING  INCOME (LOSS)                 363         510      (2,746)

OTHER INCOME (EXPENSE)
  Interest, dividend & other income       70         410         113
  Royalty income                         --          488        --
  Interest expense                      (675)       (685)       (626)
  Other expense                         (305)       (114)        (27)
  Foreign exchange gain (loss)            74          28        (164)
                                  ----------   ---------   ---------

INCOME (LOSS) BEFORE INCOME TAXES       (473)        637      (3,450)

INCOME TAXES                             --         (697)        --
                                  ----------   ---------   ---------

NET LOSS                             $  (473)     $  (60)   $ (3,450)
                                  ----------   ---------   ---------
                                  ----------   ---------   ---------

Net Loss per Common Share            $ (0.03)     $ (0.01)  $ (0.46)
                                  ----------   ---------   ---------
                                  ----------   ---------   ---------

Weighted average number of
  common shares outstanding
  during the period               14,242,879   8,268,242   7,483,612
                                  ----------   ---------   ---------
                                  ----------   ---------   ---------

           The accompanying notes to Consolidated Financial Statements are an integral part of these consolidated statements.

                         MARQUEST MEDICAL PRODUCTS, INC.
                                AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
          (THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                         Common Stock                           Treasury Stock
                                     ----------------------    Retained     ------------------------
                                      Shares       Amount       Deficit       Shares       Amount        Warrants
                                     ---------    ---------    ----------   ----------   -----------    ----------
BALANCE, April 2, 1994               4,505,466       $3,459      ($2,030)     (20,840)          ($70)         $632

Net loss                                --           --           (3,450)       --           --            --
Stock issuances --
    Conversion of debt               3,333,333        2,500         --          --           --            --
    Warrants exercised                 263,921          218         --          --           --                (20)
                                     ---------    ---------    ----------   ----------   -----------    ----------

BALANCE, April 1, 1995               8,102,720        6,177       (5,480)     (20,840)          (70)           612

Net loss                                --           --              (60)       --           --            --
Stock issuances --
     Conversion of debt              3,877,859        2,715         --          --           --            --
     Warrants exercised                165,000           54         --          --           --                (13)
     Sale of stock to related party  2,061,856        1,000         --          --           --            --
     Stock issuance costs               --             (112)        --          --           --            --
                                     ---------    ---------    ----------   ----------   -----------    ----------

BALANCE, March 30, 1996             14,207,435        9,834       (5,540)     (20,840)          (70)           599

      Net loss                          --            --            (473)       --           --
      Warrants exercised                85,178           70         --          --           --                 (6)
                                     ---------    ---------    ----------   ----------   -----------    ----------

BALANCE, March 29, 1997             14,292,613       $9,904       ($6,013)    (20,840)         ($70)          $593
                                     ---------    ---------    ----------   ----------   -----------    ----------
                                     ---------    ---------    ----------   ----------   -----------    ----------


           The accompanying notes to Consolidated Financial Statements are an integral part of these consolidated statements.

                        MARQUEST MEDICAL PRODUCTS, INC.
                               AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
            (THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                   Fiscal Year Ended
                                                            -------------------------------
                                                            March 29,  March 30,   April 1,
                                                               1997       1996       1995
                                                             -------    -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                   $  (473)   $   (60)   $(3,450)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization                                804      1,050      1,364
    Provision for losses on accounts receivable                   32         24         21
    Gain from extinguishment of debt                            --          (32)      --
    Gain on sale of assets                                      --         (225)       (70)
    Gain)/loss on foreign currency translation                   (74)       (28)       164
  Net change in operating assets and liabilities-
    Trade accounts receivable                                   (509)       (92)       207
    Notes and other receivables                                  134       (181)        74
    Inventories and prepaid items                                131       (696)       297
    Other assets                                                 (38)        (3)       (10)
    Accounts payable, accrued expenses and
     payable to related parties                               (1,209)       115        535
    Other long-term liabilities                                 --         --         (176)
    Accrued interest on Swiss bonds                               24         49         50
                                                             -------    -------    -------
NET CASH USED IN OPERATING ACTIVITIES                         (1,178)       (79)      (994)
                                                             -------    -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds received on notes from related party                 --         --          375
  Purchases of equipment                                        (207)       (66)      (666)
  Proceeds from disposition of assets                           --          225        245
                                                             -------    -------    -------
NET CASH PROVIDED BY (USED IN)
 INVESTING ACTIVITIES                                           (207)       159        (46)
                                                             -------    -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable                                    200      1,100        220
  Payments on notes payable                                      (75)      (400)      --
  Principal payments on borrowings and capital leases           (381)      (596)      (280)
  Issuance of common stock, net                                   19        889       --
                                                             -------    -------    -------
NET CASH PROVIDED BY (USED IN)
 FINANCING ACTIVITIES                                           (237)       993        (60)
                                                             -------    -------    -------
INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                             (1,622)     1,073     (1,100)

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD                                           1,635        562      1,662
                                                             -------    -------    -------
CASH AND CASH EQUIVALENTS,
 END OF PERIOD                                               $    13    $ 1,635    $   562
                                                             -------    -------    -------
                                                             -------    -------    -------

(Continued on next page)

                        MARQUEST MEDICAL PRODUCTS, INC.
                               AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
            (THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                   Fiscal Year Ended
                                                            -------------------------------
                                                            March 29,  March 30,   April 1,
(Continued from previous page)                                 1997       1996       1995
                                                             -------    -------    -------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION

  Cash paid during the period for:
    Interest                                                 $   469    $   462    $   445
                                                             -------    -------    -------
                                                             -------    -------    -------
    Income taxes                                                 480        630       --
                                                             -------    -------    -------
                                                             -------    -------    -------
NONCASH INVESTING AND FINANCING
 TRANSACTIONS:
  Refinancing of Swiss debt-
    Notes issued                                                --          259       --
                                                             -------    -------    -------
    Bonds and accrued interest retired                          --         (291)      --
                                                             -------    -------    -------
                                                                --          (32)      --
                                                             -------    -------    -------
                                                             -------    -------    -------
  Debt conversion-
    Note payable to Scherer Healthcare, Inc.                    --       (1,852)    (2,500)
    Payable to related party                                    --         (863)      --
    Common stock issued                                         --        2,715      2,500
                                                             -------    -------    -------
                                                                --         --         --
                                                             -------    -------    -------
                                                             -------    -------    -------
  Refinancing of Industrial Revenue Bonds-
    Bonds retired                                               --         --       (1,300)
    Note payable to bank                                        --         --        1,300
                                                             -------    -------    -------
                                                                --         --         --
                                                             -------    -------    -------
                                                             -------    -------    -------
  Warrants-
    Warrants exercised                                            (6)       (13)       (20)
    Common stock issued                                           51         53        218
    Swiss notes retired                                          (45)       (40)      (198)
                                                             -------    -------    -------
                                                                --         --         --
                                                             -------    -------    -------
                                                             -------    -------    -------
  Capital lease-
    Capital lease obligation                                    --         (364)      --
    Purchase of equipment                                       --          364       --
                                                             -------    -------    -------
                                                                --         --         --
                                                             -------    -------    -------
                                                             -------    -------    -------
  Conversion of short-term note to long-term debt-
    Short-term debt to Scherer Capital, LLC                     --         (700)      --
    Note payable to Scherer Capital, LLC                        --          700       --
                                                             -------    -------    -------
                                                             $  --      $  --      $  --
                                                             -------    -------    -------
                                                             -------    -------    -------

         The accompanying notes to Consolidated Financial Statements are an integral part of these consolidated statements.

                        MARQUEST MEDICAL PRODUCTS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BUSINESS ORGANIZATION. Marquest Medical Products, Inc. ("Marquest" or the "Company") is a manufacturer and marketer of disposable medical devices, supplies and equipment for use in the respiratory care, cardiopulmonary support and anesthesia markets. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

REVENUE. Revenue is recognized at the time the product is shipped. The Company's export sales for the latest three fiscal years are presented in the table below. Profits on export sales have been comparable to those associated with domestic sales.

                                                      ($000)
                                          -----------------------------
                                          FY 1997    FY 1996    FY 1995
                                          -------    -------    -------

Sales by geographic location:
  United States and Canada                $15,957    $16,699    $16,023
                                          -------    -------    -------
                                          -------    -------    -------

  Export Sales:
    Europe                                $ 3,518    $ 3,069    $ 2,538
    Pacific Rim                             1,707      1,959      1,458
    Puerto Rico                               391        407        352
    Other                                     472        309        205
                                          -------    -------    -------
                                          $ 6,088    $ 5,744    $ 4,553
                                          -------    -------    -------
                                          -------    -------    -------


INVENTORIES. Inventories are stated at the lower of cost (first-in, first-out basis) or market. Work in process and finished goods include material costs, labor and manufacturing overhead. The Company has expensed all inventories that cannot be used in the Company's operations. Inventories consist of the following (in thousands of dollars):

                          March 29, 1997     March 30, 1996
                          --------------     --------------
Raw materials                $ 1,931            $ 1,782
Work in process                  282                233
Finished goods                 1,070              1,378
                             -------            -------
                             $ 3,283            $ 3,393
                             -------            -------
                             -------            -------


The Company has finished goods inventory at a distributor's warehouse in The Netherlands of approximately $219,000 and $131,000 at March 29, 1997 and March 30, 1996, respectively.

FOREIGN CURRENCY EXCHANGE GAIN/(LOSS). The Company had SFr 345,000, 345,000 and 720,000 of Swiss Franc denominated bonds outstanding at March 29, 1997, March 30, 1996 and April 1, 1995, respectively. The foreign currency gain/(loss) is the result of the difference in the exchange rate between the Swiss Franc and the U.S. Dollar at the beginning and end of the related period for Swiss Francs outstanding during the period. The annual interest payments on the bonds are accrued and recorded as interest expense with the appropriate adjustments made to reflect the current exchange rate.

PROPERTY, PLANT AND EQUIPMENT. Additions to property, plant and equipment are recorded at acquisition cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to operations as incurred, whereas expenditures for renewals and betterments are capitalized and depreciated.

                        MARQUEST MEDICAL PRODUCTS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenditures for the creation and application of new products and processes are expensed as incurred.

QUASI-REORGANIZATION. On June 11, 1993, the Company's Board of Directors approved quasi-reorganization procedures which were effective July 3, 1993, the end of the Company's first quarter of Fiscal 1994.

INCOME TAXES. The Company provides for income taxes using the asset and liability method prescribed by Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect on deferred taxes of a change in tax laws or tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are recognized for the expected future effects of all deductible temporary differences, loss carryforwards and tax credit carryforwards. Deferred tax assets are then reduced, if deemed necessary, by a valuation allowance for the amount of any tax benefits which, more likely than not, based on current circumstances, are not expected to be realized.

ACCRUED LIABILITIES. Accrued liabilities consist of the following (in thousands of dollars):

                                              March 29, 1997    March 30, 1996
                                              --------------    --------------

Accrued income taxes, interest and penalties      $   638           $   997
Accrued payroll and benefits                          867               932
Accrued legal settlement                              224               383
Other                                                 961             1,416
                                                  -------           -------
                                                  $ 2,690           $ 3,728
                                                  -------           -------
                                                  -------           -------


INCOME (LOSS) PER COMMON SHARE. Income (loss) per common share is based on the weighted average number of common and common stock equivalent shares outstanding during each period. Common stock equivalent shares were anti-dilutive in Fiscal 1997, 1996 and 1995 and were therefore excluded from the computation.

CASH EQUIVALENTS. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS. The Company's financial instruments consist of cash, short-term trade receivables and payables and long-term debt. The carrying values of these financial instruments approximate fair value.

SIGNIFICANT CUSTOMERS. During Fiscal 1997, 1996 and 1995, the Company had one distributor, Tri-anim Health Services, Inc. ("Tri-anim") of Sylmar, California, which accounted for 18%, 19% and 19%, respectively, of the Company's sales. At March 29, 1997 and March 30, 1996, respectively, Tri-anim represented 22% and 13% of total receivables before allowances. This distributor has been terminated effective June 13, 1997.

INDUSTRY SEGMENTS. The Company operates in the United States and has one industry segment - it manufactures and distributes medical devices and equipment to the healthcare provider sector.

                        MARQUEST MEDICAL PRODUCTS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NEW ACCOUNTING STANDARDS. In Fiscal 1997, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identified intangibles be written down in value whenever an impairment review indicates that the carrying value may not be recoverable. The adoption of SFAS No. 121 did not have a material effect on the Company's consolidated financial position or results of operations.

In Fiscal 1997, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." This standard establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company has adopted the disclosure provisions of SFAS No. 123 but continues to account for the stock incentive plan under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." See Note 5 to the Consolidated Financial Statements.

In Fiscal 1998, the Company will adopt SFAS No. 128, "Earnings Per Share." This standard specifies new computation, presentation and disclosure requirements for earnings per share. Among other things, SFAS No. 128 requires presentation of basic and diluted earnings per share on the face of the income statement. Adoption of the new standard will not have a material impact on the Company's earnings per share.

2.  LIQUIDITY AND BASIS OF PRESENTATION:

The Company's consolidated financial statements have been presented on the basis that it will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The conditions and uncertainty associated with this basis of presentation, as well as management's plans concerning these matters, are described in the following paragraphs.

As reflected in the accompanying consolidated financial statements, the Company has experienced cash flow deficits from its operating activities. In addition, as part of the contemplated merger discussed in Note 14 to the Consolidated Financial Statements, the Company has given notice of termination to the existing hospital specialty distributors of its products and has entered into an agreement with the merger candidate, Vital Signs, Inc. ("VSI"), to be the distributor of its products. This has resulted in two distributor lawsuits (see Note 10) and will likely have a negative impact on the Company's sales revenues in the short term. These distributors, whose accounts receivable with the Company, total $714,000 at the end of May 1997 ($564,000 resulting from sales subsequent to March 29, 1997), are withholding payment pending settlement of issues raised in their respective lawsuits.
The Company intends to vigorously pursue collection of these accounts.

The Company's management expects that the contemplated merger will be consummated by the end of July 1997. The Company also believes that if the merger is not consummated or is delayed, VSI will, over time, be able to replace the sales which had been made by the terminated dealers prior to their termination. There can be no assurance, however, that VSI will be able to generate sufficient sales to replace the sales by the terminated dealers or that the sales of Company products by VSI will increase quickly enough to avoid a material adverse impact on the operations of the Company. These circumstances indicate that the Company may be unable to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                        MARQUEST MEDICAL PRODUCTS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


If the merger is delayed or does not occur and the distributor relationship with VSI does not generate sufficient volume of sales, the Company would then anticipate taking the following actions during Fiscal 1998.

1. Continue marketing and selling its products through the medical-surgical dealers and through the distribution arrangement with VSI in the domestic market and certain international markets where VSI has a strategic presence.

2. Renegotiate its current line of credit with Norwest and pursue additional financing opportunities that may be available.

3.  Continue to reduce costs and operating expenses.

4. Restrict expenditures related to capital assets to maintenance of existing equipment and facilities until the Company generates positive operating cash flow.

5.  Reduce employee headcount to support the level of sales volume.

The viability of the Company during Fiscal 1998 will be dependent on the Company's successful completion of the merger or the successful completion of some or all of the above activities.


3.  PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment consists of the following (in thousands of dollars):

                                       March 29,       March 30,
                                         1997            1996
                                       ---------       ---------

Land                                   $  1,265        $  1,265
Buildings                                 4,985           4,985
Machinery and equipment                   8,924           8,866
Other                                     2,555           2,523
Construction in progress                    119               2
                                       --------        --------
                                         17,848          17,641
Less - accumulated depreciation         (11,379)        (10,586)
                                       --------        --------
                                       $  6,469        $  7,055
                                       --------        --------
                                       --------        --------

The Company depreciates buildings over 50 years, machinery and equipment between 3 and 10 years and other fixed assets between 3 and 8 years.

                       MARQUEST MEDICAL PRODUCTS, INC.
                             AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. DEBT:

Short-term debt consists of the following (in thousands of dollars):

                                                        March 29,  March 30,
                                                          1997       1996
                                                        ---------  ---------

Swiss Bonds, SFr 345,000 outstanding at March 29,
1997 and March 30, 1996; interest payable annually
on March 11 at a rate of 6%, increased to 9% effective
March 12, 1992; due March 11, 1994; unsecured;
including $110,000 and $107,000 accrued interest,
respectively (See Note 11)                              $     347  $     397

Borrowings on bank line of credit, interest at prime
plus 2.25% payable monthly in arrears, secured by trade
accounts receivable, inventory and equipment                  125      -----

Current maturities of long-term debt and
capital lease obligations                                     370        406
                                                        ---------  ---------

                                                        $     842  $     803
                                                        ---------  ---------
                                                        ---------  ---------


SWISS BONDS. On January 14, 1992, the Company was notified that the holders of the majority of its Swiss bonds had exercised their right to put the bonds for redemption as of March 11, 1992. The Company was not able to honor this put, and accordingly defaulted on these obligations. The Company did not make any payments of principal or interest on the Swiss bonds in Fiscal 1993.
 During Fiscal 1994, the Company refinanced a significant portion of the Swiss bonds outstanding (see Note 11). During Fiscal 1996, bonds totaling 375,000 Swiss Francs plus accrued interest were exchanged for $291,000 of U.S. denominated 8% Swiss notes and $146,000 in cash. No bond exchanges were made during Fiscal 1997. The remaining Swiss bonds outstanding at March 29, 1997 and March 30, 1996, including the accrued interest on these bonds, have been classified as short-term debt.

BORROWINGS ON LINE OF CREDIT. The Company has obtained a revolving line of credit from Norwest Business Credit, Inc. ("Norwest") secured by trade accounts receivable, inventory and equipment, with an interest rate of 2.25% over Norwest's prime rate, expiring February 28, 1999. At March 29, 1997, the interest rate is 10.75%. Under the terms of the line of credit agreement, the Company is obligated to pay a minimum interest of $15,000 per quarter beginning November 5, 1996, the date the agreement was signed. In addition, the Company is obligated to pay an unused line fee at the rate of one-quarter percent (0.25%) per year on the average daily unused line of credit. During Fiscal 1997, approximately $24,000 was expensed related to interest and the unused line fee. Pursuant to the Credit and Security Agreement, the Company cannot, without the written consent of Norwest, declare or pay any dividends (other than dividends payable solely in common stock of the Company) or purchase, redeem or retire any common stock.

The maximum line of credit to be extended is 80% of net eligible domestic accounts receivable plus 70% of eligible international accounts receivable or $2,000,000, whichever is less. At March 29, 1997, the Company had an available borrowing limit of approximately $1.4 million of which $125,000 had been borrowed.

At March 29, 1997, the Company was not in compliance with a covenant requiring a specified debt service coverage ratio. The Company was also not in compliance with a covenant that the Company not incur a year-to-date after tax loss greater than that specified. Norwest has waived the requirement of compliance with these covenants effective March 29, 1997 and the Company and Norwest have negotiated covenants providing for a maximum net loss for the first four months of Fiscal 1998 (through July 1997) of $1,018,000 and a minimum net worth of $3,364,000 at the end of July 1997 and each subsequent month end.

                       MARQUEST MEDICAL PRODUCTS, INC.
                             AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Long-term debt consists of the following (in thousands of dollars):

                                                        March 29,  March 30,
                                                          1997       1996
                                                        ---------  ---------

Swiss notes payable; 8%; interest due semi-annually;
due March 31, 1999, unsecured; denominated in
U.S. dollars                                            $   2,851  $   2,896

Note payable to bank; interest rate floats annually,
currently 8.125%; interest and principal due in
monthly installments with balloon payment at January 31,
2000; secured by building                                     788        858

Note payable to R. P. Scherer, Jr., interest payable
quarterly at 1-1/2% over prime; current interest rate
9.75%; due April 1, 2001; convertible into 1,000,000
shares of Marquest common stock; secured by inventory,
property and equipment                                        700        700

Capital lease obligations                                     261        536
                                                        ---------  ---------

                                                        $   4,600  $   4,990
                                                        ---------  ---------
                                                        ---------  ---------


The scheduled maturities of long-term debt beyond Fiscal 1998 are as follows:


   1999                                        $   3,127
   2000                                              794
   2001                                               --
   2002                                              700
   Less - imputed interest on capital leases         (21)
                                               ----------
   Total                                       $    4,600
                                               ----------
                                               ----------


NOTE PAYABLE TO BANK.  During Fiscal 1996, the Company and Colorado
National Bank (the "Bank") executed an amendment to the Term Loan Agreement dated June 30, 1994, whereby the Company made a principal payment of $160,000 and shortened the term of the Note from July 31, 2004 to January 31, 2000 and the Bank released the Company's inventory and accounts receivable as collateral for the Note. The Note will continue to be amortized over the original term of the Note with a balloon payment on January 31, 2000.

Pursuant to the Term Loan Agreement, the Company cannot, without the written prior approval of the Bank, (1) make any expenditures for capital assets in excess of $1 million in any fiscal year subsequent to April l, 1995 or (2) pay or declare any dividends or purchase, redeem or otherwise acquire any of its capital stock, or make any other distribution of any property to any of its shareholders.

NOTE PAYABLE TO SCHERER CAPITAL/LLC/R. P. SCHERER, JR. During the third quarter of Fiscal 1996, Scherer Capital, LLC ("Scherer Capital"), a company controlled by the largest shareholder of Scherer Healthcare, advanced the Company $700,000 which was used for working capital purposes. In March 1996, the Company and Scherer Capital refinanced this advance with long-term convertible debt. The debt, which bears interest at 1-1/2% over prime, is convertible into the Company's common stock at a rate of $0.70 per share.
The debt agreement contemplated the possibility of additional 7borrowings of $800,000. During Fiscal 1997, Scherer Capital transferred its credit facility to Robert P. Scherer, Jr., the Company's Chairman of the Board of Directors and Chief Executive Officer. After April

                          MARQUEST MEDICAL PRODUCTS, INC.
                               AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1, 1997, the Company may, at its option, redeem the note at the following prices, expressed as a percentage of principal amount: 1998 - 104%, 1999 - 103%, 2000 - 102%, 2001 - 101%.

CAPITAL LEASE. The Company leases certain production equipment under a capital lease arrangement. The gross amount of equipment and accumulated depreciation recorded under capital leases was $1,133,000 and $595,000, respectively, at March 29, 1997.


5. STOCK OPTIONS AND WARRANTS:

STOCK OPTION PLAN. The Company has an Incentive and Non-Qualified Stock Option Plan (the "Plan") for executives and key employees, which is administered by the Compensation Committee of the Board of Directors. Shares approved for the plan total 1,750,000, of which 790,161 are available for grant at March 29, 1997. Options vest in periods ranging from three to five years and expire seven years from the date of the grant.

As a result of the proposed merger discussed in Note 14 and in accordance with the Plan, the Company will provide notice to the Plan's option holders that they may exercise their options, whether vested or not, prior to the effective time of the merger. All such options which are not exercised prior to the merger will terminate.

During Fiscal 1997, Marquest adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," but continues to account for the plan under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Had compensation cost for the Plan been determined consistent with the fair value based accounting method under SFAS No. 123, the pro forma net loss and loss per share would have been the following:

                                       Fiscal Years Ended
                          ----------------------------------------------
                             March 29, 1997           March 30, 1996
                          ----------------------------------------------
                                       Loss                     Loss
                          Net Loss   Per Share     Net Loss   Per Share
                          --------- ------------ ----------- -----------
   As reported               $(473)      $(0.03)       $(60)     $(0.01)
   Pro forma                 $(494)      $(0.03)       $(69)     $(0.01)

The fair value based method of accounting for stock-based compensation plans under SFAS No. 123 recognizes the value of options granted as compensation cost over the option's vesting period and has not been applied to options granted prior to Fiscal 1996. Accordingly, the resulting pro forma compensation cost is not representative of what compensation cost will be in future years.

                          MARQUEST MEDICAL PRODUCTS, INC.
                               AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following are the weighted-average assumptions used in connection with the Black-Scholes option-pricing model to estimate the fair value of options granted in Fiscal years 1997 and 1996:

                                               Fiscal Year Ended
                                       --------------------------------
                                       March 29, 1997    March 30, 1996
                                       --------------    --------------
    Risk-free interest rate                 6.54%            5.56%
    Expected dividend yield                 None             None
    Expected life                         3 years           3 years
    Expected volatility                   118.70%          154.38%


Data for outstanding options under the Plan are summarized as follows:


                                             March 29, 1997             March 30, 1996
                                         ----------------------     ----------------------
                                                      Weighted                   Weighted
                                                      Average                    Average
                                                      Exercise                   Exercise
                                         Shares        Price        Shares        Price
                                         ----------   ---------     ----------   ---------
Outstanding, beginning of year              555,000       $1.23        339,327       $1.91
     Granted                                 95,000       $0.88        587,500       $0.93
     Canceled or forfeited                  (17,434)      $1.10       (371,827)      $1.36
                                         ----------   ---------     ----------   ---------

Outstanding, end of year                    632,566       $1.18        555,000       $1.23

Exercisable at end of year                  353,227       $1.52        227,096       $1.93

Weighted average fair value of
  options granted during year                             $0.08                      $0.10

The following table summarizes the status of outstanding and exercisable options under the Plan at March 29, 1997:

                                            Outstanding Options                Exercisable Options
                              ------------------------------------------     --------------------------
                                                 Weighted       Weighted                      Weighted
                                                 Average        Average                       Average
                                 Number         Remaining       Exercise       Number         Exercise
                              Outstanding      Life (years)       Price      Exercisable       Price
                              -----------      ------------     --------     -----------      ---------
Range of Exercise Prices
------------------------
  $0.69-$0.88                     392,166              5.47        $0.73         116,827          $0.72
  $1.38-$2.00                     240,400              3.30        $1.92         236,400          $1.92
                                  -------              ----        -----         -------          -----
    Total                         632,566              4.64        $1.18         353,227          $1.52

            MARQUEST MEDICAL PRODUCTS, INC.
                    AND SUBSIDIARIES
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

COMMON STOCK PURCHASE RIGHTS. On August 18, 1991, the Board of Directors of the Company declared a dividend distribution of one right (a "Right") for each outstanding share of the Company's Common Stock to shareholders of record at the close of business on August 20, 1991 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one-half of a share (a "Unit") of Common Stock at a purchase price of $25.00 per Unit, subject to adjustment.

The Rights are attached to all Common Stock certificates representing shares outstanding, and no separate Rights Certificates have been distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur so that the Rights become exercisable no later than ten business days following (1) the public announcement that a person or group (other than Scherer Healthcare, Inc. or Scherer Capital, LLC) has acquired, or obtained the right to acquire, 15% or more of the Company's outstanding shares or (2) the commencement of a tender or exchange offer that would result in a person or entity (other than Scherer Healthcare, Inc. or Scherer Capital, LLC) owning 15% or more of the Company's outstanding Common Stock. In the event that 15% or more of the stock is actually held by a person or group, each right not owned by such person or group allows the holder to buy $50.00 worth of the Company's Common Stock, based on the then-current market price, for $25.00. The Company can redeem the rights at any time until 10 days following the above events at a price of $.01 per Right. The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 20, 2001.

The Rights Agreement was amended by the Board of Directors on March 14, 1997, that makes the Rights Agreement inapplicable to the proposed merger between the Company and VSI discussed in Note 14.

SETTLEMENT PAYABLE. In July, 1993, the Company filed suit in the United States District Court in Colorado against a former President and Director and a former Chairman of the Board of Directors of the Company seeking a declaratory judgment that their termination agreements were void and for damages. The Company discontinued making payments on these termination agreements in April, 1993. The former President and the former Chairman counterclaimed for payments allegedly due them under the termination agreements and the former Chairman counterclaimed for repayment of an alleged loan made by him to a third party for the benefit of the Company.

In May, 1995, the Company settled this litigation for $725,000 plus interest at 9%; $200,000 paid in May, 1995 and the remaining amount in monthly payments through September, 1998. At March 29, 1997, the accrued balance outstanding is $224,000. As part of this settlement, the former President and Chairman may convert amounts owed to them by Marquest to Marquest common stock at $1.00 per share up to a maximum of $200,000. The convertible portion of the settlement may not exceed the balance owed. At March 29, 1997, a maximum of 200,000 common shares are issuable under the settlement agreement.

            MARQUEST MEDICAL PRODUCTS, INC.
                    AND SUBSIDIARIES
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the total number of the Company's common shares which may be issued upon exercise of existing stock options and warrants, or conversion of debt at March 29, 1997.

                                                                  Fully Diluted
                                                                   Percentage
                                                        Shares      Ownership
                                                      ----------  -------------
Shares outstanding at March 29, 1997                  14,271,773      59.70%

Stock options outstanding at March 29, 1997
pursuant to the Company's Incentive and Non-
Qualified Stock Option Plan                              632,566       2.64%

Stock options issued to consultant, exercisable
at $0.75 per share until August 26, 2002                  50,000       0.21%

Warrants issued in connection with a Fiscal 1993
sale and leaseback of certain real estate;
exercisable at $1.50 per share until December
21, 1997                                                  75,326       0.32%

Warrants issued in connection with a Fiscal 1993
lease termination, exercisable at $4.00 per
share until September 30, 1997                            10,000       0.04%

Warrants issued to the Swiss bondholders,
exercisable at $0.75 per share until March 31, 1999    1,087,317       4.55%

Warrants issued to Scherer Healthcare, Inc.:
  In connection with providing short-term
  financing in Fiscal 1994, exercisable at $0.75
  per share until March 31, 1999                         800,000       3.34%

  In connection with sale leaseback of Arterial
  Blood Gas product line, exercisable at $0.75
  per share; 1,530,000 and 4,250,000 exercisable
  until March 31, 1999 and March 31, 2003,
  respectively                                         5,780,000      24.18%
                                                      ----------     ------
    Total Scherer Healthcare, Inc.                     6,580,000      27.52%
                                                      ----------     ------
Convertible note payable to R. P. Scherer, Jr.,
exercisable at $0.70 per share until April 1, 2001     1,000,000       4.18%

Settlement payable, convertible into common stock
at $1.00 per share                                       200,000       0.84%
                                                      ----------     ------
Total common shares if all options and warrants
are exercised                                         23,906,982     100.00%
                                                      ----------     ------
                                                      ----------     ------

                        MARQUEST MEDICAL PRODUCTS, INC.
                                 AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.  LEASING ARRANGEMENTS:

The Company leases warehouse space as well as office and transportation equipment under non-cancelable operating leases. The following is a schedule as of March 29, 1997, of minimum future lease payments required under these leases:

                                        Facilities    Equipment      Total
                                        ----------    ---------      -----
               1998                      $  347         $ 66        $  413
               1999                         187           67           254
               2000                         172           64           236
               2001                         172           23           195
               2002                         172           --           172
               Thereafter                   129           --           129
                                         ------         ----        ------
                                          1,179          220         1,399
              Minimum sublease rentals     (300)          --          (300)
                                         ------         ----        ------
                                           $879         $220        $1,099
                                         ------         ----        ------
                                         ------         ----        ------


In December 1992, the Company sold its Nogales, Arizona warehouse to a third party under a 10-year sale leaseback arrangement with a base monthly rental of $10,850 plus operating costs. The rent can be adjusted in years three, five, seven and nine based upon the increase, if any, in the Consumer Price Index for All Urban Customers ("CPI"). In December 1995, the Company subleased two-thirds of the warehouse space to an unaffiliated entity and in September 1996 subleased the remaining space to the same entity. The monthly sublease income is $15,000 plus operating costs and without any escalation for changes in the CPI. The sublease expires on November 30, 1998; however, the sublessee has the option to extend the term of the lease for two additional terms of two years each.


Total rent expense, net of sublease revenue, under all operating leases for Fiscal 1997, 1996, and 1995 was $272,000, $452,000 and $560,000, respectively.

7.  FOOD AND DRUG ADMINISTRATION:

The Company is subject to regulation by the United States Food and Drug Administration ("FDA"). The FDA provides regulations governing the manufacture and sale of the Company's products and regularly inspects the Company and other manufacturers to determine their compliance with these regulations.

On August 8, 1991, the United States Attorney's Office for the District of Colorado filed a complaint for injunction against the Company and certain of its officers. The complaint alleged that the Company was manufacturing products in violation of the FDA's Current Good Manufacturing Practice Regulations ("GMP"). The complaint also alleged that certain of the devices were misbranded and adulterated for violating other relevant sections of the Federal Food, Drug and Cosmetic Act. On October 1, 1991, the Company and a former officer entered into a five-year Consent Decree. The two other individuals originally named in the complaint for injunction were dismissed as defendants.

By letter dated October 8, 1991, the District Director of the FDA's Denver district informed the Company that, pursuant to the consent decree of October 1, 1991, the Company's medical device manufacturing operations were not in substantial compliance with the terms of the consent decree and ordered the Company to cease all manufacturing and distribution.

                        MARQUEST MEDICAL PRODUCTS, INC.
                                 AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Based upon agreements with the FDA in November and December 1991, the Company was allowed to recondition inventories of components, sub-assemblies and finished products which were produced prior to the October 8th shut down. This was done in close cooperation with the FDA by the use of higher sampling levels and tightened acceptable quality limits. After the FDA reviewed the Company's records of this reprocess/rework, the FDA allowed the distribution of these products. The Company was also allowed to manufacture products following the new, documented procedures.

By letter dated January 9, 1992, the FDA's Denver district office informed the Company that it was authorized to renew its operations, including production and distribution of all products.

In May 1996, the FDA concluded an inspection with six deficiency observations noted. Many of the deficiencies noted referred to the lack of training regarding assembly, testing and sampling. The Company took corrective action, including retraining employees, and implemented other changes in order to respond to the FDA's concerns. These changes and corrective actions were presented to the FDA in detail in the submissions made by the Company and the Company continues to work with the FDA to address the issues raised. The Company was again inspected by the FDA during September 1996, and received a Form 483, Inspection Observations, containing three alleged nonconformances with GMP. The Company responded to these observations, including providing specific corrective action. Following the September inspection, the Consent Decree expired October 1, 1996 and is of no further force and effect.

8.  RELATED PARTY TRANSACTIONS:

SCHERER HEALTHCARE, INC. During Fiscal 1994, the Company acquired approximately $4,352,000 of 5% cumulative convertible preferred stock of Scherer Healthcare to be used in an exchange offer for defaulted Swiss Bonds, pursuant to the Omnibus Agreement dated April 12, 1993 between the Company and Scherer Healthcare (See Note 11). This preferred stock was acquired in exchange for an 8% note, maturing on March 31, 1999. In May, 1994, Scherer Healthcare converted $2,500,000 of the principal balance of the 8% note into 3,333,333 shares of the Company's common stock at a rate of $0.75 per share. In March, 1996, Scherer Healthcare converted the remaining balance of the 8% note of $1,851,600, $486,571 in related accrued interest due to Scherer Healthcare and $376,330 owed to Scherer Healthcare for management fees into 3,877,859 shares of the Company's common stock at a rate of $0.70 per share. At March 29, 1997, Scherer Healthcare owns 50.5% of the Company's outstanding common stock.

As consideration for granting the Company an option to repurchase its Arterial Blood Gas ("ABG") product line sold to Scherer Healthcare in June, 1993, and for providing a cash advance in early Fiscal 1994 (see Note 11), Scherer Healthcare acquired 5,780,000 and 800,000 warrants, respectively, to purchase the Company's common stock at $0.75 per share.

As a result of the Omnibus Agreement, Scherer Healthcare also acquired a right to name a majority of the members of the Company's Board of Directors.

In connection with the sale of the Company's ABG product line to Scherer Healthcare, the Company pays a monthly royalty to Scherer Healthcare of 3.25% of the Company's net sales of ABG products. During Fiscal 1997, 1996 and 1995, these royalties totaled $354,000, $346,000 and $287,000, respectively. During Fiscal 1996 and 1995, the Company expensed $150,000 and $180,000, respectively, of interest related to the Company's 8% note payable to Scherer Healthcare, and expensed $77,000, $164,000 and $304,000 in Fiscal 1997, 1996 and 1995, respectively, related to marketing and financial consulting provided by Scherer Healthcare.

                        MARQUEST MEDICAL PRODUCTS, INC.
                                 AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


SCHERER CAPITAL, LLC/R. P. SCHERER, JR. In March, 1996, Scherer Capital purchased 2,061,856 shares of the Company's common stock at $0.485 per common share for $1,000,000. During the third quarter of Fiscal 1996, Scherer Capital provided a net short-term loan of $700,000 to the Company which was used for working capital purposes. In March 1996, the Company and Scherer Capital refinanced this advance with long-term convertible debt. The debt, which bears interest at 1-1/2% over prime, is secured by inventory and equipment and is convertible into the Company's common stock at a rate of $0.70 per share. The debt agreement contemplated the possibility of additional borrowings of $800,000.

During Fiscal 1997, Scherer Capital transferred its credit facility to Robert
P. Scherer, Jr., the Company's Chairman of the Board of Directors and Chief Executive Officer. Mr. Scherer has voting authority over the Company's common stock purchased by Scherer Capital in March 1996 either through beneficial ownership or as trustee of a voting trust for shares owned by Mr. Scherer's adult children. These shares represent 14.4% of the Company's outstanding common stock at March 29, 1997.

During Fiscal 1997 and 1996, the Company expensed $68,250 and $20,831, respectively, of interest related to the loan provided by Mr. Scherer.

9.  INCOME TAXES:

During Fiscal 1996, the Company recorded a current federal tax provision of $697,000 relating to its settlement with the IRS from pre-quasi reorganization tax years. No provisions were recorded for the fiscal years ended March 29, 1997 or April 1, 1995.

The differences between the provision/(benefit) for income taxes at the Federal statutory rate and that shown in the Consolidated Statements of Operations are as follows (in thousands of dollars):

                                                Fiscal      Fiscal     Fiscal
                                                 Year        Year       Year
                                                Ended       Ended      Ended
                                               March 29,   March 30,  April 1,
                                                 1997        1996       1995
                                               ---------   ---------  --------

Federal statutory rate                              34%          34%         34%

"Expected" federal tax provision (benefit)     $  (161)     $   217    $ (1,156)
Utilization of net operating loss                   --         (237)         --
IRS settlement                                      --          697          --
State income taxes, net of Federal benefit         (15)          (2)       (112)
Other items                                        115           10          24
                                               -------      -------    --------

                                                   (61)         685      (1,244)
Increase in valuation allowance                     61           12       1,244
                                               -------      -------    --------

Tax provision                                  $    --      $   697    $     --
                                               -------      -------    --------
                                               -------      -------    --------

                 MARQUEST MEDICAL PRODUCTS, INC.
                       AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Under SFAS 109, deferred taxes are determined based on estimated future tax effects of differences between the amounts reflected in the financial statements and the tax basis of assets and liabilities given the provisions of the enacted tax laws. The net deferred tax assets and liabilities as of March 29, 1997 and March 30, 1996 are comprised of the following (in thousands of dollars):

                                                  March 29,           March 30,
                                                    1997     Change     1996
                                                  ---------  ------   ---------
Deferred tax assets/(liabilities):
  Accelerated tax depreciation in excess
   of book depreciation                            $  (190)   $  (3)   $  (187)
  Nondeductible accruals                               272     (328)       600
  Unrealized foreign exchange losses                    74      (38)       112
  Capital loss carryforwards                           896      (75)       971
  Net operating loss carryforwards                   5,283      443      4,840
                                                   -------    -----    -------
                                                     6,335       (1)     6,336
  Valuation allowance                               (6,335)       1     (6,336)
                                                   -------    -----    -------
                                                   $   --     $ --     $   --
                                                   -------    -----    -------
                                                   -------    -----    -------

During recent fiscal years, the Company has experienced losses for financial reporting and tax purposes. Because of the uncertainty of realization of any future tax benefits, the Company has determined that, on a more likely than not basis, it is appropriate to reflect a valuation allowance for the entire net deferred tax asset. At March 29, 1997, the Company had tax net operating loss carryforwards of approximately $14,200,000, and capital loss carryforwards of approximately $2,400,000. Tax net operating losses expire at varying dates through 2011, and capital loss carryforwards expire at varying dates through 1998. Due to the transactions discussed in Notes 11, 12 and 14, the future benefits associated with the utilization of net operating loss carryforwards may be substantially limited. Capital loss carryforwards can only be utilized to the extent the Company generates capital gains in the future.

During Fiscal 1994, the Company received a refund of federal income taxes of approximately $745,000 due to the carryback to prior years of losses incurred during the temporary suspension of operations by the FDA. The Internal Revenue Service ("IRS") completed an audit, and in July 1994, determined that the losses could not be carried back and issued an assessment to the Company for the taxes plus interest. In June 1995, the Company negotiated a repayment plan with the IRS whereby the Company paid $400,000 in June 1995, and the remaining balance to be paid in equal monthly installments over a two-year period.

In Fiscal 1996, the Company settled additional tax issues related to audits by the IRS for fiscal years 1982-1988. The Company recorded $697,000 of additional taxes and interest.

The Company negotiated a repayment plan for both tax cases settled whereby the Company will pay the liability for taxes, interest and penalties in monthly installments of $40,000. The unpaid balance outstanding included in accrued liabilities for both tax cases is $638,000 at March 29, 1997. Interest and penalties will continue to accrue on the unpaid balance during the repayment period. The IRS has placed a lien on the Company's facility in Englewood, Colorado to secure payment of the taxes, interest and penalties.

                 MARQUEST MEDICAL PRODUCTS, INC.
                       AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.  LITIGATION:

A products liability action was filed against the Company in California in 1990 which was defended and settled during the trial by the Company's insurance company. Under the insurance policy, the Company may have been responsible for a $250,000 self-insured retention plus the cost of defense. The Company claimed that the insurance company mishandled the lawsuit and declined to pay. The Company was sued by the insurance company in District Court, Arapahoe County, Colorado in February, 1994 alleging damages of either $540,000 or $290,000. In May, 1996, the Company settled with the insurance company for $170,000.

On March 28, 1997, the Company filed an action in the United States District Court for the District of Colorado, alleging that Tri-Anim Health Services, Inc. ("TriAnim"), the Company's largest domestic distributor, breached a Dealer Agreement between the Company and Tri-Anim. This action was dismissed without prejudice on May 30, 1997. Tri-Anim filed a complaint in the Superior Court of the State of California for the County of Los Angeles against the Company and VSI on April 9, 1997, alleging that the Company had breached a Confidentiality Agreement between Tri-Anim and the Company and making a number of other claims against the Company and VSI. The Company filed a motion to move the California action to federal district court and filed a motion to compel arbitration of all issues in Colorado. The Company is vigorously contesting this matter.

On March 24, 1997, Chesapeake Medical, Inc. and Chesapeake Breathing Services, Inc. (collectively referred to as "Chesapeake"), two of the Company's distributors, filed a lawsuit against the Company and VSI in United States District Court for the District of New Jersey, alleging that the Company terminated the Dealer Agreement between the Company and Chesapeake in a commercially unreasonable manner and that the Company disclosed confidential information. The Company is vigorously contesting this matter.

The Company believes that its position in the above two matters is meritorious, but is unable to predict the outcome of either lawsuit or whether other lawsuits will be filed by other dealers as a result of their termination.

There is litigation pending before the Tokyo District Court which was filed by Terumo K.K. ("Terumo"), a competitor of the Company, against Chiron K.K. ("Chiron"), the Company's distributor of arterial blood gas samplers in Japan, alleging that the blood samplers infringe upon a Japanese patent owned by Terumo. The litigation does not name the Company; however, the Company has agreed to indemnify Chiron from Terumo's claim and reimburse Chiron for its litigation cost.

Terumo is requesting an injunction against Chiron from importing and selling blood samplers as well as 137,000,000 yen (approximately $1,103,000 at March 29, 1997) for damages with regard to Chiron's sale of blood samplers from January 1993 through 1995. Terumo may increase the damages requested from 1996 to the present. Due to the preliminary nature of this litigation, the Company cannot predict the Court's opinion or the impact, if any, on the Company's market for blood gas samplers in Japan.

11. REFINANCING TRANSACTIONS:

During Fiscal 1994, the Company consummated two related transactions to provide the Company with necessary liquidity and to refinance the Swiss Bonds.

SALE OF ARTERIAL BLOOD GAS PRODUCT LINE. The Company sold its ABG product line, including $245,000 of net book value of property connected with the product line, to Scherer Healthcare for $4.5 million in cash and agreed to a six year lease back of the product line for a royalty of 3.25% of net product line sales. The Company has the option to repurchase the product line for $4.5 million plus $22,500 for each month elapsed between the sale and repurchase.

                        MARQUEST MEDICAL PRODUCTS, INC.
                               AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The option to repurchase, originally expiring on May 31, 1996, was extended by the boards of Scherer Healthcare and the Company until June 15, 1999. The Company granted Scherer Healthcare 5,780,000 warrants to purchase common stock of the Company at $.75 per share as consideration for the repurchase option. These warrants were valued at $0.50 each. Of these, 1,530,000 and 4,250,000 will expire if not exercised by March 31, 1999 and March 31, 2003, respectively. The warrants are exercisable for cash or, if exercised by Scherer Healthcare or a Scherer Healthcare affiliate, for common stock of Scherer Healthcare. Scherer Healthcare may elect to exercise these options for no cash if a corresponding concession is granted to the Company in the product line repurchase price. Scherer Healthcare may elect to receive the product line repurchase price in the form of 5,780,000 shares of the Company's common stock, based on a value of $.75 per share, plus the balance of the purchase price in cash. If Scherer Healthcare makes this election, the number of warrants issued in consideration for the Company's repurchase option as described above will be reduced by a corresponding number.

Prior to the above transaction, Scherer Healthcare had advanced the Company $1,750,000. In consideration for this advance, the Company also granted to Scherer Healthcare warrants to purchase 800,000 shares of the Company's common stock at $0.75 per share exercisable until March 31, 1999. These warrants were also valued at $0.50 each. The advance was repaid with the proceeds from the sale and leaseback transaction.

The Company recorded $3,290,000 related to the value of the warrants issued to Scherer Healthcare and a deferred gain on the sale leaseback of $965,000, representing the amount of the sale proceeds, less the value assigned to the warrants, less the net book value of the property sold. The deferred gain was eliminated in the quasi-reorganization discussed in Note 12.

SWISS BOND REFINANCING. During Fiscal 1986, the Company issued 25,000,000 Swiss Francs of bonds due March 11, 1994. On January 14, 1992, the Company was notified that holders of the majority of its Swiss bonds had exercised their right to put the bonds for redemption as of March 11, 1992. The Company was not able to honor this put, and, accordingly, defaulted on these obligations.

During Fiscal 1994, the Company acquired approximately $4,352,000 of 5% cumulative convertible preferred stock of Scherer Healthcare (an amount equal to approximately 35% of the outstanding Swiss bond principal and accrued interest tendered in the transaction described below). This preferred stock was acquired in exchange for an 8% note, maturing on March 31, 1999. The note was convertible, in whole or in part, at Scherer Healthcare's option, into Marquest common stock at a value of $.75 per share. The Scherer Healthcare preferred stock is convertible into Scherer Healthcare common stock. In May 1994, Scherer Healthcare converted $2,500,000 of the principal balance of the 8% note into 3,333,333 shares of the Company's common stock. In March 1996, Scherer Healthcare converted the remaining principal balance of the 8% note of $1,851,600 into 2,645,143 shares of Marquest common stock at a rate of $.70 per share.

In three exchange offers, the bondholders exchanged 16,320,000 Swiss Francs in bonds, 96% of the total bonds outstanding. The bondholders were offered a combination of Marquest debt, warrants to purchase common stock of the Company, and the convertible preferred stock of Scherer Healthcare in exchange for the outstanding Swiss debt principal and interest. In the exchanges, the Swiss bondholders received (1) cumulative convertible preferred stock of Scherer Healthcare for 35% of the principal and accrued interest of the tendered bonds; (2) unsecured, 8% U.S. dollar denominated notes of the Company maturing March 31, 1999 with an aggregate principal amount of $2,875,000, and (3) warrants to purchase 165,000 and 1,432,416 shares of Marquest common stock at $.25 and $.75 per share, respectively, exercisable until March 31, 1999. These warrants were also valued at $.50 each.

The Company recorded approximately $798,000 for the value assigned to the warrants given to the Swiss bondholders, a gain of approximately $988,000 on the extinguishment of the Swiss bonds and, because this transaction was

                        MARQUEST MEDICAL PRODUCTS, INC.
                               AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


considered a troubled debt restructuring under SFAS No. 15, the Company also accrued $3,226,000 in prospective interest on the notes. The prospective interest was eliminated in the quasi-reorganization described in Note 12.

As a result of the sale of the Arterial Blood Gas product line and the Swiss bond refinancing, Scherer Healthcare has the right to acquire approximately 65% of the outstanding common stock of the Company through the exercise of all warrants and conversion of the note. Also as a result of the agreement with Scherer Healthcare, Scherer Healthcare acquired the right to name a majority of the members of the Company's Board of Directors.

12.  QUASI-REORGANIZATION:

During the first quarter of Fiscal 1994, the Company completed significant changes to its operations: (l) the reintroduction of substantially all of its product lines into the market after ceasing operations after an FDA shutdown in Fiscal 1992, (2) the consolidation of its manufacturing facilities in Mexico and Parker, Colorado into its primary facility in Englewood, Colorado;
(3) the changes in management of the Company, including a new President and CEO, Vice President of Sales and Senior Vice President of Regulatory Affairs; and (4) the successful completion of the first exchange offer to the Swiss bondholders in which 91% of the bonds were exchanged. Considering these changes, the Company determined that it was appropriate to effect a quasi-reorganization. On June 11, 1993, the Company's Board of Directors approved quasi-reorganization accounting procedures which were effective July 3, 1993, the end of the Company's first quarter of Fiscal 1994.

Quasi-reorganization rules require that the balance sheet amounts be restated to fair values and that the accumulated deficit be eliminated against the paid-in-capital accounts. Therefore, the Company (1) wrote off the remaining amount of goodwill, totaling $4,283,000 at July 3, 1993; (2) eliminated the prospective interest on the Swiss bonds of $3,226,000 discussed in Note 11;
(3) eliminated the deferred gain on the sale leaseback transaction of $965,000 discussed in Note 11; (4) valued the treasury stock at its market value of $70,000; (5) eliminated the retained deficit of $20,434,000; and
(6) reduced common stock by $17,125,000 and warrants by $3,456,000.

13.  QUARTERLY FINANCIAL DATA (UNAUDITED)

All amounts are in thousands of dollars, except per share amounts


                              First    Second    Third    Fourth
                             ------    ------   ------    ------

FISCAL 1997 QUARTERS
--------------------
Net Revenues                 $5,152    $5,654   $5,035    $6,204
Gross Profit                  1,392     1,728    1,605     1,981
Net Income (Loss)              (363)       28     (314)      176
Income (Loss) per Share       (0.03)     0.00    (0.02)     0.00

FISCAL 1996 QUARTERS
--------------------
Net Revenues                 $5,284    $5,193   $5,739    $6,227
Gross Profit                  1,605     1,683    1,779     2,071
Net Income (Loss)                22       (34)    (625)      577
Income (Loss) Per Share        0.00      0.00    (0.08)     0.05

                        MARQUEST MEDICAL PRODUCTS, INC.
                               AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


14.  MERGER:

On March 14, 1997, the Company signed an Agreement and Plan of Merger ("Merger Agreement") between VSI; VSI Acquisition Corporation ("Newco"), a wholly-owned subsidiary of VSI; and the Company, providing for the merger of Newco with the Company, with the Company surviving the merger as a wholly-owned subsidiary of VSI. Upon the effective date of the merger, all of the Company's common stock will be converted into the right to receive $0.797 per share in cash.

DEALER AGREEMENT. Simultaneous with the execution of the Merger Agreement, the Company and VSI entered into a Dealer Agreement whereby VSI is authorized to sell the Company's products for a period of two years. The Company provided 28 of its 29 existing domestic specialty dealers with notices of termination of their dealer agreements which, as a general matter, allow for termination on 30 to 90 days notice. The Dealer Agreement may be terminated by the Company if VSI does not meet certain specified sales quotas after June 30, 1997. Since providing its domestic specialty dealers with notices of termination, the Company has negotiated new arrangements with five of those dealers which provide that those dealers may continue to distribute Company products at reduced margins.

Two of the Company's terminated dealers have commenced lawsuits against the Company and VSI alleging, among other things, that the termination of its dealer agreement was unlawful and that VSI is using confidential information of dealers in the sale of the Company's products. The Company believes that its position in both of these matters is meritorious, but is unable to predict the outcome of either lawsuit or whether other lawsuits will be filed by other dealers as a result of their termination.

PURCHASE OF ABG ASSETS AND COVENANTS NOT TO COMPETE. As part of the investment made in the Company by Scherer Healthcare in June 1993, Scherer Healthcare acquired title to the Company's Arterial Blood Gas ("ABG") product line which the Company leases from Scherer Healthcare. The Company has an option to repurchase the ABG product line from Scherer Healthcare at a purchase price equal to $4,500,000 plus $22,500 per month during the period from June 13, 1993 through the date of repurchase. Pursuant to an Inducement Agreement between VSI and Scherer Healthcare (the "Scherer Healthcare Inducement Agreement"), VSI has agreed to purchase the ABG product line from Scherer Healthcare for a purchase price equal to the purchase price under the Company's repurchase option. If the merger occurs on July 31, 1997, the purchase price of the ABG product line would be $5,625,000.

Pursuant to the Scherer Healthcare Inducement Agreement, Scherer Healthcare is obligated, at the time of the merger, to enter into a covenant not to compete pursuant to which it agrees it will not engage in the business of manufacturing or selling ABG products for a period of three years following the effective date of the merger. In consideration of this covenant not to compete, VSI has agreed to pay Scherer Healthcare an amount equal to the difference between $5,860,000 and the purchase price of the ABG product line. If the merger occurs on July 31, 1997, Scherer Healthcare will be paid $235,000 for the covenant not to compete.

Robert P. Scherer, Jr., the Company's Chairman of the Board of Directors and Chief Executive Officer, is the beneficial owner of or has voting authority over 2,061,856 shares of the Company's common stock. Mr. Scherer also holds a promissory note of the Company in the principal amount of $700,000 which is convertible into the Company's common stock at a rate of $0.70 per share.
Mr. Scherer has agreed to convert the note prior to the merger into 1,000,000 shares of the Company's common stock. In addition to his ownership of the Company's common stock, Mr. Scherer has voting authority over 61.1% of the outstanding common stock of Scherer Healthcare.

Pursuant to an Inducement Agreement entered into between VSI and Mr. Scherer (the "RPS Inducement Agreement"), Mr. Scherer has agreed to vote his shares of Scherer Healthcare common stock in favor of the merger. Mr. Scherer has also agreed to vote all of his shares of the Company's common stock in favor of the merger. Pursuant to the RPS Inducement Agreement, Mr. Scherer is required to enter into a covenant not to compete pursuant to which he agrees

                        MARQUEST MEDICAL PRODUCTS, INC.
                               AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


that for a period of three years following the merger he will not engage in the business of manufacturing or selling ABG products. In consideration of this covenant, VSI has agreed to pay Mr. Scherer $140,000.

CONDITIONS TO CLOSING. The Merger Agreement contains a number of conditions to closing which must be satisfied or waived prior to consummation of the merger. These conditions include, among other conditions, the requirement that the merger be approved by the shareholders of the Company and Scherer Healthcare, the requirement that no material litigation is pending against the Company or its business, and the requirement that no adverse regulatory action has been taken against the Company. The Company believes that the conditions to closing can be satisfied and that the closing will take place in late July 1997.

COVENANTS OF THE MERGER AGREEMENT. Pursuant to the Merger Agreement, the Company has agreed that, during the period from March 14, 1997 to the effective time of the merger, except as permitted in writing by VSI, the Company will not, among other things, (a) amend its Articles of Incorporation or Bylaws, (b) issue, sell, deliver, grant or declare any stock dividend or any other distribution with respect to the Company's common stock except that the Company may issue common stock pursuant to certain options, warrants or a convertible note exercisable or convertible in accordance with the terms of the applicable agreements and outstanding as of March 14, 1997, (c) mortgage or pledge any assets except in the ordinary course of business, (d) borrow or agree to borrow any funds except in the ordinary course of business and pursuant to the Company's existing credit facilities up to certain amounts,
(e) incur any obligation or liability, cancel any material debts of third parties, lease, sell, transfer or grant any preferential rights to lease or acquire any of its material assets or substantively amend or terminate any material contract or agreement except in the ordinary course of business, (f) adopt, materially amend or terminate any employee benefit plan or materially increase compensation or other benefits payable to the Company's employees,
(g) acquire any other business entity, (h) solicit, encourage or authorize any competing inquiry, proposal, offer or possible offer from a third party relating to a change in control or ownership of the Company, (j) enter into any material licensing or marketing arrangement or other material contract with any party other than VSI, and (k) settle any pending litigation in a manner that is materially adverse to the Company or commence any material litigation.

TERMINATION OF THE MERGER. The Merger Agreement may be terminated and the merger may be abandoned before the effective time of the merger (a) by mutual written consent of VSI, Newco and the Company or (b) by VSI or the Company if
(i) the Company's shareholders fail to approve the merger at the special meeting of shareholders or (ii) the shareholders of Scherer Healthcare fail to approve the sale of the stock of the Company. In addition, VSI may terminate the Merger Agreement if (a) there has been a material misrepresentation or breach by the Company of any of its representations or warranties in the Merger Agreement, (b) the Company's Special Treatment Sales (defined below) during the period from December 29, 1996 through the date seven days prior to the Closing (the "Pre-Closing Date") are less than eighty percent of the Company's Special Treatment Sales during the period from the first day of the Company's fiscal quarter commencing in December 1995 through the date one year prior to the Pre-Closing Date, (c) there has been any misrepresentation by Scherer Healthcare or Mr. Scherer in any of the representations or warranties set forth in the Inducement Agreements, or (d) there has been any material failure by Scherer Healthcare or Mr. Scherer to comply with their respective obligations under the Inducement Agreements. Special Treatment Sales are all of the Company's sales other than sales made through the Company's U.S. (including Puerto Rico) dealers and sales made through distributors of the Company's medical-surgical products.

Either the Company or VSI, at their discretion, may terminate the Merger Agreement if the effective date of the merger has not occurred by August 29, 1997, except that a party whose breach of the Merger Agreement has caused such a delay in the consummation of the merger will not be entitled to terminate the Merger Agreement. If the Company terminates the Merger Agreement as a result of a breach of any material covenants by VSI, the Company will be entitled to $800,000 as damages.

                        MARQUEST MEDICAL PRODUCTS, INC.
                               AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



If the Merger Agreement is terminated by VSI or the Company because (a) an offer is made, including a Purchase Event (defined below), (b) a claim is made that such offer could result in greater value to the Company's shareholders than the value to be received from VSI, and (c) after such offer is known to the Company, the Company's shareholders do not approve the merger, the shareholders of Scherer Healthcare do not approve the sale of the Company's common stock, or the Company breaches any of its obligations under the merger agreement, and within 24 months after the termination of the Merger Agreement, a Purchase Event occurs, the Company will pay to VSI a cash fee of $1,500,000. A Purchase Event means any of the following events: (a) without VSI's written consent, the Company announces an intention to enter into an agreement with a party other than VSI to (i) merge, (ii) dispose of 25% or more of the Company's assets or (iii) issue, sell or dispose of securities representing 25% or more of the voting power of the Company, or
(b) any person or group other than Scherer Healthcare or VSI or their affiliates acquires 25% or more of the voting power of the Company.

              MARQUEST MEDICAL PRODUCTS, INC. AND SUBSIDIARIES

              SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                     (Amounts in thousands of dollars)

                                         ADDITIONS
                                 -------------------------
                   BALANCE AT    CHARGED TO    CHARGED TO                    BALANCE
                   BEGINNING     COSTS AND       OTHER        RECOVERIES    AT END OF
                   OF PERIOD      EXPENSES      ACCOUNTS     (WRITE-OFFS)    PERIOD
                   ----------    -----------   -----------   ------------   ---------
ALLOWANCE FOR DOUBTFUL ACCOUNTS - TRADE RECEIVABLES

Year Ended
  March 29, 1997     $ 94            $32           $ (3)          $ (5)         $118

Year Ended
  March 30, 1996     $132            $24           $ (8)          $(54)         $ 94

Year Ended
  April 1, 1995      $178            $21           $(48)          $(19)         $132


ITEM 9.  DISAGREEMENTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements with accountants on any accounting or financial disclosure matters during the applicable period.

PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

EXECUTIVE OFFICERS: Information regarding the executive officers of the Company is set forth under the caption "Executive Officers" in Part I of this report on Form 10-K.

DIRECTORS: Information regarding the directors of the Company is set forth below.

CHARLES R. ATKINS III has been a Vice President of the Isolyser Company since 1993. From 1987 until its sale in 1993 to the Isolyser Company, he was President and a partner in Charles Atkins and Company, Ltd., a business which produced and distributed surgical procedural trays, drapes, gowns, and other disposable surgical products. He has been a director of the Company since August 1994. He is 55.

STEPHEN LUKAS, SR. has been President, Chief Executive Officer, and a director of Goldcaps, Inc., a subsidiary of IVAX Corporation since 1992. Mr. Lukas also serves as Vice President of IVAX Corporation, Business Development and he is Chairman of the Board and a director of Galena A.S. in the Czech Republic. He was President and a director of Capsule Technology from its formation in 1981 until his retirement in 1991. Mr. Lukas has been a director of the Company since February 1995. Mr. Lukas also is a director of Scherer Healthcare, Inc. He is 71.

JACK W. PAYNE has been Director of Medical Corporate Development for Pierson/Hawkins, Inc., a strategic planning and creative services company, since 1996. Mr. Payne was Chairman and Chief Executive Officer of Ferro Magnetic Therapeutics Corporation, a biotechnology company, from 1993 to 1996, and Executive Vice President and Chief Operating Officer of Sequin Medical Corporation, a medical device company, from 1990 to the present. Mr. Payne became a director of the Company in December 1995. He is 67.

KENNETH H. ROBERTSON has been Chairman of Conference-Call USA, Inc. and Vice President of Business Development of Dial Services LTD. (communications companies) since 1988. He has also been the Managing Partner of Print Marketing Concepts, a communications company, since 1984, and the principal owner and developer of a self-storage warehouse and business incubator operation since 1977. Mr. Robertson has been a director of the Company since February 1995. Mr. Robertson also is a director of Scherer Healthcare, Inc. and served as its President from July 1981 to June 1983. He is 62.

ROBERT P. SCHERER, JR. has been Chairman of the Board and Chief Executive Officer of the Company since February 1995. He has been the Chairman of the Board and Chief Executive Officer of Scherer Healthcare, Inc. since February 1995 and director since 1977. Mr. Scherer is also the controlling stockholder and a director and executive officer of RPS Investment, Inc. and certain affiliated companies. RPS Investments, Inc. and its affiliates beneficially own a majority of the common stock of Scherer Healthcare, Inc. He was Chairman of the Board, Chief Executive Officer and a director of Scherer-Storz, Inc. from its formation in January 1980 until its sale in June 1986 to American Cyanamid Company. Mr. Scherer was a director of IRT Corporation which filed a petition under Chapter 11 of the federal bankruptcy laws in 1993. He is 64.

WILLIAM J. THOMPSON has been the Vice Chairman and Chief Operating Officer of the Company since April 1994 and President since February 1995. He has also been President and Chief Operating Officer and a director of Scherer Healthcare, Inc. since 1984. He has been a Director of the Company since August 1993. He is 63.

MACK D. TINDAL has been a private investor since his retirement in 1981. Previously, Mr. Tindal was President of First Texas Pharmeceuticals from 1964 to 1978 until its sale to Scherer Healthcare, Inc. when it was renamed Scherer

Laboratories. Mr. Tindal served as President of Scherer Laboratories from 1978 to 1979 and President of Aloe Creme Laboratories from 1979 to 1981. Mr. Tindal has been a director of the Company since December 1995. He is 76.

JACK L. YORK has been President of Shelbourne, Wallace, York, Inc., a construction company, since 1993. He was President of Angel of Mercy, Inc., an ambulance service business from 1974 until 1996. He was President of York Medical Supply, a wholly-owned subsidiary of the Company until it was sold in February 1992. Mr. York became a Director of the Company in 1988, resigned in April 1993 and was reelected in June 1993. He is 52.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934: Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission ("SEC") thereunder, require the Company's executive officers, directors and persons who own more than ten percent of the Company's common stock, as well as affiliates of such persons, to file reports of ownership and changes in ownership of the Company's stock with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and persons owning more than ten percent of the Company's stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely upon a review of the copies of such reports, the Company believes that during the fiscal year ended March 29, 1997, its executive officers, directors and persons owning more than ten percent of the Company's stock complied with all applicable Section 16(a) filing requirements.

ITEM 11.  EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE: The following table summarizes the compensation paid or accrued during the three fiscal years ended March 29, 1997, to the Company's Chief Executive Officer and each of the other executive officers of the Company whose compensation for fiscal 1997 exceeded $100,000 (the "named executive officers").

                         SUMMARY COMPENSATION TABLE

                                                                                     Long-term
                                                                                    Compensation
                                                                                       Awards
                                                 Annual Compensation                 Securities
        Name and                                                    Other Annual     Underlying        All Other
   Principal Position            Year     Salary ($)   Bonus ($)   Compensation($)   Options (#)   Compensation ($)
Robert P. Scherer, Jr. (1)       1997           --        --               --               --            --
Chairman of the Board and        1996           --        --               --               --            --
Chief Executive Officer          1995           --        --               --               --            --

William J. Thompson (2)          1997      $80,002        --           $5,307           50,000            --
President and Chief              1996           --        --               --           75,000            --
Operating Officer                1995           --        --               --               --            --

-------------------
(1) Mr. Scherer was elected as Chairman of the Board and Chief Executive Officer in February 1995 and receives no salary or bonus compensation from the Company. Mr. Scherer also serves as Chairman of the Board and Chief Executive Officer of Scherer Healthcare. Mr. Scherer devotes a substantial portion of his professional time to matters other than the Company.

(2) During Fiscal 1996 and 1995, Mr. Thompson received no salary or bonus compensation from the Company, but was compensated as President, Chief Operating Officer and a director of Scherer Healthcare. The Company accrued approximately $77,000, $102,000 and $96,000 during fiscal 1997, 1996 and
1995, respectively, payable to Scherer

Healthcare, for the services of Mr. Thompson. Beginning November, 1996, Mr. Thompson was compensated by the Company for his services as President and Chief Operating Officer at an annual salary of $120,000. Mr. Thompson also received an auto allowance beginning May 1996 at an annual rate of $6,000. Mr. Thompson devotes substantially all of his professional time to the Company.

STOCK OPTION PLAN: The Company maintains the Marquest Medical Products, Inc. Incentive and Non-Qualified Stock Option Plan (the "Plan") to attract and retain key executive personnel and advisors, and to encourage their continued employment with and service to the Company.

As a result of the proposed merger discussed in Part I of this Form 10-K and in accordance with the Plan, the Company will provide notice to the Plan's option holders that they may exercise their options, whether vested or not, prior to the effective time of the merger. All such options which are not exercised prior to the merger will terminate.

The following table sets forth information regarding (i) the number of shares of the Company's common stock underlying stock options granted during fiscal 1997 to each named executive officer, (ii) the percent the grants represent to total options granted to all employees during the fiscal year, (iii) the per share exercise price of the options, (iv) the expiration dates of the options, and (v) the potential realizable value of each grant of options assuming the market price of the Company's common stock appreciates from the date of grant to the end of the term at a 5% and a 10% annualized rate.

                     OPTION GRANTS IN LAST FISCAL YEAR

                                     % OF TOTAL                                   POTENTIAL REALIZABLE
                         NUMBER OF    OPTIONS                                       VALUE AT ASSUMED
                        SECURITIES   GRANTED TO    EXERCISE OR                   ANNUAL RATES OF STOCK
                        UNDERLYING   EMPLOYEES     BASE PRICE                    PRICE APPRECIATION FOR
                          OPTIONS    IN FISCAL         PER        EXPIRATION         OPTION TERM (1)
NAME                    GRANTED (#)    YEAR        SHARE ($/SH)      DATE             5%        10%
William J. Thompson     50,000(2)      52.6%           0.875        8/22/03         $17,811   $41,506

-------------------
(1) The potential realizable value was calculated based on the grant-date valuation method assuming (i) the options were 100% vested on the date of grant and (ii) that the market price of the Company's common stock appreciates from the date of grant to the expiration of the options at a 5% and a 10% annualized rate.

(2) Mr. Thompson vests one-third of the options on August 22, 1996, 1997 and 1998. However, if the proposed merger between the Company and VSI is consummated, all of the options will vest at the effective time of the merger.

AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR END VALUES:
During Fiscal 1997, no stock options were exercised. The following table sets forth information as of March 29, 1997 with respect to (i) the number of shares covered by options (both exercisable and unexercisable) held by each named executive officer and (ii) the respective value for "in-the-money" options which represents the positive spread between the exercise price of existing options and the fair market value of the Company's common stock at March 29, 1997.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                OPTIONS AT                IN-THE-MONEY OPTIONS
                           # SHARES                         FISCAL YEAR END (#)        AT FISCAL YEAR END ($)(1)
                           ACQUIRED         VALUE      ---------------------------    ---------------------------
         NAME             ON EXERCISE   REALIZED ($)   EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
-----------------------   -----------   ------------   -----------   -------------    -----------   -------------
William J. Thompson (2)      --              --          66,666         83,334            ---           ---

-------------------
(1) The dollar value is determined by subtracting the option price from the per share fair market value of the Company's common stock as of March 29, 1997 ($0.59) as reported on the Nasdaq SmallCap Market.

(2) In accordance with the Merger Agreement discussed in Part I of this Form 10-K and in accordance with the Plan, Mr. Thompson will be notified that his options may be exercised, whether vested or not, prior to the effective time of the proposed merger. If Mr. Thompson exercised his options and if the proposed merger is consummated, the value of his in-the-money option will be $8,213, computed by subtracting the option exercise price from the per share purchase consideration of $0.797.

DIRECTOR COMPENSATION: Executive officers of the Company who serve on the Board of Directors of the Company do not receive compensation for Board or committee participation, but are reimbursed for expenses incurred. Other directors receive a $5,000 annual retainer, $500 for each Board meeting attended, $250 for each telephonic meeting and $250 for each committee meeting attended. Expenses of travel to meetings are reimbursed to the Company.

On August 22, 1996, the Company's Board authorized the grant of options for 150,000 shares of the Company's common stock to its non executive officer directors at an exercise price in excess of the price offered by VSI in the Merger Agreement discussed in Part I of this report on Form 10-K. These options were never evidenced by option agreements. On March 14, 1997, each of the directors agreed that these options would be canceled. The Company has agreed to pay each outside director $10,000 as partial compensation for their services to the Company and Director Mack D. Tindal will receive an additional $10,000 in recognition of his service to the Company in negotiating the Merger Agreement between the Company and VSI.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS: Pursuant to an employment agreement dated November 1, 1996 between the Company and William
J. Thompson, the Company's President, Chief Operating Officer and Director, Mr. Thompson is entitled to a lump sum severance benefit equal to his base salary under the employment agreement from the date of his termination through February 28, 1999, if his employment is involuntarily terminated for reasons other than cause following a change of control of the Company. The merger between the Company and VSI will constitute a change of control within the meaning of the employment agreement. Mr. Thompson has agreed that his employment with the Company will terminate on the effective date of the merger and Scherer Healthcare has agreed to pay the full amount of the severance benefits to which Mr. Thompson will become entitled. These severance benefits are estimated to be $190,000 if the effective date of the merger occurs in July 1997.

Robert P. Scherer, Jr., the Company's Chairman of the Board of Directors and Chief Executive Officer, is the beneficial owner of or has voting authority over 2,061,856 shares of the Company's common stock. Mr. Scherer also holds a promissory note of the Company in the principal amount of $700,000 which is convertible into the Company's common stock at a rate of $0.70 per share.
Mr. Scherer has agreed to convert the note prior to the merger into 1,000,000 shares of the Company's common stock.

Pursuant to the RPS Inducement Agreement between VSI and Mr. Scherer, Mr. Scherer has agreed to vote his shares of Scherer Healthcare common stock in favor of approval of the merger. Mr. Scherer has also agreed to vote all of his shares of the Company's common stock in favor of the merger. Pursuant the RPS Inducement Agreement, Mr. Scherer is required to enter into a covenant not to compete pursuant to which he agrees that for a period of three years following the merger he will not engage in the business of manufacturing or selling ABG products. In consideration of this covenant, VSI has agreed to pay Mr. Scherer $140,000.

COMPENSATION COMMITTEE INTERLOCKS AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION: Robert P. Scherer, Jr. is Chairman, Chief Executive Officer and a Director of both the Company and Scherer Healthcare. Mr. Scherer receives no direct compensation from either the Company or Scherer Healthcare. William J. Thompson is the President, Chief Operating Officer and a Director of both the Company and Scherer Healthcare. Mr. Thompson is compensated by Scherer Healthcare for his services as President and Chief Operating Officer of Scherer Healthcare. Mr. Thompson is compensated by the Company for his services as President and Chief Operating Officer of the Company beginning in November 1996. Stephen Lukas, Sr., a Director of both the Company and Scherer Healthcare, services on the Compensation Committee of both companies.

During the fiscal year ended March 29, 1997, the Compensation Committee met once. The Compensation Committee is composed of Stephen Lukas, Sr. and Jack
L. York. The Compensation Committee's responsibilities with respect to executive compensation for all executive officers has been limited to long-term incentive compensation under the stock option plan. The Compensation Committee has furnished the following report for Fiscal 1997.

COMPENSATION PHILOSOPHY. The objectives of the Company's executive compensation program are to provide a level of compensation that will attract, retain, and motivate executives capable of achieving long-term success for the Company's stockholders in terms of increasing Company and shareholder value. Stock options are granted to executive officers and to other employees on a periodic basis, with vesting typically over several years. Awards are made at a level which is considered to provide a meaningful incentive to and to retain the executive officers.

                                           Jack L. York
                                           Stephen Lukas, Sr.

SHAREHOLDER RETURN PERFORMANCE GRAPH: The Company's common stock is listed for trading on The Nasdaq SmallCap Market under the symbol "MMPI." The price information reflected for the Company's Common Stock in the following performance graph and accompanying table is based upon the closing sales prices of the Common Stock on the dates indicated assuming a $100.00 investment on March 28, 1992. The performance graph compares the Company's cumulative total stockholder return with the Nasdaq Stock Market Total Return Index and the Nasdaq Health Services Stock Index. The graph assumes that the value of the investment in each index was $100 on March 28, 1992. The stockholder return reflected below for the five year historical period may not be indicative of future performance.

                                1992   1993   1994   1995   1996   1997

Marquest Medical.............   100      18     23      4     17      7

Nasdaq Stock Market (US).....   100     115    124    138    187    208

Nasdaq Health Services.......   100      98    129    149    180    162


             COMPARISON OF CUMULATIVE FIVE-YEAR SHAREHOLDER RETURN

                                   [GRAPH]

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                            SHARES BENEFICIALLY     PERCENT OF
BENEFICIAL OWNER                        ADDRESS                   OWNED (1)            CLASS
Scherer Healthcare, Inc.        2859 Paces Ferry Road          13,791,192 (2)         66.03%
PRINCIPAL STOCKHOLDER           Suite 300
                                Atlanta, Georgia 30339

Robert P. Scherer, Jr.          2859 Paces Ferry Road          16,853,048 (3)         77.00%
CHAIRMAN OF THE BOARD,          Suite 300
  CHIEF EXECUTIVE OFFICER       Atlanta, Georgia 30339
  AND PRINCIPAL STOCKHOLDER

William J. Thompson             11039 East Lansing Circle         225,000 (4)          1.55%
PRESIDENT, CHIEF OPERATING      Englewood, CO 80112
  OFFICER AND DIRECTOR

Charles R. Atkins III                                                   0                (7)
DIRECTOR

Stephen Lukas, Sr.                                                      0                (7)
DIRECTOR

Jack W. Payne                                                           0                (7)
DIRECTOR

Kenneth H. Robertson                                                1,000                (7)
DIRECTOR

Mack D. Tindal                                                      2,000                (7)
DIRECTOR

Jack L. York                                                      378,728 (5)          2.64%
DIRECTOR

All current directors and                                      17,459,776 (6)         78.78%
  officers as a group
  (8 persons)

-------------------
(1) The stock ownership information shown has been furnished to the Company by the named person and members of the group or obtained from information filed with the Securities and Exchange Commission. Beneficial ownership as reported in the table has been determined in accordance with applicable federal regulations and includes shares of common stock as to which a person possesses sole or shared voting and/or investment power and shares which may be acquired within 60 days upon the exercise of outstanding stock options, warrants and convertible securities. Certain outstanding shares may be deemed to be beneficially owned by more than one person.

(2) The shares shown include 6,580,000 shares issuable upon exercise of outstanding common stock purchase warrants.

(3) The shares shown include the shares beneficially owned by Scherer Healthcare, 1,000,000 shares issuable pursuant to the terms of an outstanding convertible note, and 515,464 shares held in a voting trust, with respect to which shares Mr. Scherer has sole voting power but which shares are owned by Mr. Scherer's adult children. Mr. Scherer is deemed to beneficially own such shares by virtue of his positions as Chairman of the Board, Chief Executive Officer and controlling stockholder of Scherer Healthcare.

(4) The shares shown also include 150,000 shares of common stock issuable upon exercise of outstanding stock options and 75,000 shares issuable upon exercise of outstanding Company common stock warrants owned by Scherer Healthcare which Mr. Thompson has an option to purchase.

(5) The shares shown include 25,000 shares of common stock issuable upon exercise of outstanding stock options and 25,000 shares of restricted common stock issuable August 1, 1996 pursuant to Restricted Stock Units.

(6) See Notes (2), (3), (4) and (5) above.

(7) Represents less than one percent.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH SCHERER HEALTHCARE, INC.

In April 1993, the Company sold its ABG product line to Scherer Healthcare for $4.5 million in cash and agreed to a six year leaseback of the product line for a royalty of 3.25% of net product line sales. The Company has the option to repurchase the product line for $4.5 million plus $22,500 for each month elapsed between the sale and repurchase. The option to repurchase, originally expiring on May 31, 1996, was extended by Scherer Healthcare and the Company until June 15, 1999. During Fiscal 1997, the royalties on the net ABG sales totaled $354,000.

During fiscal year 1994, the Company acquired approximately $4,352,000 of 5% cumulative convertible preferred stock of Scherer Healthcare in exchange for an 8% note, maturing on March 31, 1999. The note was convertible, in whole or in part, into Marquest common stock at a rate of $0.75 per share. In May 1994, pursuant to the note agreement, Scherer Healthcare converted $2,500,000 of the principal balance of the 8% note into 3,333,333 shares of the Company's common stock. In March 1996, Scherer Healthcare converted the remaining balance of the 8% notes of $1,851,600, $486,571 in related accrued interest due to Scherer Healthcare and $376,330 owed to Scherer Healthcare for management fees into 3,877,859 shares of the Company's common stock at a rate of $0.70 per share. At March 29, 1997, Scherer Healthcare owns 50.5% of the Company's outstanding common stock.

During Fiscal 1997, the Company reimbursed Scherer Healthcare $77,000 for the services of Mr. Thompson as President and Chief Operating Officer of the Company.

TRANSACTIONS WITH SCHERER CAPITAL, LLC/R. P. SCHERER, JR.

In March 1996, Scherer Capital purchased 2,061,856 shares of the Company's common stock at $0.485 per common share for $1,000,000. During the third quarter of Fiscal 1996, Scherer Capital provided a net short-term loan to the Company which was used for working capital purposes. In March 1996, the Company and Scherer Capital refinanced this advance with long-term convertible debt. The debt, which bears interest at 1-1/2% over prime, is secured by inventory and equipment and is convertible into the Company's common stock at a rate of $0.70 per share.

During Fiscal 1997, Scherer Capital transferred its credit facility to Robert
P. Scherer, Jr., the Company's Chairman of the Board of Directors and Chief Executive Officer. Mr. Scherer has voting authority over the Company's common stock purchased by Scherer Capital in March 1996 through beneficial ownership or as trustee of a voting trust for shares owned by Mr. Scherer's adult children. These shares represent 14.4% of the Company's outstanding common stock at March 29, 1997.

During Fiscal 1997, the Company expensed $68,250 of interest related to the loan provided by Mr. Scherer.

                                  PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a) The following represents a listing of all financial statement, financial statement schedules and exhibits filed as part of this report.

     (1) Financial Statements: See Table of Contents to the Consolidated Financial Statements included herein in Item 8.

     (2) Financial Statement Schedules: See Table of Contents to the Consolidated Financial Statements included herein in Item 8.

          Schedules I, III, IV and V, for which provision is made in the applicable regulations of the Securities and Exchange Commission have been omitted because they are not applicable or the information is elsewhere disclosed in the notes to the financial statements.

     (3) Exhibits: Exhibits identified in parentheses below are on file with the Securities and Exchange Commission and are incorporated herein by such references.

           2.1 Agreement and Plan of Merger dated March 14, 1997, by and among Vital Signs, Inc., VSI Acquisition Corporation, and Marquest Medical Products, Inc. (Exhibit 2.1 to Form 8-K dated March 21,
                 1997)

           2.2 Scherer Healthcare Inducement Agreement dated March 14, 1997, by and among Scherer Healthcare, Inc., Vital Signs, Inc., and Marquest Medical Products, Inc. (Exhibit 2.2 to Form 8-K dated March 21, 1997)

           3.1 Articles of Incorporation of Registrant, as amended through August 25, 1994 (Exhibit 3(i) of Registration Statement on Form S-2, Registration No. 33-85564)

           3.2 By-laws of Registrant, as amended (Exhibit 2 to Form 8-K dated April 9, 1993)

           4.1 The outside and inside front cover pages and the information set forth under the heading "Terms of the Bonds" excerpted from the Prospectus of the Registrant dated February 10, 1985 with respect to the 25,000,000 Swiss Franc Bonds offered pursuant thereto (Exhibit 4(b) to Form 10-K dated April 1, 1989)

          4.2 Rights Agreement dated as of August 8, 1991 between Marquest Medical Products, Inc. and Bank of America National Trust & Savings Association (Exhibit 4.5 to Registration Statement on Form S-2, Registration Statement No. 33-85564)

          4.3 Subscription Agreement for Purchase of Common Stock between Marquest Medical Products, Inc. and Scherer Capital, LLC dated March 29, 1996 (Exhibit 4.1 of Form 8-K dated March 28, 1996)

          4.4 Conversion Agreement dated March 28, 1996 between Marquest Medical Products, Inc. and Scherer Healthcare, Inc. (Exhibit
                 4.2 of Form 8-K dated March 28, 1996)

          4.5 Loan and Security Agreement dated March 28, 1996 between Marquest Medical Products, Inc. and Scherer Capital, LLC (Exhibit 4.3 of Form 8-K dated March 28, 1996)

          4.6 Second Priority Deed of Trust, Security Agreement and Assignment of Rents and Leases dated March 28, 1996 from Marquest Medical Products, Inc. to the Public Trustee of Douglas County, Colorado for the benefit of Scherer Capital, LLC (Exhibit 4.4 of Form 8-K dated March 28, 1996)

          4.7 Convertible Secured Note due April 1, 2001 (Exhibit 4.5 of Form 8-K dated March 28, 1996)

          4.8 Credit and Security Agreement by and between Marquest Medical Products, Inc. and Norwest Business Credit, Inc. dated November 5, 1996 (Exhibit 4 to Form 10-Q dated December 28, 1996)

         10.1 Master Equipment Lease Agreement dated December 8, 1993 between Marquest Medical Products, Inc. and Financing for Science International, Inc. (Exhibit 4(c) to Form 10-K dated April 2,
                 1994)

         10.2 Term Loan Agreement dated June 30, 1994 between Marquest Medical Products, Inc. and Colorado National Bank (Exhibit 4(d) to Form 10-Q dated July 2, 1994)

         10.3 Letter Agreement between Marquest Medical Products, Inc. and Norman Dreyfuss dated August 1, 1989 (Exhibit 10(a) to Form 10-K dated March 31, 1990)

         10.4 Letter Agreement between Marquest Medical Products, Inc. and Robert J. McKinnon dated August 19, 1991 (Exhibit 10(b) to Form 10-K dated March 28, 1992)

         10.5 Marquest Medical Products, Inc. Incentive and Non-Qualified Stock Option Plan effective November 14, 1987, as amended (Exhibit 10(c) to Form 10-K dated April 1, 1989)

         10.6 Consent Decree between Marquest Medical Products, Inc. and the Food and Drug Administration ("FDA") dated October 1, 1992 (Exhibit 10(d) to Form 10-K dated March 28, 1992)

         10.7 Letter from FDA approving resumption of manufacturing and distribution activities of Marquest Medical Products, Inc. dated January 9, 1992 (Exhibit 10(e) to Form 10-K dated March 28, 1992)

         10.8 Management Agreement between Marquest Medical Products, Inc. and Scherer Healthcare, Inc. dated June 1, 1994 (Exhibit 10(f) to Form 10-Q dated June 2, 1994)

         10.9 Omnibus Agreement between Scherer Healthcare, Inc. and Marquest Medical Products, Inc. dated April 12, 1993 (Exhibit 3 to
                 Form 8-K dated April 9, 1993)

         10.10 First Amendment to Loan Agreement dated December 18, 1995 between Marquest Medical Products, Inc. and Colorado National Bank (Exhibit 10(a) to Form 10-Q dated December 30, 1995)

         21.     Subsidiaries of Registrant

         27      Financial Data Schedule (EDGAR version only)

         99.1 Robert Scherer Inducement Agreement dated March 14, 1997, by and between Robert P. Scherer, Jr. and Vital Signs, Inc. (Exhibit 99.2 to Form 8-K dated March 21, 1997)

(b)  Reports on Form 8-K:

     Report on Form 8-K dated March 21, 1997 regarding the announcement of the signing of a merger agreement between the Company and Vital Signs, Inc.

                                  SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Douglas, State of Colorado, on June 9, 1997.

                                            MARQUEST MEDICAL PRODUCTS, INC.


                                            By  /s/  ROBERT P. SCHERER, JR.
                                              --------------------------------
                                              Robert P. Scherer, Jr., Chairman
                                              and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

TITLE                                 DATE                  SIGNATURE
-----                                 ----                  ---------
Principal Executive Officer:
Robert P. Scherer, Jr.
Chairman, Chief Executive Officer                  /s/  ROBERT P. SCHERER, JR.
  and Director                    June 9, 1997    -----------------------------

Principal Accounting and
Financial Officer:
Margaret Von der Schmidt
Vice President - Finance and                      /s/  MARGARET VON DER SCHMIDT
Chief Financial Officer           June 6, 1997    -----------------------------

                                                    /s/  CHARLES R. ATKINS III
Charles R. Atkins III, Director   June 10, 1997   -----------------------------

                                                     /s/  STEPHEN LUKAS, SR.
Stephen Lukas, Sr., Director      June 10, 1997  ------------------------------

                                                     /s/  JACK W. PAYNE
Jack W. Payne, Director           June 10, 1997  ------------------------------

                                                   /s/  KENNETH H. ROBERTSON
Kenneth H. Robertson, Director    June 9, 1997   ------------------------------

                                                      /s/  MACK D. TINDAL
Mack D. Tindal, Director          June 10, 1997  ------------------------------

                                                    /s/  WILLIAM J. THOMPSON
William J. Thompson, Director     June 6, 1997   ------------------------------


Jack L. York, Director            June __, 1997  ------------------------------

                       MARQUEST MEDICAL PRODUCTS, INC.



                  PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD JULY 28, 1997

                   THIS PROXY IS SOLICITED ON BEHALF OF THE
            BOARD OF DIRECTORS OF MARQUEST MEDICAL PRODUCTS, INC.




The undersigned shareholder of Marquest Medical Products, Inc., hereby appoints Robert P. Scherer, Jr., and William J. Thompson, and each of them, as proxy or proxies for the undersigned (the "Proxies"), each with full power of substitution, to represent the undersigned and to vote all the shares of commons stock, no par value, of Marquest Medical Products, Inc., a corporation organized under the laws of the State of Colorado (the "Company"), which the undersigned is entitled in any capacity to vote if personally present at the special meeting (the "Special Meeting") of shareholders of the Company to be held at the offices of LeBoeuf, Lamb, Greene & MacRae, LLP, Suite 2000, 633 17th Street, Denver, Colorado 80202, at 10:00 a.m local time, on July 28, 1997, and at any and all adjournments or postponements thereof, with respect to all matters set forth in the Proxy Statement dated June __, 1997, and all supplements and amendments thereto and, in their discretion, upon all matters incident to the conduct of such Special Meeting and all matters presented at the Special Meeting but which are not known to the Board of Directors of the Company at the time of the solicitation of this proxy. The undersigned hereby revokes any proxy or proxies heretofore given by the undersigned to vote at the Special Meeting or any adjournment or postponement thereof.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Proposal to approve the Agreement and Plan of Merger, dated as of March 14, 1997 (the "Merger Agreement"), by and among the Company, Vital Signs, Inc., a corporation organized under the laws of the State of New Jersey ("Vital Signs"), and VSI Acquisition Corporation, a corporation organized under the laws of the State of Colorado and a wholly-owned subsidiary of Vital Signs.

    [  ]  FOR           [  ]  ABSTAIN            [  ]  AGAINST












                     (continued, and to be signed and dated, on the other side)

If properly executed, this proxy will be voted in accordance with instructions appearing hereon and, at the discretion of the Proxies, as to any other matter that may properly come before the Special Meeting. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE MERGER AGREEMENT.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement (with all enclosures and attachments) dated June __, 1997, relating to the Special Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING.

Date:                                     , 1997
     -------------------------------------

------------------------------------------------

------------------------------------------------
(Signature(s) of Holder(s))

(By:)
     -------------------------------------------
(Please Print)

(Title:)
        ----------------------------------------
Please sign this proxy exactly as your name(s) appears on this card. Joint owners should each sign personally. An attorney, administrator, trustee, executor, guardian or other person signing in a representative capacity should indicate such capacity. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and such officer's capacity. An authorized signatory for a partnership should sign in partnership name and indicate the authorized person's name and title.


        I PLAN TO ATTEND THE SPECIAL MEETING:  [   ] YES    [   ] NO